Exhibit 10.1
AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS
BETWEEN
UNIGARD INSURANCE COMPANY,
a Wisconsin corporation,
AS SELLER
and
KBS SOR 156th AVENUE NORTHEAST,
a Delaware limited liability company
AS BUYER

INDEX

		Page(s)
I	SUMMARY AND DEFINITION OF BASIC TERMS		1
II	RECITALS		2
III	AGREEMENT		4
	1.	Purchase and Sale	4
	2.	Purchase Price	4
	3.	Escrow and Title	6
	4.	Condition of Property and Conditions Precedent to the Close of Escrow	6
	5.	Deliveries to Escrow Holder	9
	6.	Deliveries Upon Close of Escrow	11
	7.	Cost and Expenses	12
	8.	Prorations	13
	9.	Covenants of Seller	16
	10.	AS-IS Sale and Purchase	17
	11.	Seller's Representations and Warranties	20
	12.	Buyer's Representations and Warranties	23
	13.	Casualty and Condemnation	25
	14.	Notices	26
	15.	Broker Commissions	28
	16.	Default	28
	17.	Assignment	30
	18.	Miscellaneous	31
	19.	1031 Exchange	32
	20.	Confidentiality	32

QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale
(ii)

Page(s)
21.	Property Disclosures	30

EXHIBITS
Exhibit A    Legal Description
Exhibit B    Special Warranty Deed
Exhibit C    Transferor's Certification of Non-Foreign Status
Exhibit D    Assignment and Assumption of Leases
Exhibit E    Owner's Affidavit
Exhibit F    Assignment of Contracts and Assumption Agreement
Exhibit G    Bill of Sale
Exhibit H    General Assignment
Exhibit I    List of Leases
Exhibit J    List of Service Contracts
Exhibit K    List of Leasing Costs
Exhibit L    Escrow Wiring Instructions
Exhibit M    Form of Leaseback Lease
Exhibit N    Seller Disclosure Statement
Exhibit O    Tenant Notice Letter
Exhibit P    Schedule of Personal Property to be Conveyed and Retained
Exhibit Q    Title Commitment
Schedule 1    Disclosures

QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale
(iii)

AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS
(QBE Corporate Campus, Bellevue, Washington)
I
SUMMARY AND DEFINITION OF BASIC TERMS
This Agreement of Purchase and Sale and Joint Escrow Instructions (the “Agreement”), dated as of the Effective Date set forth in Section 1 of the Summary of Basic Terms, below, is made by and between KBS SOR 156TH AVENUE NORTHEAST, LLC, a Delaware limited liability company (“Buyer”), and UNIGARD INSURANCE COMPANY, a Wisconsin corporation (“Seller”). The terms set forth below shall have the meanings set forth below when used in the Agreement.

TERMS OF AGREEMENT (first reference in the Agreement)		DESCRIPTION
1.	Effective Date (Introductory Paragraph):	July 25, 2012.

2.	Buildings (Recital A):	The nine (9) buildings located on the Land situated in the City of Bellevue, County of King, State of Washington, and commonly known as “QBE Corporate Campus.”

3.	Brokers (Section 15):	Jones Lang LaSalle Brokerage, Inc. (“Seller’s Broker”)

4.	Buyer’s Notice Address (Section 14):
KBS SOR 156th Avenue Northeast, LLC
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attn: Brian Ragsdale
Telephone: (949) 797-0305
Fax: (949) 417-6518
E-Mail: bragsdale@kbs-ca.com

5.	Purchase Price (Section 2.1):	$78,700,000.00

QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

6.	Deposit (Section 2.1.1):	$3,800,000.00

7.	Escrow Holder and Escrow Holder’s Notice Address (Section 3):
Commonwealth Land Title Insurance Company
4100 Newport Place Drive, Suite 120
Newport Beach, CA 92660
Attn: Joy Eaton
Telephone: (949) 724-3145
Fax: (949) 271-5762
E-Mail: joyeaton@ltic.com
Escrow Number: 9260009-JBE

8.	Closing Date (Section 3.2):	The Closing shall occur on or before the date which is five (5) business days following the Effective Date of this Agreement.

9.	Title Company (Section 4.3.3)	Commonwealth Land Title Insurance Company 888 South Figueroa Street, Suite 2100 Los Angeles, CA 90017 Attn: Sean Cruz Telephone: (213) 330-3041 Fax: (213) 330-3081 E-Mail: scruz@ltic.com

10.	Seller’s Representative (Section 11.11):	Mr. Dennis Glinski

11.	Buyer’s Representative (Section 12.3)	Mr. Brian Ragsdale

12.	LOI	That certain “Letter of Intent - Unigard Office Park, Bellevue, Washington”, entered into between Buyer and Seller and dated as of June 19, 2012, as amended.

II
RECITALS
A.Seller owns those certain parcels of land more particularly described on Exhibit A attached hereto (collectively, the “Land”), which Land is improved with the Buildings.

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B.Seller desires to sell and convey to Buyer and Buyer desires to purchase and acquire from Seller all of Seller’s right, title and interest in and to the following:
i.The Land and all of Seller’s interest in all rights, privileges, easements and appurtenances benefiting the Land and/or the “Improvements,” as defined below, including, without limitation, Seller’s right, title and interest, if any, in, to and under (i) all minerals, oil, gas and other hydrocarbon substances on and under the “Real Property” (as defined below), as well as all zoning, excess floor area rights and development rights, air rights, water, water rights and water stock relating to the Real Property; (ii) rights in and to land lying in the bed of any highways, streets, roads or avenues and other public rights of way and rights of access thereto, open or proposed, in front of or adjoining any such parcel or any portion thereof, to the center line thereof, and all right, title and interest for damage to any such parcel and improvements or any portion thereof by reason of any change of grade of any street, and other rights pertaining to the Real Property; (iii) rights in and to strips and gores of land within or adjoining the Real Property; (iv) rights to utility connections and hook ups, and (v) any other easements, rights of way or other appurtenances, licenses, hereditaments and privileges used or connected with the beneficial use or enjoyment of the Land and/or the Improvements (the Land, the Improvements and all such rights, privileges, easements and appurtenances are sometimes collectively hereinafter referred to as the “Real Property”);
ii.The Buildings, associated parking and landscaped areas and all other improvements located on the Land (the “Improvements”);
iii.All leases, licenses and occupancy agreements covering the Land and Improvements, a list of which is attached hereto as Exhibit I (said leases and agreements, together with any and all amendments, modifications or supplements thereto, and any other leases entered into in accordance with the terms and provisions of this Agreement, are hereinafter referred to individually as a “Lease,” and collectively as the “Leases”), together with all guaranties ensuring performance of the obligations under the Leases and all prepaid rent, damage, escrow and security deposits under the Leases;
iv.The Contracts (as hereinafter defined);
v.All personal property, furniture, appliances, equipment, supplies and fixtures owned by Seller and located at the Real Property and used in connection with the management and operation of the Real Property (other than the Excluded Property, as defined below), including, without limitation, those items identified in Exhibit P (the “Personal Property”);
vi.It is acknowledged that the Personal Property does not include, and shall expressly exclude, the personal property owned by Seller and located at the Real

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Property, identified in Exhibit P as the personal property to be retained by Seller (the “Excluded Property”). Seller agrees that within thirty (30) days following the Closing, Seller shall remove the Excluded Property from all of the Buildings other than the Leaseback Building (as defined below). Seller and Buyer (at no cost, expense, liability or potential liability to Buyer) shall coordinate the removal of the Excluded Property, and Seller shall repair all damage caused thereby; and
vii.To the extent assignable, all of Seller’s interest in any intangible property used or useful in connection with the foregoing, contract rights, any warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy which benefit the Real Property, the Improvements, and/or the Personal Property, including without limitation any contract rights and warranties arising under construction contracts relating to the construction of the Improvements (the “Intangible Personal Property”), but specifically excluding any present or future claims of Seller against any third parties to the extent the same relate to any period of time occurring prior to the Closing. The Real Property, the Improvements, the Personal Property, the Contracts, Seller’s interest as lessor under the Leases, and the Intangible Personal Property are sometimes collectively hereinafter referred to as the “Property”.
C.Prior to the Effective Date, Buyer has had the opportunity to conduct all due diligence with regard to the Property (collectively, the “Due Diligence Investigations”), and is satisfied with the Due Diligence Investigations. Subject to Seller’s representations and warranties contained in this Agreement and in the Other Documents (as such term is defined in Section 16.4 below), Buyer agrees to purchase the Property in its “as-is,” “where-is,” “with all faults” condition.
III
AGREEMENT
NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows, and hereby instruct Escrow Holder as follows.
1.    Purchase and Sale. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property upon the terms and conditions set forth in this Agreement.
2.    Purchase Price.
2.1    Purchase Price. Buyer shall pay the Purchase Price for the Property as hereinafter provided in this Section 2.

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2.1.1    Deposit. The Effective Date shall be the date on which both Buyer and Seller have signed this Agreement. Within one (1) business day following the Effective Date, Buyer shall deliver to Escrow Holder the Deposit. The Deposit shall be deposited by Escrow Holder in an interest-bearing account at a federally insured institution as Escrow Holder, Seller and Buyer deem appropriate and consistent with the timing requirements of this Agreement. The interest thereon shall accrue to the benefit of the party receiving the Deposit pursuant to the terms of this Agreement and shall be part of the Deposit for all purposes under this Agreement, and Buyer and Seller hereby acknowledge that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity. Buyer agrees to provide its Federal Tax Identification Number to Escrow Holder upon the opening of Escrow. THE DEPOSIT SHALL BE NON-REFUNDABLE EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT. Unless this Agreement is terminated due to a default by Seller or as otherwise provided for in this Agreement, the Deposit shall be: (i) applied and credited toward payment of the Purchase Price at the “Closing” (as such term is defined in Section 3.2 below), or (ii) retained by Seller as liquidated damages pursuant to Section 16.2, below.
2.2    Cash Balance. On the Closing Date, Buyer shall deposit with Escrow Holder cash by means of a confirmed wire transfer through the Federal Reserve System in the amount of the balance of the Purchase Price plus or minus Buyer’s share of expenses and prorations as described in this Agreement (the “Cash Balance“).
2.3    Independent Consideration. Concurrently with the delivery of the Deposit, Buyer shall deliver to Seller, by means of a wire transfer, an amount equal to One Hundred and No/100 Dollars ($100.00) as independent consideration for Seller’s performance under this Agreement (the “Independent Consideration”), which shall be retained by Seller in all instances. The Independent Consideration is independent of any other consideration provided hereunder, shall be fully earned by Seller upon the Effective Date hereof, and is not refundable under any circumstances nor to be applied to the Purchase Price at Closing. Buyer and Seller expressly acknowledge and agree that (a) the Independent Consideration, plus Buyer’s agreement to pay the costs provided in this Agreement, has been bargained for as consideration for Seller’s execution and delivery of this Agreement, and (b) such consideration is adequate for all purposes under any applicable law or judicial decision.
2.4    Wire Instructions. For purposes of delivering the Deposit, the Cash Balance and any other funds to be delivered to Escrow Holder pursuant to the terms of this Agreement, Escrow Holder’s wire transfer instructions are set forth on Exhibit L attached hereto.

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2.5    Allocation of Purchase Price. The Purchase Price is allocated $78,660,000.00 for the Real Property and Improvements, and $40,000.00 for the Personal Property.
3.    Escrow.
3.1    Opening of Escrow. Buyer and Seller shall promptly deliver a fully executed copy of this Agreement to Escrow Holder and obtain Escrow Holder’s Joinder. The date of Escrow Holder’s receipt of a fully executed copy of this Agreement, as reflected by the date of its execution of the Joinder, is referred to as the “Opening of Escrow.” Seller and Buyer shall execute and deliver to Escrow Holder any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and close the transaction contemplated hereby, provided such instructions are consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement. Such supplementary instructions, together with the escrow instructions set forth in this Agreement, as they may be amended from time to time by the parties, shall collectively be referred to as the “Escrow Instructions.” The Escrow Instructions may be amended and supplemented by such standard terms and provisions as the Escrow Holder may request the parties hereto to execute; provided, however, that the parties hereto and Escrow Holder acknowledge and agree that in the event of a conflict between any provision of such standard terms and provisions supplied by the Escrow Holder and the Escrow Instructions, the Escrow Instructions shall prevail.
3.2    Close of Escrow/Closing. For purposes of this Agreement, the “Close of Escrow” or the “Closing” shall mean the date on which the “Deed” (as defined in Section 5.1.1, below) is recorded in the Official Records of the County where the Land is located (the “Official Records”). The Close of Escrow shall occur on the Closing Date.
4.    Condition of Property and Conditions Precedent to the Close of Escrow.
4.1    Condition of Property. The Property is being sold in an “AS IS” condition and “WITH ALL FAULTS” as of the date of this Agreement and of the Close of Escrow. Except for Seller’s representations and warranties expressly set forth in this Agreement and in the Other Documents, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of Seller as to the condition or repair of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for investigation, neither

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party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto. Other than the express representations and warranties of Seller contained in this Agreement and in the Other Documents, Seller makes no representations or warranties regarding the physical condition of the Property, including as to whether the Property contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same. Furthermore, and again other than the express representations and warranties of Seller contained in this Agreement and in the Other Documents, to the extent that Seller has provided to Buyer information from any inspection, engineering, or environmental reports, including but not limited to information concerning asbestos or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports. Buyer acknowledges that, except for Seller’s representations and warranties contained in this Agreement and in the Other Documents, Seller has requested Buyer to inspect fully the Property and investigate all matters relevant thereto and to rely upon the results of Buyer’s own inspections or other information obtained or otherwise available to Buyer, rather than any information that may have been provided by Seller to Buyer. Buyer waives and releases Seller from any present or future claims arising from or relating to the presence or alleged presence of asbestos or harmful or toxic substances in, on, under or about the Property including, without limitation, any claims under or on account of (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder, (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, or (iii) this Agreement or the common law. Notwithstanding anything to the contrary set forth in this Section 4.1, the foregoing release is not intended to and does not cover any Excluded Claims (as such term is defined in Section 10.1.5 below). The terms and provisions of this paragraph shall survive the Close of Escrow hereunder.
4.2    Contracts. Seller shall assign to Buyer, and Buyer shall assume at Closing the service contracts relating to the operation or maintenance of the Property listed on Exhibit J attached hereto (collectively, the “Contracts”); any service contracts not assumed by Buyer shall be terminated by Seller on or before the Closing. To the extent any service contracts that are to be terminated require the payment of a termination fee, Buyer shall pay such termination fees. To the extent any service contract that Buyer has elected not to assume cannot be terminated on or before the Closing (even with the payment of a termination fee), Buyer shall be obligated to either (i) assume such service contract, provide a termination notice and allow the contract to expire under the applicable terms of the contract, or (ii) pay the amounts due to the vendor for the remainder of the term of such contract and negotiate an early termination with no assumption by Buyer. Buyer specifically acknowledges that it shall be obligated to assume the elevator service contracts with Thyssen Elevator and Otis Elevator, respectively. Seller shall assign its rights and interests under the Contracts to Buyer at the Closing pursuant to the Assignment and

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Assumption of Contracts, in substantially the form attached hereto as Exhibit F and made a part hereof.
4.3    Conditions Precedent to Buyer’s Obligations. The Close of Escrow and Buyer’s obligations with respect to the transactions contemplated by this Agreement are subject to the timely satisfaction or waiver of the following conditions.
4.3.1    Seller’s Performance. Seller shall have duly performed, in all material respects, each of Seller’s obligations under this Agreement.
4.3.2    Accuracy of Representations and Warranties. On the Closing Date, all representations and warranties made by Seller in Section 11 shall be true and correct in all material respects as if made on and as of the Closing Date.
4.3.3    Issuance of Title Policy. Provided that (i) Buyer has obtained the Title Company’s commitment (the “Title Commitment”) to issue an ALTA owner’s policy of insurance insuring Buyer in the amount of the Purchase Price (the “Title Policy”), and delivered Seller a copy of the same prior to the Effective Date, and (ii) the requirements in such commitment for the issuance of the Title Policy are limited to payment and other standard closing requirements that pose no obligation upon Seller that is inconsistent with the other terms of this Agreement, then, and only if (i) and (ii) have occurred, at the time of the Closing, it shall be a condition that the Title Company shall be irrevocably committed to issue the Title Policy to Buyer at the Closing. The Title Commitment is attached to this Agreement as Exhibit Q.
4.3.4    No Material Change. As of the Closing Date, there shall have been no material adverse changes since the date of this Agreement in the operating condition of any building systems or equipment serving the Property.
4.4    Conditions Precedent to Seller’s Obligations. The Close of Escrow and Seller’s obligations with respect to the transactions contemplated by this Agreement are subject to the timely satisfaction or waiver of the following conditions: (i) Buyer shall have duly performed, in all material respects, each of Buyer’s obligations under this Agreement; and (ii) Buyer’s representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date. Without limitation of the foregoing, Buyer shall have timely delivered the Purchase Price pursuant to the provisions of Section 2 above. Except where Seller is in default of this Agreement or as otherwise provided for in this Agreement (in which case the Deposit will not be delivered to the Seller), if Buyer otherwise fails to complete the closing of this transaction in accordance with the terms and provisions of this Agreement (all of Buyer’s conditions precedent to Closing under Section 4.3 above having been satisfied or waived by Buyer), then (a) the Escrow Holder shall deliver the Deposit to Seller (plus interest accrued on the Deposit only while held by Escrow Holder) in accordance with Seller’s written instructions within five (5) business days following

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Seller’s delivery of a written notice to Buyer and Escrow Holder, (b) Buyer shall pay to Escrow Holder any escrow cancellation fees or charges, and (c) except for the provisions of this Agreement which expressly survive termination of the Agreement, the parties shall have no further rights or obligations to one another under this Agreement.
5.    Deliveries to Escrow Holder.
5.1    Seller’s Deliveries. Seller hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder at least one (1) business day prior to the Closing Date (or other date specified) the following instruments and documents, the delivery of each of which shall be a condition to the Close of Escrow:
5.1.1    Deed. A Special Warranty Deed (the “Deed”) in the form of Exhibit B attached hereto, duly executed and acknowledged in recordable form by Seller, conveying Seller’s interest in the Real Property to Buyer;
5.1.2    Real Estate Excise Tax Affidavit. A real estate excise tax affidavit (the “REETA”) in the form prescribed by law, properly completed and duly executed by Seller;
5.1.3    Non-Foreign Certifications. A Non-Foreign Certificate in the form of Exhibit C attached hereto (the “Tax Certificate”) duly executed by Seller;
5.1.4    Assignment and Assumption of Leases. Four (4) counterparts of the Assignment and Assumption of Leases (the “Lease Assignment”) in the form of Exhibit D attached hereto, duly executed by Seller, pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in, under and to the Leases, and Buyer shall assume all of Seller’s obligations arising from and after the Closing Date under the Leases;
5.1.5    Assignment and Assumption of Contracts. Four (4) counterparts of the Assignment and Assumption of Contracts (the “Assignment of Contracts”) in the form of Exhibit F attached hereto, duly executed by Seller, pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in, under and to the Contracts, and Buyer shall assume all of Seller’s obligations arising from and after the Closing Date under the Contracts;
5.1.6    Bill of Sale. Four (4) counterparts of a Bill of Sale (the “Bill of Sale”) in the form of Exhibit G attached hereto, duly executed by Seller, conveying Seller’s right, title and interest in and to the Personal Property to Buyer, together with the original titles to any motor vehicles listed on Exhibit P attached hereto that are titled or registered with the State of Washington Department of Motor Vehicles.

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5.1.7    General Assignment. Four (4) counterparts of a General Assignment (the “General Assignment”) in the form of Exhibit H attached hereto, duly executed by Seller;
5.1.8    Letters of Credit. In accordance with Section 8.5, below, such transfer documentation as may be necessary to transfer all tenant security deposits held by Seller under the Leases in the form of a letter of credit (the “Letters of Credit”) or any other non-cash form, together with all original Letters of Credit (the “LC Documentation”);
5.1.9    Tenant Letter. A letter in the form of Exhibit O attached hereto (the “Tenant Notice Letter”) signed by Seller addressed to the tenants (in accordance with the subject notification provisions under each applicable Lease) advising each tenant of the sale of the Property to Buyer, the transfer of the security deposit (if any) to Buyer, and directing that all future rent payments and other charges under the Leases be forwarded to Buyer at an address to be supplied by Buyer. In connection therewith, Escrow Holder shall cause each Tenant Notice Letter to be delivered in accordance with any closing instruction letter delivered by Buyer to the Escrow Holder at Closing; and
5.1.10    Owner’s Affidavit. An owner’s affidavit in the form attached hereto as Exhibit E;
5.1.11    Leaseback Lease. Four (4) counterparts of the Office Building Lease (“Leaseback Lease”) duly executed by Seller, in the form attached hereto as Exhibit M pursuant to which Seller shall lease the entirety of the Building located on the Real Property commonly known as "Building E" within QBE Corporate Campus in Bellevue, Washington (the "Leaseback Building");
5.1.12    Proof of Authority. Such proof of Seller’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller, as may be reasonably required by the Title Company;
5.1.13    Turnover. To the extent Seller is obligated under this Agreement to deliver the Personal Property and any materials, items or any other portion of the Property (e.g., keys, equipment manuals, on-site equipment, etc.) to Buyer as of the Closing, Seller shall do so either by (i) delivering the same directly to Buyer, or (ii) leaving such materials and items at the Property; provided, however, with respect to the Contracts and the Leases and any Lease-related files maintained by Seller, Seller shall, to the extent in the possession of Seller, any affiliate of Seller or Seller’s property manager, deliver originals of the same to Buyer upon the Closing; and

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5.2    Buyer’s Deliveries. Buyer hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder at least one (1) business day prior to the Closing Date (unless a different time period is specified below) the following funds, instruments and documents, the delivery of each of which shall be a condition to the Close of Escrow:
5.2.1    Buyer’s Funds. On the Closing Date, the balance of the Purchase Price (subject to any adjustments and prorations provided under this Agreement);
5.2.2    Real Estate Excise Tax Affidavit. The REETA described in Section 5.1.2, above, properly completed and duly executed by Buyer;
5.2.3    Lease Assignment. Four (4) counterparts of the Lease Assignment duly executed by Buyer;
5.2.4    Assignment of Contracts. Four (4) counterparts of the Assignment of Contracts duly executed by Buyer;
5.2.5    Bill of Sale. Four (4) counterparts of the Bill of Sale duly executed by Buyer, together with a consumer use tax return executed by Buyer;
5.2.6    General Assignment. Four (4) counterparts of the General Assignment duly executed by Buyer;
5.2.7    Leaseback Lease. Four (4) counterpart originals of the Leaseback Lease duly executed by Buyer; and
5.2.8    Proof of Authority. Such proof of Buyer’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer, as may be reasonably required by the Title Company.
5.3    Other Documents. Buyer and Seller agree to execute, acknowledge, and deliver all such further documentation as is reasonably necessary to fully carry out this Agreement and to consummate and effect the transactions as contemplated by this Agreement.
6.    Deliveries Upon Close of Escrow. When Buyer and Seller have satisfied their respective Closing obligations under Sections 5.1, 5.2, and 5.3 hereof and each of the conditions under Sections 4.3 and 4.4 hereof have either been satisfied or waived, Escrow Holder shall promptly undertake all of the following in the manner indicated and as more particularly instructed in Buyer’s and Seller’s closing instructions:

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6.1    Tax Filings. The Title Company shall file the information return for the sale of the Property required by Section 6045 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.
6.2    Prorations. Prorate all matters referenced in Section 8 based upon the statement delivered to Escrow Holder signed by the parties;
6.3    Recording. Cause the Deed (with real estate excise tax information to be affixed after recording), and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records;
6.4    Buyer Funds. Disburse from funds deposited by Buyer with Escrow Holder towards payment of all items and costs (including, without limitation, the Purchase Price) chargeable to the account of Buyer pursuant hereto in payment of such items and costs and disburse the balance of such funds, if any, to Buyer in accordance with any closing instruction letter delivered by Buyer to the Escrow Holder;
6.5    Funds. Deduct all items chargeable to the account of Seller pursuant to Section 7. If, as the result of the net prorations and credits pursuant to Section 8, amounts are to be charged to the account of Seller, deduct the total amount of such charges (unless Seller elects to deposit additional funds for such items with the Escrow Holder); and if amounts are to be credited to the account of Seller, disburse such amounts to Seller, or in accordance with Seller’s instructions, at Close of Escrow. Disburse the Purchase Price to Seller, or as otherwise directed by Seller, promptly upon the Close of Escrow in accordance with Seller’s wire transfer instructions;
6.6    Documents to Seller. Deliver to Seller two (2) fully executed and compiled, counterpart originals of the Lease Assignment, the Assignment of Contracts, the Bill of Sale, Leaseback Lease, and the General Assignment, and one (1) copy of the REETA executed by Buyer, the consumer use tax return executed by Buyer, and the conformed recorded copy of the Deed; and
6.7    Documents to Buyer. Deliver to Buyer an original of the Tax Certificate and Seller’s Closing Certificate, and two (2) fully executed and compiled, counterpart originals of the Lease Assignment (and any corresponding Letters of Credit and LC Documentation), Assignment of Contracts, Bill of Sale, Leaseback Lease, and General Assignment, and one (1) copy of the REETA executed by Seller, the consumer use tax return executed by Buyer, and a conformed recorded copy of the Deed.
7.    Costs and Expenses. Seller shall pay (i) the premium for the Title Policy, (ii) the cost of removing any Unpermitted Matters (as such term is defined in the LOI) from title which Seller has committed to remove under the LOI, (ii) all applicable real estate excise, transfer and

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documentary stamp taxes assessed by the applicable governmental entities (i.e., State, County and/or City), (iii) one-half (½) of Escrow Holder’s fee, and (iv) all legal and professional fees and costs of attorneys and other consultants and agents retained by Seller. Buyer shall pay through escrow (i) the costs of updating the existing survey, (ii) the consumer use tax due on the transfer of the Personal Property, (iii) the fee for the recording of the Deed, (iv) the additional premium for an ALTA extended coverage endorsement to the Title Policy and any other title endorsements requested by Buyer, (v) one-half (½) of Escrow Holder’s fee, and (vi) all costs and expenses related to the Due Diligence Investigations, and all legal and professional fees and costs of attorneys and other consultants and agents retained by Buyer.
8.    Prorations. The following prorations between Seller and Buyer shall be made by Escrow Holder computed as of the Close of Escrow (based on the periods to which they relate and are applicable, and regardless of when payable), in each instance based on either a three hundred sixty five (365) day year or, if applicable, the actual number of days in the calendar month in which the Closing occurs, with Buyer being deemed to be the owner of the Property on the Closing Date for purposes of such prorations:
8.1    Ad Valorem Taxes and Assessments. All real estate taxes, personal property taxes and assessments attributable to the Property will be prorated at Closing. Seller shall be charged with all such taxes up to, but not including, the Closing Date. If the applicable tax rate and assessments for the Property have not been established for the year in which Closing occurs, the proration of real estate and/or personal property taxes, as the case may be, will be based upon the rate and assessments for the preceding year. All taxes imposed because of a change of use of the Property after Closing will be paid by Buyer. Real property tax refunds and credits received after the Closing which are attributable to a fiscal tax year prior to the Closing shall belong to Seller, and those which are attributable to the fiscal tax year in which the Closing occurs shall be prorated based upon the date of Closing. Notwithstanding the foregoing, Buyer shall receive a credit at Closing in the amount of all accrued but unpaid taxes and delinquent taxes, if any, applicable to the Property for the period prior to the Closing.
8.2    Excise Taxes Attributable to Real Property. Seller will be responsible for the payment of all real estate excise, transfer and documentary stamp taxes imposed with respect to the conveyance of the real property contemplated by this Agreement and will indemnify and hold Buyer harmless from the payment of such taxes.
8.3    Excise, Transfer, Sales and Consumer Use Taxes Attributable to Personal Property. Buyer will be responsible for the payment of all excise, transfer, sale and consumer use taxes imposed with respect to the conveyance of the Personal Property contemplated by this Agreement and will indemnify and hold Seller harmless from the payment of such taxes.
8.4    Lease Rentals. All non-delinquent rents (including all accrued tax and operating expense pass-throughs), charges and revenue of any kind receivable from the Leases

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will be prorated at Closing. Seller will receive all rents (including all accrued tax and operating expense pass-throughs), charges and other revenue of any kind receivable from the Leases attributable to periods up to, but not including, the Closing Date, and Buyer will receive all rents (including all accrued tax and operating expense pass-throughs), charges and other revenue of any kind receivable from the Leases attributable to periods from and after the Closing Date. No proration will be made with respect to any delinquent rents of any kind receivable from the Leases for any period before Closing. All amounts collected by Buyer subsequent to Closing relating to delinquent rents will be promptly remitted to Seller; provided, however, all rents received by Buyer after Closing from a tenant that is delinquent with respect to a period prior to the Closing will be applied first to any current rental obligations for such tenant for a current rental period following the Closing, second to the rental obligations for such tenant for the rental period in which the Closing occurred and third to satisfy delinquent rental obligations for such tenant for any period before Closing. Buyer shall use commercially reasonable good faith efforts for six (6) months after the Closing to collect all rents in the usual course of Buyer’s operation of the Property, but Buyer will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. Seller will retain all ownership rights relating to any such delinquent rents; if Buyer has not collected the same within six (6) months from the Closing Date, then Seller may take such action as it deems reasonably necessary to collect such delinquent rents to the extent such actions do not interfere with tenant’s tenancies. After expiration of such six (6) month period, all amounts (accounts receivables, rents, or otherwise) received by Buyer shall belong to Buyer unless the payment of any such amount (or the correspondence accompanying such payment) specifically states that it is specifically for satisfaction of amounts attributable to a period prior to the Closing Date. Notwithstanding the foregoing, if any of such operating expenses and other charges and expenses are payable by tenants under the Leases (collectively, the “Tenant Charges”) on an estimated basis for which a future reconciliation of actual Tenant Charges to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall make an adjustment at the Closing for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Tenant Charges to date compared to the estimated payments made under the Leases for such reconciliation period(s). If, as of the Closing, and based on such comparison, Seller has received additional rent payments in excess of the amount that it is anticipated tenants will be required to pay, based on the actual Tenant Charges to date, Buyer shall receive a credit in the amount of such estimated overpayment. If, as of the Closing, and based on such comparison, Seller has received additional rent payments that are less than the amount that tenants would be required to pay based on the actual Tenant Charges to date, Seller shall receive a credit in the amount of such estimated underpayment. Each of Buyer and Seller shall deliver to the other party any amounts owed to such party within thirty (30) days after any future reconciliation of actual Tenant Charges to estimated payments.
8.5    Security Deposits. Buyer shall be credited at Closing for the amount of all security deposits provided for under the Leases. Unless and until this Agreement is terminated,

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Seller shall not apply any security deposits to any obligations under the Leases. With respect to any security deposits that are held in the form of Letters of Credit or any form other than cash, then at least one (1) business day prior to the Closing, Seller shall (i) execute and deliver to Escrow Holder such original assignment and/or transfer documentation as may be necessary to effect the transfer of each Letter of Credit or other non-cash security deposit to Buyer, and (ii) deliver to Escrow Holder the originals of such Letters of Credit or other applicable documents. Seller shall be responsible for the amount of any transfer fees required to be paid by landlord under such Letters of Credit.
8.6    Operating Expenses. All utility service charges for electricity, heat and air conditioning service, other utilities, elevator maintenance, common area maintenance, taxes other than real estate taxes such as rental taxes, other expenses incurred in operating the Property that Seller customarily pays and that are not paid by the tenants directly, and any other costs incurred in the ordinary course of business or the management and operation of the Property not so paid by tenants, shall be prorated on an accrual basis. Seller shall pay all such expenses that accrue prior to the Close of Escrow and Buyer shall pay all such expenses accruing on the Close of Escrow and thereafter. Seller and Buyer shall attempt to obtain billings and meter readings as of the Close of Escrow to aid in such prorations, and if Seller and Buyer are unable to obtain meter readings as of the Close of Escrow, the adjustments shall be made based on the most recent utility bills using commercially reasonable assumptions. The parties expressly waive their right under RCW 60.80 to require Escrow Holder to satisfy unpaid utility charges out of funds deposited with the Escrow Holder. Buyer shall contact all utility providers prior to Closing and arrange for the transfer of all such utilities into Buyer’s name as of the date of Closing. Buyer shall be responsible for the posting of all required deposits with such utility providers, and Seller shall be entitled to a return of all current deposits by such utility providers to the extent held by such utility providers.
8.7    Leasing Costs. Buyer shall be responsible for the costs of any remaining tenant improvement work or allowances (including, but not limited to, any allowances which may be converted to a credit against rent), free rent, third-party leasing commissions and other leasing costs (collectively, the “Leasing Costs”) relating to the Leases as set forth on Exhibit K attached hereto. Seller hereby represents to Buyer that, to Seller’s actual knowledge, the Leasing Costs listed on Exhibit K attached hereto constitute all of the Leasing Costs for the Property. Buyer shall be entitled to a credit at the Closing in the amount of the outstanding tenant improvement allowances constituting a portion of the Leasing Costs as indicated on said Exhibit K. Following the Closing Buyer shall assume and be responsible for the payment (or granting of rent credits) of all such Leasing Costs (including, the free rent amount payable under the EMC lease for the Original Premises (as such term is defined in the EMC lease) for the months of January 1, 2014 - March 31, 2014), and Buyer shall indemnify and defend Seller for the failure to pay such Leasing Costs.

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8.8    Contracts. Amounts paid or payable under the Contracts shall be prorated effective as of the Close of Escrow. Seller shall be responsible for all charges for the period prior to the Close of Escrow and Buyer shall pay and be responsible for all charges for the period beginning on the date of the Close of Escrow and continuing thereafter. Buyer shall indemnify and defend Seller for any failure of Buyer to pay amounts due under a Contract first accruing and applicable to periods from and after the Close of Escrow, and Seller shall indemnify and defend Buyer for any failure of Seller to pay amounts due under a Contract for periods first accruing and applicable to periods before the Close of Escrow.
8.9    Proration Statement. At least two (2) business days prior to the Close of Escrow, the parties shall agree upon all of the prorations, adjustments, purchase price adjustments and other allocations to be made and submit a statement to Escrow Holder setting forth the same. In the event that any prorations, apportionments or computations made under this Section 8 shall require final adjustment, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same, but in no event shall such final adjustment occur later than one hundred eighty (180) days following the Close of Escrow. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto within fifteen (15) business days after written request. The provisions of this Section 8 shall survive the Close of Escrow. Any costs or charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in King County, Washington.
8.10    Purpose and Intent. Except as expressly provided herein, the purpose and intent as to the provisions of prorations and apportionments set forth in this Section 8 and elsewhere in this Agreement is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight at the end of the day preceding the Closing and Buyer shall bear all such expenses and receive all such income accruing thereafter.
9.    Covenants of Seller. Seller hereby covenants with Buyer, as follows:
9.1    Contracts. Prior to the Closing, Seller shall not enter into any new Contracts or any amendments or modifications to the existing Contracts (collectively, “New Contracts’) without obtaining Buyer’s written consent, which consent may be withheld in Buyer’s sole discretion. Notwithstanding the foregoing, in an emergency situation, Seller shall be entitled to enter into a New Contract without Buyer’s consent provided such New Contract is at a market rate and is terminable without cause and without penalty on not more than thirty (30) days’ notice, and Seller shall, within three (3) business days of entering into such emergency New Contract, provide written notice to Buyer of such New Contract (which notice shall be accompanied by a copy of the New Contract). Without limiting the generality of the foregoing,

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Seller will provide Buyer with copies of all New Contracts. Any New Contract shall be included in the Contracts to be assigned and assumed at Closing.
9.2    Leases. Seller shall not enter into any new Leases or any terminations, amendments or any extensions of existing Leases (collectively, “New Leases”) without obtaining Buyer’s written consent, which consent may be withheld in Buyer’s sole discretion. Without limiting the generality of the foregoing, Seller will provide Buyer with copies of any and all New Leases as well as all corresponding proposals and/or letters of intent in connection with any actual or prospective New Lease upon the delivery or receipt thereof.
9.3    Operation in the Ordinary Course. Subject to Sections 9.1 and 9.2 above, from the date of this Agreement until the Close of Escrow, Seller shall (i) operate and manage the Property in the ordinary course and consistent with Seller’s past practices, and in accordance with all applicable laws, ordinances, rules and regulations affecting the Property, (ii) maintain all present services and amenities, (iii) subject to Section 13, below, maintain the Property in good condition, repair and working order (but Seller shall not be required to make capital improvements), (iv) keep on hand sufficient materials, supplies, equipment and other personal property for the efficient operation and management of the Property, (v) perform when due, and otherwise comply with, all of Seller’s obligations and duties under the Leases and Contracts, (vi) maintain all present policies of insurance, (vii) not alienate, lien, encumber or otherwise transfer all or any interest in the Property (other than to Buyer at the Close of Escrow), (viii) not market, solicit, negotiate, or enter into any agreement with any party other than Buyer for the sale or transfer of any interest in the Property, (viii) promptly deliver to Buyer any notices it may hereafter receive from time to time that, if not delivered to Buyer, would cause the representations and warranties set forth in Section 11 herein to be untrue if made after Seller’s receipt of any such notices, and (ix) to the extent any executed tenant estoppels have not been obtained, continue in good faith to obtain executed tenant estoppels from all the tenants of the Property in accordance with the terms and provisions of the LOI, provided, however, the delivery of the same shall not be a condition to Closing. None of the Personal Property (other than the Excluded Property) shall be removed from the Real Property. All Personal Property and Intangible Personal Property shall be conveyed to Buyer by Seller at the Close of Escrow free from any liens, encumbrances or security interests of any kind or nature. In addition, Seller shall use commercially reasonable efforts to cause all Tenants to perform their respective maintenance and operation obligations with respect to their respective premises at the Property.
10.    AS-IS Sale and Purchase. Buyer acknowledges, by its initials as set forth below, that the provisions of this Section 10 have been required by Seller as a material inducement to enter into the contemplated transactions, and the intent and effect of such provisions have been explained to Buyer by Buyer’s counsel and have been understood and agreed to by Buyer.

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10.1    Buyer’s Acknowledgment. As a material inducement to Seller to enter into this Agreement and to convey the Property to Buyer, Buyer hereby acknowledges and agrees that:
10.1.1    AS-IS. Except as otherwise expressly set forth in this Agreement, and subject to Seller’s representation and warranties set forth in this Agreement and in the Other Documents, Buyer is purchasing the Property in its existing condition, “AS-IS, WHERE-IS, WITH ALL FAULTS,” and upon the Closing Date has made or has waived all inspections and investigations of the Property and its vicinity which Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property.

/s/ DES
Buyer's Initials
10.1.2    No Representations. Other than the express representations and warranties of Seller contained in this Agreement and in the Other Documents, neither Seller, nor any person or entity acting by or on behalf of Seller, nor any member, partner, officer, director, employee, agent, affiliate, successor or assign of Seller (collectively, the “Seller Group”) has made any representation, warranty, inducement, promise, agreement, assurance or statement, oral or written, of any kind to Buyer upon which Buyer is relying, or in connection with which Buyer has made or will make any decisions concerning the Property or its vicinity including, without limitation, its use, condition, value, compliance with “Governmental Regulations,” as that term is defined below, existence or absence of “Hazardous Substances,” as that term is defined below, or the permissibility, feasibility, or convertibility of all or any portion of the Property for any particular use or purpose, including, without limitation, its present or future prospects for sale, lease, development, occupancy or suitability as security for financing. As used in this Agreement, the following definitions shall apply: (i) the term “Governmental Regulations” means any laws (including “Environmental Laws,” as that term is defined below), ordinances, rules, requirements, resolutions, policy statements and regulations (including, without limitation, those relating to land use, subdivision, zoning, Hazardous Substances, occupational health and safety, handicapped access, water, earthquake hazard reduction, and building and fire codes) of any governmental or quasi-governmental body or agency claiming jurisdiction over the Property; (ii) Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, whether statutory or common law, as amended from time to time, and all federal and state court decisions, consent decrees and orders interpreting or enforcing any of the foregoing, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., and the Clean Water Act, 33 U.S.C. § 1251, et seq. and the Model Toxics Control Act, RCW Chapter

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70.105D; and (iii) “Hazardous Substances” shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum-based products and petroleum additives and derived substances, lead-based paint, mold, fungi or bacterial matter, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.

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Buyer's Initials
10.1.3    No Implied Warranties. Excluding any representation or warranty expressly set forth in this Agreement and in the Other Documents, Seller hereby specifically disclaims: (a) all warranties implied by law arising out of or with respect to the execution of this Agreement, any aspect or element of the Property, or the performance of Seller’s obligations hereunder including, without limitation, all implied warranties of merchantability, habitability and/or fitness for a particular purpose; and (b) any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning (i) the nature and condition of the Property or other items conveyed hereunder, including, without limitation, the water, soil, and geology, the suitability thereof and of the Property or other items conveyed hereunder for development or for any and all other activities and uses which Buyer may elect to conduct thereon, the existence of any environmental hazards or conditions thereon (including but not limited to the presence of asbestos or other Hazardous Substances) or compliance with applicable Environmental Laws; (ii) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; and (iii) the compliance of the property or other items conveyed hereunder or its operation with any Governmental Regulations.

/s/ DES
Buyer's Initials
10.1.4    Information Supplied by Seller. Buyer specifically acknowledges and agrees that, except for Seller’s representations and warranties expressly contained in this Agreement and in the Other Documents, the Seller has made no representation or warranty of any nature concerning the accuracy or completeness of any documents delivered or made available for inspection by Seller to Buyer, and that Buyer has undertaken such inspections of the Property as Buyer deems necessary and appropriate and that, except for Seller’s representations and warranties expressly contained in this Agreement and in the Other Documents, Buyer is relying solely upon such investigations and not on any documents, materials, or other information provided to Buyer by or on behalf of Seller. As to any documents, materials, or other information provided to Buyer by or on behalf of Seller, Buyer specifically acknowledges

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that they have been prepared by third parties with whom Buyer has no privity and Buyer acknowledges and agrees that, except for Seller’s representations and warranties expressly contained in this Agreement and in the Other Documents, no warranty or representation, express or implied, has been made, nor shall any be deemed to have been made, to Buyer with respect thereto, either by the Seller Group or by any third parties that prepared the same.

/s/ DES
BUYER’S INITIALS
10.1.5    Release. As of the Close of Escrow, Buyer and the Buyer Parties hereby fully and irrevocably release each member of the Seller Group from any and all claims that the Buyer Parties may have or thereafter acquire against any member of the Seller Group for any cost, loss, liability, damage, expense, demand, action or cause of action (“Claims”) arising from or related to any matter of any nature relating to, and condition of, the Property including any latent or patent construction defects, errors or omissions, compliance with law matters, Hazardous Substances and other environmental matters within, under or upon, or in the vicinity of the Property, any statutory or common law right Buyer may have to receive disclosures from Seller, including, without limitation, any disclosures as to the Property’s location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the need to obtain flood insurance, the certification of water heater bracing and/or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use or operation, or any portion thereof. This release includes Claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist in its favor which, if known by Buyer, would materially affect Buyer’s release of the Seller Group.
Notwithstanding anything to the contrary set forth in this Section 10.1.5, the foregoing release is not intended to and does not cover (i) any Claims arising from a breach of any Seller’s covenants, representations or warranties set forth in this Agreement or in the Other Documents, (ii) any Claims arising from any other breach by Seller of an express obligation of Seller under this Agreement or the Other Documents which by its terms expressly survives the Close of Escrow, or (iii) any Claims arising from Seller’s fraud (herein collectively the “Excluded Claims”).
11.    Seller’s Representations and Warranties. Seller represents and warrants to Buyer as of the date of this Agreement and as of the Closing, as follows:
11.1    Formation; Authority. Seller is duly formed, validly existing, and in good standing under laws of the state of its formation. Seller has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained, whether relating to

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Seller’s internal consent and approval procedures, or relating to any such consents and approvals required by third parties (e.g., vendors under Contracts, etc.). All requisite action has been taken by Seller in connection with the entering into of this Agreement and the instruments referenced herein and the consummation of the transactions contemplated hereby. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof.
11.2    No Conflict.  Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party.
11.3    Bankruptcy Matters. Seller hereby represents and warrants that it has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors, suffered the appointment of a receiver to take possession of substantially all of Seller’s assets, suffered the attachment or other judicial seizure of substantially all of Seller’s assets, admitted Seller’s inability to pay Seller’s debts as they come due, or made an offer of settlement, extension or composition to Seller’s creditors generally.
11.4    Prohibited Persons and Transactions.  Seller is not now, nor shall it be at any time become, an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders (including, the September 24, 2002, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism) and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC “Specially Designated Nationals

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and Blocked Persons”) or otherwise. Seller will not engage in any dealing or transaction or be otherwise associated with such Specially Designated Nationals and Blocked Persons.
11.5    Leases. Other than the Leases (listed on Exhibit I attached hereto), Seller is not currently a party to any other leases, licenses or other similar occupancy agreements with respect to the leasing or occupancy of the Property. As of the Effective Date, to Seller’s knowledge (except as set forth on Schedule 1 attached hereto), Seller has not received any written notice of default of Seller under the Leases and there are no (i) landlord or Tenant defaults of obligations under the Leases, nor (ii) events that have occurred which, with the passage of time, would cause an event of default by landlord or any Tenant under the Leases. Seller has provided its consent to the one sublease listed on Exhibit I. To Seller’s knowledge there is no open or ongoing audit with respect to rents and no such audit has been requested by any of the tenants under the Leases.
11.6    Code Compliance. To Seller’s knowledge (except as set forth on Schedule 1 attached hereto), Seller has not received any written notice from any governmental agency that the Property or any condition existing thereon or any present use thereof violates any law or regulations applicable to the Property, including, without limitation, any violations relating to environmental matters affecting the Property.
11.7    Litigation. To Seller’s knowledge (except as set forth on Schedule 1 attached hereto), there is no litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending or threatened in writing against or involving Seller relating to the Property or any part thereof, including, but not limited to, any condemnation action relating to the Property or any part thereof.
11.8    Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.
11.9    Contracts. There are not any Contracts or contracts or agreements of any type pertaining to the Property, the obligation or liability for which Buyer or the Property could be liable after the Closing, except for the Contracts listed on Exhibit J attached hereto.
11.10    Seller’s Knowledge. Whenever phrases such as “to Seller’s knowledge” or “Seller has no knowledge” or similar phrases are used in the foregoing representations and warranties, they will be deemed to refer exclusively to matters within the current actual (as opposed to constructive) knowledge of the Seller’s Representative, whom Seller represents is the most knowledgeable person with respect to the matters covered by Seller’s representations and warranties. No duty of inquiry or investigation on the part of Seller or Seller’s Representative will be required or implied by the making of any representation or warranty which is so limited

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to matters within Seller’s actual knowledge, and in no event shall Seller’s Representative have any personal liability therefor.
11.11    Survival. All of the foregoing representations and warranties of Seller will survive Closing for a period of one (1) year after the Closing Date. No claim for a breach of any representation or warranty of Seller will be actionable or payable if (i) Buyer does not notify Seller in writing of such breach and commence a “legal action” thereon within said one (1) year period, or (ii) the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Buyer prior to Closing. Notwithstanding any provision to the contrary set forth herein, the indemnities set forth in the Lease Assignment shall not be subject to the survival period set forth in this Section 11.11.
11.12    Patriot Act. To Seller’s knowledge, Seller is in compliance with any and all applicable provisions of the Patriot Act (as such term is defined in Section 12.5 below).
12.    Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as of the date of this Agreement as follows:
12.1    Formation; Authority. Buyer is duly formed, validly existing and in good standing under the laws of the state of its formation. Buyer has full power and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby. All requisite action has been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transactions contemplated hereby. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof.
12.2    No Conflict.  Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party.
12.3    OFAC. Neither Buyer nor any Person who owns a direct interest in Buyer (collectively, a “Buyer Party”) is now nor shall be at any time until Closing a Person with whom a U.S. Person (including a Financial Institution) is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive

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orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.
12.4    Buyer’s Funds. Buyer has taken, and shall continue to take until Closing, such measures as are required by law to assure that the funds used to pay to Seller the Purchase Price are derived (i) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.
12.5    Patriot Act. To Buyer’s knowledge, neither Buyer nor any Buyer Party, nor any Person providing funds to Buyer (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. For purposes of this Agreement, the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957. To Buyer’s knowledge, Buyer is in compliance with any and all applicable provisions of the Patriot Act.
12.6    Buyer’s Knowledge. Seller acknowledges and agrees that each of Buyer’s representations and warranties contained in this Agreement are and shall be deemed to be qualified by Buyer’s Knowledge. As used herein “Buyer’s Knowledge” or any phrase of like meaning shall be deemed to mean the actual conscious knowledge of Buyer’s Representative. In no event shall Buyer’s Representative be personally liable or responsible with respect to any of the matters contemplated under this Agreement.

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13.    Casualty and Condemnation.
13.1    Material Casualty. In the event that prior to the Close of Escrow a “material portion” of the Real Property is destroyed or materially damaged, Buyer shall have the right, exercisable by giving written notice to Seller within ten (10) days after receipt of written notice of such damage or destruction, either (i) to terminate this Agreement in which event the Deposit and all interest accrued thereon shall be immediately returned to Buyer, any other money or documents with the Escrow Holder shall be returned to the party depositing the same, or (ii) to accept the Real Property in its then condition and to proceed with the consummation of the transaction contemplated by this Agreement, with an abatement or reduction in the Purchase Price in the amount of any deductible for the applicable insurance coverage plus the amount of the uninsured portion of such damage, if any, and to receive an assignment of all of Seller’s rights to any insurance proceeds payable by reason of such damage or destruction. If Buyer elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Buyer’s prior written consent, which may be withheld in Buyer’s sole discretion.
13.2    Non‑Material Casualty. In the event that prior to the Close of Escrow a non‑material portion of the Real Property is damaged or destroyed, Buyer shall accept the Real Property in its then condition and proceed with the consummation of the transaction contemplated by this Agreement, with an abatement or reduction in the Purchase Price in the amount of any deductible for the applicable insurance coverage plus the amount of the uninsured portion of such damage, if any, and receive an assignment of all of Seller’s rights to any insurance proceeds payable by reason of such damage or destruction. In the event of any such non-material casualty Seller shall not compromise, settle or adjust any claims to such proceeds without Buyer’s prior written consent, which may be withheld in Buyer’s sole discretion.
13.3    Material Condemnation. In the event that prior to the Close of Escrow, all or any material portion of the Real Property is subject to a taking by a public or governmental authority, Buyer shall have the right, exercisable by giving written notice to Seller within ten (10) days after receiving written notice of such taking, either (i) to terminate this Agreement, in which event the Deposit and all interest accrued thereon shall be immediately returned to Buyer, any other money or documents with the Escrow Holder shall be returned to the party depositing the same, and (ii) to accept the Real Property in its then condition, without a reduction in the Purchase Price, and to receive an assignment of all of Seller’s rights to any condemnation award or proceeds payable by reason of such taking. If Buyer elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such award without Buyer’s prior written consent, which may be withheld in Buyer’s sole discretion.
13.4    Non‑Material Condemnation. In the event that prior to the Close of Escrow, any non-material portion of the Real Property is subject to a taking by any public or

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governmental authority, Buyer shall accept the Real Property in its then condition and proceed with the consummation of the transaction contemplated by this Agreement, in which event Buyer shall be entitled to an assignment of all of Seller’s rights to any award or proceeds payable in connection with such taking. In the event of any such non-material taking, Seller shall not compromise, settle or adjust any claims to such award without Buyer’s prior written consent, which may be withheld in Buyer’s sole discretion.
13.5    Materiality Standard. For purposes of this Section 13, damage to the Real Property or a taking of a portion thereof shall be deemed to involve a material portion thereof if (a) the estimated cost of restoration or repair, as estimated by Buyer and Seller in their reasonable discretion, of such damage or the amount of the condemnation award with respect to such taking shall exceed five percent (5%) of the Purchase Price, (b) such damage or taking causes access to or parking on the Real Property to be materially adversely affected, (c) such damage or taking results in the Real Property violating any laws or failing to comply with zoning or any covenants, conditions or restrictions affecting the Real Property, (d) such damage or taking entitles any tenant to terminate its Lease or abate rent, or (e) with respect to any casualty, there is any damage which is not fully insured and for which Buyer will not receive, at Seller’s election, a credit in the amount of the uninsured portion of such damage upon the Closing.
13.6    Notice of Casualty and Condemnation. Seller agrees to give Buyer prompt written notice of any taking of, proposed taking of, damage to or destruction of the Real Property.
14.    Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, “Notices”) shall be in writing and may be given personally or by Federal Express (or other reputable overnight delivery service) as follows:

To Seller:
Unigard Insurance Company
c/o QBE Americas, Inc.
One General Drive
Sun Prairie, WI 53596
Attn: Dennis R. Glinski
Vice President - Corporate Real Estate and Facilities QBE
North America
Telephone No.: (608) 834-3845
Email: dennis.glinski@us.qbe.com

and

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Unigard Insurance Company
c/o QBE Americas, Inc.
One General Drive
Sun Prairie, WI 53596
Attn: Judith L. Zelhofer
Assistant General Counsel - Corporate Legal Services
Telephone No.: (608) 825-5916
Email: judy.zelhofer@us.qbe.com

To Buyer:	At Buyer’s Notice Address set forth in the Summary and Definition of Basic Terms.

With a copy to:	KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attn: Jim Chiboucas, Esq. Telephone: (949) 417-6555 E-Mail: jchiboucas@kbsrealty.com

And:	Greenberg Traurig 3161 Michelson Drive, Suite 1000 Irvine, CA 92612 Attn: Scott Morehouse Telephone: (949) 732-6671 E-Mail: morehouses@gtlaw.com

To Escrow Holder:	At Escrow Holder’s Address set forth in the Summary and Definition of Basic Terms.
or to such other address or such other person as the addressee party shall have last designated by notice to the other party. Any Notice will be deemed given on the date of receipted delivery, the date of refusal to accept delivery, or when delivery is first attempted but cannot be made due to a change of address for which no Notice was given. Notwithstanding the foregoing, to the extent a Notice is (i) delivered via electronic mail, and (ii) the original of which is delivered personally or via overnight delivery service as identified hereinabove, then such Notice shall be deemed given upon the date of transmission of such e-mail. In any event, the party delivering the Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail (provided that such email notice shall not constitute a formal notice under the terms of this Section 14). Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party.

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15.    Broker Commissions. Upon the Close of Escrow, Seller shall pay a real estate brokerage commission to Seller’s Broker with respect to this Agreement in accordance with Seller’s separate agreement with Seller’s Broker, and Seller hereby agrees to indemnify, defend and hold Buyer free and harmless from and against any and all commissions or claims Seller’s Broker may assert in connection with the transactions contemplated by this Agreement. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no other broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions. In the event of any additional claims for brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation of this Agreement, then as a covenant which shall survive the termination of this Agreement or the Close of Escrow, Buyer shall indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer, and Seller shall indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.
16.    Default.
16.1    Default by Seller. In the event that Seller fails to perform any of the material covenants or agreements contained herein which are to be performed by Seller, Buyer may, at its option and as its exclusive remedy, either (i) terminate this Agreement by giving written notice of termination to Seller whereupon Escrow Holder will return to Buyer the Deposit and both Buyer and Seller will be relieved of any further obligations or liabilities hereunder, except for those obligations which expressly survive any termination hereof, or (ii) seek specific performance of this Agreement. If Buyer elects the remedy in subsection (ii) above, Buyer must commence and file such specific performance action in the appropriate court not later than thirty (30) days following the Closing Date. Except as specifically set forth in this Section 16.1, Buyer does hereby specifically waive any right to pursue any other remedy at law or equity for such default of Seller, including, without limitation, any right to seek, claim or obtain damages, punitive damages or consequential damages.
16.2    Default by Buyer. IN THE EVENT THE CLOSE OF ESCROW DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF BUYER NOT COMPLETING THE PURCHASE OF THE PROPERTY WHEN IT IS OBLIGATED TO DO SO UNDER THE TERMS AND PROVISIONS OF THIS AGREEMENT AND PROVIDED SELLER IS NOT OTHERWISE IN DEFAULT, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY WHEN IT IS OBLIGATED TO DO SO

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UNDER THE TERMS AND PROVISIONS OF THIS AGREEMENT IS AND SHALL BE AN AMOUNT EQUAL TO THE DEPOSIT, TOGETHER WITH THE ACCRUED INTEREST THEREON; AND, AS SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), SAID AMOUNT SHALL BE DISBURSED TO SELLER AS THE FULL, AGREED AND LIQUIDATED DAMAGES FOR A BREACH OF THIS AGREEMENT BY BUYER WHICH RESULTS IN THE CLOSE OF ESCROW NOT OCCURRING IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THIS AGREEMENT, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES IN RESPECT OF BUYER’S BREACH OF THIS AGREEMENT BEING HEREIN EXPRESSLY WAIVED BY SELLER. SUCH PAYMENT OF THE DEPOSIT IS NOT INTENDED AS A PENALTY, BUT AS FULL LIQUIDATED DAMAGES. NOTHING CONTAINED IN THIS SECTION SHALL LIMIT SELLER’S RIGHT TO RECEIVE REIMBURSEMENT FOR COSTS AND EXPENSES PURSUANT TO SECTION 18.5 BELOW, NOR WAIVE OR AFFECT BUYER’S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS. THE PARTIES ACKNOWLEDGE THAT THIS PROVISION IS INTENDED TO SATISFY THE REQUIREMENTS OF RCW 64.04.005(1).

/s/ JS	/s/ DES
SELLER’S INITIALS	BUYER’S INITIALS
16.3    Indemnities; Defaults after Closing or Termination. The limitations on the parties’ remedies set forth in Sections 16.1 and 16.2, above, will not be deemed to prohibit either party from (i) specifically seeking indemnification from the other for any matter with respect to which such other party has agreed hereunder to provide indemnification, or from seeking damages from such other party in the event it fails or refuses to provide such indemnification; (ii) subject to the terms, conditions and limitations of this Agreement, seeking damages incurred during the period of time after Closing that a representation or warranty given as of the Closing Date by the other party hereunder survives Closing, for the other party’s breach of such representation or warranty discovered after such Closing; or (iii) subject to the terms, conditions and limitations of this Agreement, seeking damages or such equitable relief as may be available for the other party’s failure to perform after any termination of this Agreement any obligation hereunder which expressly survives such termination; provided, however, that in no event whatsoever will either party be entitled to recover from the other any punitive, consequential or speculative damages.

/s/ JS	/s/ DES
SELLER’S INITIALS	BUYER’S INITIALS
16.4    Limited Liability. Notwithstanding anything to the contrary herein, Buyer on its own behalf and on behalf of its agents, members, partners, employees, representatives, officers, directors, agents, related and affiliated entities, successors and assigns (collectively, the

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“Buyer Parties”) hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Seller have any personal liability under this Agreement. Seller on its own behalf and on behalf of its agents, members, partners, employees, representatives, related and affiliated entities, successors and assigns hereby agrees that in no event or circumstance shall any of the Buyer Parties have any personal liability under this Agreement. Notwithstanding anything to the contrary contained herein: (i) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer (including, without limitation, for any breach of any representation, warranty and/or covenant of Seller) under this Agreement or any documents executed pursuant hereto or in connection herewith, including, without limitation, the Exhibits attached hereto (collectively, the “Other Documents”) shall, under no circumstances whatsoever, exceed One Million Nine Hundred Sixty Seven Thousand Five Hundred and 00/100 Dollars ($1,967,500.00) (the “CAP Amount”); and (ii) no claim by Buyer alleging a breach by Seller of any representation, warranty and/or covenant of Seller contained herein or in any of the Other Documents may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation, warranty and/or covenant, is for an aggregate amount in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) (the “Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the CAP Amount set forth in clause (i) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto.
17.    Assignment. Buyer may not assign, transfer or convey its rights and obligations under this Agreement or in the Property without the prior written consent of Seller, and no such approved assignment shall relieve Buyer from its liability under this Agreement until Buyer’s assignee has fully performed all of Buyer’s obligations hereunder and Close of Escrow has occurred, at which time Buyer shall be released from any further obligations or responsibilities under this Agreement, except for those obligations or responsibilities which specifically survive the Close of Escrow, which shall remain an obligation of the Buyer named herein. Seller agrees that it will not unreasonably withhold, delay or condition its consent to an assignment by Buyer to any entity controlling, controlled by, or under common control with Buyer. Any permitted assignee shall assume all of Buyer’s obligations hereunder and succeed to all of Buyer’s rights and remedies hereunder and any assignment and assumption must be in writing and delivered to Seller by the date not less than three (3) days prior to the Closing Date in order to prepare any necessary revisions to the closing documents.

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18.    Miscellaneous.
18.1    Governing Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Washington. Venue for any legal proceeding under this Agreement shall be in Seattle, Washington.
18.2    Partial Invalidity. If any term or provision or portion thereof of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision or portion thereof to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
18.3    Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.
18.4    Successors and Assigns. Subject to the provisions of Section 17, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.
18.5    Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit and any appeals therefrom, and enforcement of any judgment in connection therewith, including reasonable attorneys’ fees, accounting and engineering fees, and any other professional fees resulting therefrom. The provisions of this Section shall survive Closing and any termination of this Agreement.
18.6    Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute a single instrument. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

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18.7    Time of Essence/Business Days. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform. Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate at 5:00 p.m. Central time on such date or dates, and references to “days” shall refer to calendar days except if such references are to “business days” which shall refer to days which are not Saturday, Sunday or a legal holiday. Notwithstanding the foregoing, if any period terminates on a Saturday, Sunday or a legal holiday, under the laws of the State of Washington, the termination of such period shall be on the next succeeding business day.
18.8    Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to sections are to this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference. In the event the date on which Buyer or Seller is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding business day.
19.    1031 Exchange. Upon the request of Buyer, Seller shall cooperate with the Buyer in Closing the sale of the Property in accordance with this Agreement so as to qualify such transaction as an exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended; provided, however, Seller shall not be required to take title to any exchange property and Seller will not be required to agree to or assume any covenant, obligation or liability in connection therewith, the Closing hereunder shall not be delayed as a result of, or conditioned upon, such exchange, Buyer shall pay all costs associated with such exchange, and shall reimburse Seller for any costs incurred by Seller solely as a result of such Section 1031 exchange, and Buyer shall remain primarily liable under this Agreement and indemnify Seller from any liability in connection with such exchange.
20.    Confidentiality. Buyer and Seller agree that (a) except as otherwise permitted pursuant to Section 21 of this Agreement, below, (b) except as otherwise provided or required by valid law or court order, (c) except to the extent Seller or Buyer consider such documents or information reasonably necessary to prosecute and/or defend any claim made with respect to the Property or this Agreement, (d) except to the extent reasonably necessary to deliver such documents or information to Buyer’s agents, affiliates, directors, officers, partners, representatives, employees, paralegals, attorneys and/or consultants in connection with their respective roles in the closing of this transaction and to Buyer’s prospective investors and

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lenders, and (e) except for Seller’s disclosure to its owners (direct or indirect) or to its lenders, (i) Buyer, Buyer’s Parties and Buyer’s agents and consultants (collectively, the “Buyer’s Representatives”), and Seller, Seller’s Parties and Seller’s agents and consultants (collectively, the “Seller’s Representatives”) shall keep and maintain the contents of this Agreement, including, without limitation, the amount of consideration being paid by Buyer for the Property, as well as any material economic terms applicable to this transaction, strictly confidential, and (ii) Buyer, Buyer’s Representatives, Seller and Seller’ s Representatives shall refrain from generating or participating in any press releases or publicity regarding this transaction, including without limitation the amount of consideration being paid by Buyer for the Property, without the prior written consent of the other party, which consent may be withheld in the other party’s sole discretion; provided, however, in all events Buyer, Buyer’s Representatives, Seller and Seller’s Representatives shall keep the contents of any materials, reports, documents, data, test results, and other information related to the transaction contemplated hereby, including, without limitation, any information generated by Buyer’s Due Diligence Investigations and all information regarding Seller’s ownership or Buyer’s acquisition and subsequent ownership of the Property strictly confidential. Without affecting any other rights or remedies that either party may have, Buyer and Seller acknowledge and agree that they shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach, threatened breach or anticipatory breach of the provisions of this Section 20 by Buyer or any of Buyer’s Representatives or Seller or Seller’s Representatives, as the case may be. The provisions of this Section 20 shall survive any termination of this Agreement but shall not survive the Closing, and nothing contained herein shall impair Buyer’s right to disclose information relating to this Agreement or the Property following the Closing. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Buyer’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Properties (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Buyer or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding, or that is considering holding, an interest (direct or indirect) in any permitted assignee of Buyer, and (c) to any broker/dealers in the Buyer’s or any REIT's broker/dealer network and any of the REIT’s or Buyer’s investors.
21.    Property Disclosures. Buyer and Seller acknowledge that the Real Property constitutes “Commercial Real Estate” as defined in RCW 64.06.005. Buyer waives receipt of the seller disclosure statement required under RCW 64.06 for transactions involving the sale of commercial real estate, except for the section entitled “Environmental”. The Environmental section of the seller disclosure statement as completed by Seller is attached to this Agreement as Exhibit N (the “Disclosure Statement”). Buyer acknowledges receipt of the Disclosure Statement and waives its right to rescind the Agreement under RCW 64.06.030. Buyer further acknowledges and agrees that the Disclosure Statement (i) is for the purposes of disclosure only,

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(ii) will not be considered part of this Agreement, and (iii) will not be construed as a representation or warranty of any kind by the Seller.
[Remainder of this page intentionally left blank – signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinabove written.
“SELLER”
UNIGARD INSURANCE COMPANY,
a Wisconsin corporation
By: /s/ Jim Shea
Name: Jim Shea
Title: Senior Vice President
Date of Execution: ______________ __, 2012

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“BUYER”
KBS SOR 156TH AVENUE NORTHEAST, LLC,
a Delaware limited liability company

By:	KBS SOR ACQUISITION XIII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS SOR PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

By:	/s/ David E. Snyder
Name: David E. Snyder,
Title: Chief Financial Officer
Date of Execution: July 17, 2012

QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

JOINDER BY ESCROW HOLDER
Escrow Holder (as defined in Section 8 of Article I above) hereby acknowledges that it has received this Agreement executed by Seller and Buyer and accepts the obligations of and instructions for the Escrow Holder set forth herein. Escrow Holder agrees to disburse and/or handle the Deposit, the Purchase Price and all closing documents in accordance with this Agreement.

Dated:	July 25,	2012	COMMONWEALTH LAND TITLE INSURANCE COMPANY

			By:	/s/ Jexton
			Name:	Jexton
			Title:	VP

QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT A
LEGAL DESCRIPTION
The legal description for the Land (Assessor’s Parcel Nos. 880300-0010, 880300-0020, 880300-0030, 880300-0040, 880300-0050, and 880300-0060) that constitutes a material component of the subject Property and that underlies the nine Buildings (commonly known as 2002-2018 156th Avenue NE, 15801-15805 NE 24th Street, and 15800 Northup Way in Bellevue, Washington) is attached hereto.

EXHIBIT A	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT B
SPECIAL WARRANTY DEED

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

(Above Space For Recorder’s Use Only)

Document Title:	SPECIAL WARRANTY DEED
Grantor:	Unigard Insurance Company
Grantee:
Legal Description: Abbreviated Legal Description: Full Legal Description: See Exhibit A attached.
Assessor’s Tax Parcel Nos.:
SPECIAL WARRANTY DEED
THE GRANTOR, UNIGARD INSURANCE COMPANY, a Wisconsin corporation, for valuable consideration in hand paid, bargains, sells and conveys to KBS SOR 156TH AVENUE NORTHEAST, LLC, a Delaware limited liability company, whose mailing address is c/o KBS Capital Advisors LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, CA 92660, Attn: Brian Ragsdale, the real estate situated in King County, Washington and legally described on attached Exhibit A (the “Property”), together with all improvements situated thereon and all appurtenances and easements benefiting the Property, subject to the exceptions listed on attached Exhibit B.
The Grantor, for itself and its successors in interest, does by these presents expressly limit the covenants of the deed to those herein expressed, and excludes all covenants arising or to arise by statutory or other implication, and does hereby covenant that against all persons whomsoever lawfully claiming or to claim by, through or under said Grantor and not otherwise, Grantor will forever warrant and defend the said described real estate.

EXHIBIT A TO SPECIAL WARRANTY DEED	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

DATED: ________________________, 2012.
GRANTOR:
UNIGARD INSURANCE COMPANY,
a Wisconsin corporation

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

I certify that I know or have satisfactory evidence that the persons appearing before me and making this acknowledgment are the persons whose true signatures appear on this document.
On this ____ day of ___________, 2012, before me personally appeared ______________________, to me known to be the ______________________ of UNIGARD INSURANCE COMPANY, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.
WITNESS my hand and official seal hereto affixed the day and year first above written.

Notary Public in and for the State of	,
My Commission expires:

[Type or Print Notary Name]

EXHIBIT A TO SPECIAL WARRANTY DEED	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT A TO SPECIAL WARRANTY DEED
LEGAL DESCRIPTION
The Real Property consists of the following described parcels of real property, located in the City of Bellevue, County of King, and State of Washington:
LOTS 1, 2, 3, 4, 5 AND 6, UNIGARD INSURANCE COMPANY – UNIGARD PARK BINDING SITE PLAN, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 198 OF PLATS, PAGE(S) 28 THROUGH 35, INCLUSIVE, IN KING COUNTY, WASHINGTON.

EXHIBIT A TO SPECIAL WARRANTY DEED	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT B TO SPECIAL WARRANTY DEED
EXCEPTIONS
[ATTACHED]

EXHIBIT B TO SPECIAL WARRANTY DEED	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT C
TRANSFEROR’S CERTIFICATION OF NON-FOREIGN STATUS
To inform KBS SOR 156TH AVENUE NORTHEAST, LLC, a Delaware limited liability company, (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”) will not be required upon the transfer of certain real property to the Transferee by UNIGARD INSURANCE COMPANY, a     Wisconsin corporation (“Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:

1.	The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder).

2.	The Transferor’s U.S. employer identification number is 91-6027360.

3.	The Transferor’s office address is:
Unigard Insurance Company
c/o QBE Americas, Inc.
One General Drive
Sun Prairie, WI 53596
Attn: Dennis R. Glinski
Vice President - Corporate Real Estate and Facilities QBE North America

4.	Transferor is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii).
The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Dated:	,	2012
"TRANSFEROR"			UNIGARD INSURANCE COMPANY, a Wisconsin corporation

			By:
			Name:
			Title:

EXHIBIT C	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale
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EXHIBIT D
ASSIGNMENT AND ASSUMPTION OF LEASES
THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Assignment”) is made this ____ day of __________________________, 2012 (the “Assignment Date”) by and between UNIGARD INSURANCE COMPANY, a Wisconsin corporation (“Assignor”), and KBS SOR 156TH AVENUE NORTHEAST, LLC, a Delaware limited liability company (“Assignee”).
W I T N E S S E T H:
A.Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, with an Effective Date of ____________ __, 2012 (the “Agreement”), respecting the sale of the Property. Capitalized terms used herein and not separately defined have the meanings ascribed to them in the Agreement.
B.    Under the Agreement, Assignor is obligated to assign to Assignee all of Assignor’s right, title and interest in and to the Leases and security deposits under the Leases to Assignor (“Deposits”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Assignment. Effective as of the Assignment Date, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor’s estate, right, title and interest in and to the Leases and the Deposits and Assignee hereby accepts such assignment. Notwithstanding the foregoing or anything to the contrary contained herein, Assignor shall retain all rights, title and interest in and to all rentals and other amounts payable by Tenants, and other rights and claims against any parties, under the Leases for the period of time prior to the Assignment Date.
2.    Assumption/Indemnity. Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor as landlord under the Leases to the extent such terms, covenants and conditions first accrue and are applicable to periods from and after the Assignment Date. Assignee shall indemnify, defend, protect and hold harmless Assignor against and in respect of any and all losses, damages, penalties, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Assignor with respect to any failure by Assignee to perform its obligations and duties arising under the Leases to the extent such obligations and duties first accrue and are applicable to periods from and after the Assignment Date.
3.    Further Assurances/Indemnity. Assignor hereby covenants that Assignor will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, Assignee’s successors, nominees or assigns, such documents as Assignee or they may reasonably request in order to fully assign and transfer to and vest in Assignee or Assignee’s successors, nominees and assigns the Leases and the Deposits. Assignor shall indemnify, defend, protect and hold harmless Assignee and its successors and assigns, against and in respect of any and all

EXHIBIT D	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

losses, damages, penalties, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Assignee with respect to any failure by Assignor to pay or to perform its obligations and duties arising under the Leases to the extent such obligations and duties first accrue and are applicable to periods prior to the Assignment Date. Notwithstanding anything to the contrary set forth herein, the foregoing indemnities by Assignee and Assignor shall not be subject to the survival period set forth in Section 11.11 of the Agreement.
4.    Attorney’s Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.
5.    Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.
6.    Successors. This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.
7.    Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Washington.
[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT D	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first written above.
“ASSIGNOR”
UNIGARD INSURANCE COMPANY,
a Wisconsin corporation

By:
Name:
Title:

“ASSIGNEE”

KBS SOR 156TH AVENUE NORTHEAST, LLC,
a Delaware limited liability company

By:	KBS SOR ACQUISITION XIII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS SOR PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

By:    ________________________________
Name: David E. Snyder,
Title: Chief Financial Officer

EXHIBIT D	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT E
OWNER’S AFFIDAVIT
AFFIDAVIT AND INDEMNITY BY OWNER - Extended Coverage Policies
WHEREAS the undersigned Affiant (if more than one, herein collectively called the Affiant) is the owner of the land (the Land) described in that certain Commitment for Title Insurance issued by Commonwealth Land Title Insurance Company (the Company) under No. ___________ (the Commitment),
AND WHEREAS, the Proposed Insured(s) under said Commitment is/are requesting the Company to issue its Policy or Policies with Extended Coverage, and to delete therefrom the General Exceptions relating to rights or claims of parties in possession, and statutory lien rights for labor or materials, special assessment and utility charges,
AND WHEREAS the Affiant acknowledges that the Company would refrain from issuing said Policy or Policies without showing said General Exceptions in the absence of the representations, agreements and undertakings contained herein.
Nothing contained herein shall be construed so as to obligate the Company to issue said Policy or Policies without showing said General Exceptions. However, should the Company do so, it will do so in part in reliance upon the undertakings of the undersigned Affiant. The issuance of the Policy or Policies shall be the consideration for the undertakings contained herein.
AFFIDAVIT
NOW THEREFORE, the Affiant, being first duly sworn, deposes and says that:

1.	Said Land is owned by the Affiant or an entity with which the Affiant is affiliated, and the ownership thereof has been peaceable and undisturbed.

2.
There are no oral or written leases, tenancies or other occupancies except (attach list or rent roll, if necessary, or attach copies of any written agreements; if none, state “None”): See attached rent roll.

3.	There are no rights of first refusal or options to purchase all or any portion of said land contained within any leases or other documents except: (if none, state “None”): None.

4.
Other than contracts that will be paid by Affiant (and which contracts are described on Schedule 1 attached hereto), there are no contracts for the making of repairs or for new construction on said Land or for the services of architects, engineers or surveyors, nor are there any unpaid bills or claims for labor or services performed or material furnished or delivered during the last six (6) months for alterations, repair work or new construction on said Land, including site preparation, soil tests, site surveys, demolition, etc., except those that will be paid by Affiant (and which work is described on Schedule 1 attached hereto).

5.
Neither the Affiant nor any principal of the Affiant has filed a petition for bankruptcy, which action is pending, nor is Affiant a party to any pending action, nor has Affiant been served with a summons and complaint nor received any notice of any action which is pending against Affiant, except (if none, state “None”): None.

EXHIBIT E	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

6.
There are no outstanding service, installation, connection, tap, capacity or construction charges for sewer, water, electricity, natural gas or other utilities, or garbage collection and disposal. Any such charges which may arise prior to the effective date of the Policy of Policies will be paid in full by the Affiant.

7.	There are no unpaid special assessments for sewer, water, road or other local improvement districts, or taxes, except as shown in said Commitment for Title Insurance.

8.	The Affiant has received no notice and has no knowledge of any proceedings which would result in an assessment against the Land.

9.	The parties signing this Affidavit are doing so in their corporate representative capacity and shall have no personal obligations relating to the statements made herein.
The Affiant hereby agrees (1) to indemnify, protect, defend and save harmless the Company from and against any and all loss, costs, damages, and attorney’s fees it may suffer, expend or incur under or by reason, or in consequence of or growing out of any such matters not identified in the above affidavit, and (2) to defend at the Affiant’s own costs and charges in behalf of and for the protection of the Company and of any parties insured or who may be insured against loss by it under said Policy or Policies (but without prejudice to the right of the Company to defend at the expense of the Affiant if it so elects) any suit, action or proceeding in which any such matters may be asserted or attempted to be asserted, established or enforced with respect to said Land.
IN WITNESS WHEREOF, the undersigned has/have executed this agreement this ____ day of ____________, 2012.
UNIGARD INSURANCE COMPANY,
a Wisconsin corporation

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

I certify that I know or have satisfactory evidence that the persons appearing before me and making this acknowledgment are the persons whose true signatures appear on this document.

On this ____ day of ___________, 2012, before me personally appeared ______________________, to me known to be the ______________________ of UNIGARD INSURANCE COMPANY, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

EXHIBIT E	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

WITNESS my hand and official seal hereto affixed the day and year first above written.

Notary Public in and for the State of	,
My Commission expires:

[Type or Print Notary Name]

EXHIBIT E	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT F
ASSIGNMENT AND ASSUMPTION OF CONTRACTS
This Assignment and Assumption of Contracts (the “Assignment”) is made and entered into as of this ____ day of __________________, 2012 (the “Assignment Date”), by and between UNIGARD INSURANCE COMPANY, a Wisconsin corporation (“Assignor”), and KBS SOR 156TH AVENUE NORTHEAST, LLC, a Delaware limited liability company (“Assignee”), with reference to the following facts.
R E C I T A L S:
A.    Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions with an Effective Date of ___________, __, 2012 (the “Purchase Agreement”), pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor the Property. Capitalized terms used herein and not separate defined have the meanings ascribed to them in the Purchase Agreement.
B.    Assignee has acquired fee title to the Real Property from Assignor on the Assignment Date. Assignor now desires to assign and transfer to Assignee all of Assignor’s rights and interests in, to and under the Contracts, as hereinafter defined.
NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1.    Assignment and Assumption. Effective as of the Assignment Date, Assignor hereby grants, transfers, conveys, assigns and delegates to Assignee all of its rights and interests of Assignor in, to and under the contracts that are set forth in Schedule 1 attached hereto and made a part hereof (“Contracts”); provided, however, such assignment, transfer and sale shall not include any rights or claims arising prior to the Assignment Date which Assignor may have against any party to the Contracts. Assignee hereby accepts such assignment and delegation by Assignor and agrees to fully perform and assume all the obligations of Assignor under the Contracts to the extent such obligations first accrue and are applicable to periods from and after the Assignment Date.
2.    No Warranties. Assignee does hereby confirm, agree and covenant with Assignor, that, except for Assignor’s representations and warranties set forth in the Purchase Agreement and in the Other Documents, Assignor is transferring each of the Contracts to Assignee (to the extent the terms of any of the Contracts do not limit or restrict such right) without any warranty of any kind or nature. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability or enforceability of the Contracts, and Assignor shall have no liability to Assignee in the event that any or all of the Contracts (a) are not transferable to Assignee or (b) are canceled or terminated by reason of this Assignment or any acts of Assignee.
3.    Dispute Costs. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or

EXHIBIT F	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’ fees and costs. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.
4.    Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.
5.    Successors. This Assignment and the provisions hereof shall inure to the benefit of and be binding upon the parties to this Assignment and their respective successors, heirs and permitted assigns.
6.    No Third Party Beneficiaries. Except as otherwise expressly set forth herein, Assignor and Assignee do not intend, and this Assignment shall not be construed, to create a third-party beneficiary status or interest in, nor give any third-party beneficiary rights or remedies to, any other person or entity not a party to this Assignment.
7.    Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Washington.
[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT F	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Assignment Date.
“ASSIGNOR”
UNIGARD INSURANCE COMPANY,
a Wisconsin corporation

By:
Name:
Title:

ASSIGNEE:

KBS SOR 156TH AVENUE NORTHEAST, LLC,
a Delaware limited liability company

By:	KBS SOR ACQUISITION XIII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS SOR PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

By:    ________________________________
Name: David E. Snyder,
Title: Chief Financial Officer

EXHIBIT F	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT G
BILL OF SALE
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, UNIGARD INSURANCE COMPANY, a Wisconsin corporation (“Seller”), does hereby GRANT, SELL, CONVEY, TRANSFER AND DELIVER to KBS SOR 156TH AVENUE NORTHEAST, LLC, a Delaware limited liability company (“Buyer”), without any warranty of any kind, any and all of Seller’s rights, title and interests in and to the personal property (the “Personal Property”) described on Schedule 1; provided, however, such transfer, assignment and sale shall not include any rights or claims arising prior to the date hereof which Seller may have against any person with respect to such Personal Property.
From and after the date of this Bill of Sale, it is intended by the parties that Buyer and its successors and assigns shall have the right to use, have, hold and own the Personal Property forever. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document. Seller and Buyer agree that the delivery of an executed copy of this Bill of Sale by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Bill of Sale had been delivered.
Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including but not limited to: merchantability of the Personal Property or its fitness for any particular purpose; the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “AS IS, WHERE IS” basis. Notwithstanding the foregoing, Seller represents to Buyer that Seller has good and marketable title to the Personal Property free from any liens, encumbrances or security interests of any kind or nature.
Buyer on behalf of itself and its officers, directors, employees, partners, agents, representatives, successors and assigns hereby agrees that in no event or circumstance shall Seller or its partners, members, trustees, employees, representatives, officers, related or affiliated entities, successors or assigns have any personal liability under this Bill of Sale, or to any of Buyer’s creditors, or to any other party in connection with the Personal Property or the Property.
This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Washington.
[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT G	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

IN WITNESS WHEREOF, this Bill of Sale has been executed as of this ___ day of ______________, 2012.
SELLER:
UNIGARD INSURANCE COMPANY,
a Wisconsin corporation

By:
Name:
Title:

BUYER:

KBS SOR 156TH AVENUE NORTHEAST, LLC,
a Delaware limited liability company

By:	KBS SOR ACQUISITION XIII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS SOR PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

By:    ________________________________
Name: David E. Snyder,
Title: Chief Financial Officer

EXHIBIT G	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

SCHEDULE 1 TO EXHIBIT G
LIST OF PERSONAL PROPERTY

Personal property to be conveyed to Buyer:
1.	(1) Golf Cart
2.	A large inventory of tools, motors, and maintenance equipment (Hand tools, ladders, power washers, saws, spare parts, etc.)
3.	(1) Linel card access security system (Hardware & Software)
4.	(1) Tracer Summit HVAC control system (Hardware & Software)
5.	(1) Power Logic electrical usage data monitoring system (Hardware & Software)
6.	Site trash compactor
7.	Diesel generator for Phase I Buildings (A, B, C, D)
8.	Diesel generator for Building B auxiliary AC unit
9.	Diesel generator for Building D-2
10.	Diesel back-up generator dedicated to Building E
11.	(2) John Deere 'Gator' utility vehicles
12.	Furnishings and artwork in lobby areas of Buildings D-2, G, and H.
13.	Exterior auxiliary cooling system dedicated to data center in Building E
14.	(3) Liebert auxiliary AC units in Building E
15.	Exercise equipment in Building D
16.	Aerobic exercise accessories in Building D
17.	Tenant Improvements as indicated on personal property tax listing for King County
18.	Auxiliary split cooling system in Building A
19.	2000 Chevrolet cargo van
20.	Sound system and televisions in Building D workout areas
21.	Projectors and sound system in Building D-2 conference room
22.	Café equipment, café furniture and artwork located in Building C

SCHEDULE 1 TO EXHIBIT G	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT H
GENERAL ASSIGNMENT
This GENERAL ASSIGNMENT is made as of the ____ day of ___________________, 2012 (the “Assignment Date”), by UNIGARD INSURANCE COMPANY, a Wisconsin corporation (“Assignor”), and KBS SOR 156TH AVENUE NORTHEAST, LLC, a Delaware limited liability company (Assignee”).
Pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions with an Effective Date of ___________ __, 2012 (the “Purchase Agreement”), Assignee has this day acquired from Assignor the Property. Capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.
In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Assignment. Assignor hereby assigns, transfers and sets over unto Assignee, without representation or warranty of any kind except for Seller’s representations and warranties set forth in the Purchase Agreement and the Other Documents, and Assignee hereby accepts from Assignor, any and all of Assignor’s right, title and interest in and to (i) any intangible property used or useful in connection with the operation and management of the Real Property, (ii) all warranties and guaranties, including, without limitation, any contract rights and warranties arising under construction contracts relating to the construction of the Improvements (which shall be assigned on an exclusive basis) (the “Warranties and Guaranties”), and (iii) all entitlements, consents, authorizations, variances or waivers, licenses, permits and approvals and certificates of occupancy from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality of any nature relating to the Property (“Approvals”), provided, however, such transfer, assignment and sale shall not include any rights or claims arising prior to the Assignment Date which Assignor may have against any person with respect to the Warranties and Guaranties and the Approvals.
2.    Dispute Costs. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’ fees and costs. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.
3.    Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.

EXHIBIT H	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

4.    Survival. This Assignment and the provisions hereof shall inure to the benefit of and be binding upon the parties to this Assignment and their respective successors, heirs and permitted assigns.
5.    No Third Party Beneficiaries. Except as otherwise expressly set forth herein, Assignor and Assignee do not intend, and this Assignment shall not be construed, to create a third-party beneficiary status or interest in, nor give any third-party beneficiary rights or remedies to, any other person or entity not a party to this Assignment.
6.    Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Washington.
[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT H	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first written above.
“ASSIGNOR”
UNIGARD INSURANCE COMPANY,
a Wisconsin corporation

By:
Name:
Title:

“ASSIGNEE”

KBS SOR 156TH AVENUE NORTHEAST, LLC,
a Delaware limited liability company

By:	KBS SOR ACQUISITION XIII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS SOR PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

By:    ________________________________
Name: David E. Snyder,
Title: Chief Financial Officer

EXHIBIT H	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT H	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT I
LIST OF LEASES

Tenant	Aditi Technologies
Lease Date	May 11, 2000
Amendments
First Amendment September 22, 2000; Second Amendment October 25, 2000; Third Amendment August 10, 2007; Fourth Amendment November 15, 2007; Fifth Amendment January 1, 2011; Sixth Amendment November 22, 2011

Address/Suite	2002 156th Ave. NE, Suite 200, Bellevue, WA 98007

Tenant	Advanced Micro Devices, Inc.
Lease Date	May 26, 2004
Amendments	First Amendment June 13, 2005; Second Amendment September 1, 2007
Sublease	Sublease dated October 30, 2009 with PhysioSonics, Inc. for 4,425 RSF
Address/Suite	2002 156th Ave. NE, Suites 150 and 300, Bellevue, WA 98007 and 2010 156th Ave. NE, Suite 120, Bellevue, WA 98007

Tenant	EMC
Lease Date	May 10, 2000
Amendments	First Amendment April 26, 2004; Second Amendment May 15, 2008, Third Amendment March 2011
Address/Suite	2010 156th Ave. NE, Suites 200 and 300, Bellevue, WA 98007 and 2002 156th Ave. NE, Suite 100, Bellevue, WA 98007

Tenant	Hitachi Data Systems
Lease Date	May 26, 2010
Amendments	First Amendment April 10, 2012
Address/Suite	15803 NE 24th St., Bellevue, WA 98007

Tenant	HQ Global Workplace, LLC
Lease Date	May 24, 2007
Amendments	First Amendment November 30, 2011

EXHIBIT I	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

Address/Suite	2018 156th Ave., NE, Bellevue, WA 98007

Tenant	SUHRCO Management, Inc.
Lease Date	March 15, 2002
Amendments	First Amendment June 15, 2002; Second Amendment April 20, 2005; Third Amendment August 10, 2010
Address/Suite	2010 156th Avenue, NE, Suite 100, Bellevue, WA 98007

LIST OF LICENSE AGREEMENTS
None

EXHIBIT I	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT J
LIST OF SERVICE CONTRACTS

Vendor	Service
Convergint Technologies	Access Control
Thyssen Elevator	Elevator Maintenance Bldgs B, C, E
Otis Elevator	Elevator Maintenance Bldgs D-2, F, G, H
Chubb Fire and Security	Fire Alarm Monitoring
Trane	HVAC Controls
5Star5	Janitorial
Signature	Landscaping
CPI	Security
Onedo Nalco Company	Water Treatment (boilers)
SUHRCO	Property Management
Power Logic	Electrical Usage

EXHIBIT J	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT K
LIST OF LEASING COSTS

Tenant	Suite	Outstanding TI Amount	Outstanding Free Rent
EMC	Bldg G	$236,160.46*
EMC	Bldg G	$246,020.008*
EMC	Bldg G		** rent credit to EMC in an amount equal to the rent (Basic Rent and Operating Costs) payable under the EMC lease for the Original Premises for the months of January 1, 2014 – March 31, 2014
EMC	Bldg G	$134,000.00*
SUHRCO	Bldg G	$14,250.00*
*Amount outstanding on the date of this Agreement which is Seller’s responsibility. May be reduced based on payments made to the indicated tenant, in which event Seller shall provide notice to Buyer of the payment (together with evidence of such payment), and the amounts set forth herein shall be accordingly reduced.
** Rent Credit which will be Buyer’s responsibility.

EXHIBIT K	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT L
ESCROW WIRING INSTRUCTIONS
Joy Eaton, Sr. Commercial Escrow Officer
Phone: (949) 724-3145 • Fax: (949) 271-5762
e-mail: joyeaton@ltic.com

Escrow Number: 09260009-JBE	Date: June 21, 2012
Property Address: QBE Corporate Center	Escrow Officer:	Joy Eaton

WIRE TRANSFER INSTRUCTIONS

The following information is provided to you, per your request, in order to send a WIRE TRANSFER to
Commonwealth Land Title Insurance Company

Bank Name/Address:	Bank of America 275 Valencia Ave Mail Code: CA7-701-02-66 Brea, CA 92823

Phone Number:	(888) 715-1000 Ext.61774
BANK ROUTING Number:	026009593
CREDIT TO:	Commonwealth Land Title Insurance Company
Branch / Account Number:	(Branch 915) / 1257313887
For Further Credit to Escrow No:	09260009-JBE
Attention:	Joy Eaton

If you, or your banking institution have any questions, whatsoever, regarding the wire transfer, please do not hesitate to contact us or our bank as named above directly.

All information must be EXACT or a delay in your wired funds may occur, which may also delay the closing of your escrow transaction. Neither Commonwealth Land Title Insurance Company or the bank mentioned above will assume any liability for delays in your wire due to incorrect information.

EXHIBIT L	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT M
FORM OF LEASEBACK LEASE
OFFICE LEASE
This Office Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between KBS SOR 156TH AVENUE NORTHEAST, LLC, a Delaware limited liability company ("Landlord"), and UNIGARD INSURANCE COMPANY, a Wisconsin corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

	TERMS OF LEASE	DESCRIPTION
1.	Date:	__________ __, 2012.
2.	Premises:
	2.1 Building:	That certain office building consisting of two (2) above-ground stories and a basement (the "Building") commonly known as "Building E" and located at 15800 Northup Way, Bellevue, Washington 98008.

	2.2 Premises:	The entirety of the Building comprising approximately 67,378 rentable square feet of space. An outline of the Premises is attached to this Lease as Exhibit A-1.

	2.3 Phase II:	That portion of the Project on which the Building is located and the immediately surrounding areas of the Project pertaining thereto, consisting of 67,378 rentable square feet

2.4 Project:
The Building is part of the office project known as "Unigard Park" and located at 2002-2018 156th Avenue NE, 15801-15805 NE 24th Street and 15800 Northup Way, in the City of Bellevue, Washington, consisting of 326,237 rentable square feet, as further set forth in Section 1.1.2 of this

		Lease and currently depicted on Exhibit A-2 attached hereto.
3.	Lease Term (Article 2):
	3.1 Length of Term:	Ten (10) year initial term.

	3.2 Lease Commencement Date:	__________ __, 2012.

	3.3 Lease Expiration Date:	__________ __, 2012.

	3.4 Option Term:	One (1) five (5) year option to renew, as more particularly set forth in Section 2.2 of this Lease.
4.	Base Rent (Article 3):
Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate per Rentable Square Foot
1	$1,297,026.50	$108,085.54	$19.25 NNN
2	$1,335,937.20	$111,328.10	$19.83 NNN
3	$1,376,015.40	$114,667.95	$20.42 NNN
4	$1,417,295.80	$118,107.98	$21.03 NNN
5	$1,459,814.60	$121,651.21	$21.67 NNN
6	$1,503,609.00	$125,300.75	$22.32 NNN
7	$1,548,717.20	$129,059.76	$22.99 NNN
8	$1,595,178.70	$132,931.55	$23.68 NNN
9	$1,643,034.10	$136,919.50	$24.39 NNN
10	$1,692,325.10	$141,027.09	$25.12 NNN

5.	Operating Expenses and Tax Expenses (Article 4):
This is a “TRIPLE NET” lease and, as such, the provisions contained in this Lease are intended to pass on to Tenant and reimburse Landlord for the costs and expenses reasonably associated with this Lease and the Project, and Tenant's operation therefrom. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

6.	Tenant's Share (Article 4)	Of the Building: 100% Of Phase II: 100% Of the Project: 20.653%.

7.	Permitted Use (Article 5):
Tenant shall use the Premises solely for general, executive, and administrative office uses consistent with a first class office building in Bellevue, Washington and otherwise in accordance with the terms of this Lease (the "Permitted Use").

8.	Security Deposit (Article 21):	None.

9.	Parking Pass Ratio (Article 28):
Two hundred seventy (270) unreserved parking passes), of which (a) approximately two hundred twenty (220) passes shall be for the use of unreserved non-exclusive common surface parking (the "Surface Parking Passes"), and (b) up to fifty (50) passes shall be for the use of unreserved non-exclusive covered parking (the "Covered Parking Passes"). Except for any taxes imposed by any governmental authority in connection with the use of any such parking passes by Tenant or the use of the parking facility by Tenant, Tenant shall not be required to pay any parking charges to Landlord during the initial Lease Term in connection with the Surface Parking Passes, and Tenant shall pay to Landlord an amount equal to Forty-Five and 00/100 Dollars ($45.00) per month per pass in connection with each of Tenant's Covered Parking Passes during the initial Lease Term (the "Covered Parking Charge"). Such Covered Parking Charge shall increase by three percent (3%) on each anniversary of the Lease Commencement Date occurring during the initial Lease Term. Tenant shall pay the prevailing rate charged for such Covered Parking during any renewals or extensions of the Lease Term (including, the Option Terms). Notwithstanding the foregoing, if Landlord determines that Tenant's use of any of the fifty (50) Covered Parking Spaces cause or will cause Landlord to be in violation of any parking requirements under other existing or new leases or applicable law with respect to the Building or other portion of the Project, the Landlord may deliver written notice to Tenant advising Tenant of the number of spaces that Landlord must take back to avoid or eliminate such conflict and requesting Tenant elect to either (i) reduce the number of Covered Parking Spaces used by Tenant by the number set forth in Landlord's notice, or (ii) reduce the number of Surface Parking Passes used by Tenant by the number set forth in Landlord's notice (i.e., retain the Covered Parking Spaces but reduce the number of Surface Parking Passes below 220 as applicable). In no event shall Tenant receive less than 220 total parking spaces (whether Covered Parking Spaces or Surface Parking Passes) nor shall any reduction in parking spaces occur until six (6) months after Landlord's notice to Tenant. In the event Tenant does not make such an election, Tenant shall be deemed to have elected to forego the applicable number of parking spaces.

10.	Address of Tenant (Section 29.18):
Unigard Insurance Company c/o QBE Americas, Inc. One General Drive Sun Prairie, Wisconsin 53596
Attention: Mr Dennis Glinski Vice President - Corporate real Estate and Facilities QBE North America

With a copy to:

QBE Americas, Inc., One General Drive Sun Prairie, Wisconsin 53596
Attention: Judith L. Zelhofer, Esq. Corporate Legal Department

11.	Address of Landlord (Section 29.18):
KBS SOR 156th Avenue Northeast, LLC c/o KBS Capital Advisors, LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660
Attention: Jim Chicoucas, Esq.
Telephone: (949) 417-6555
E-Mail: jchiboucas@kbsrealty.com

With a copy to:

Mayer Brown LLP
700 Louisiana St., Ste 3400
Houston, TX 77002
Attn: Gerami Granello, Esq.
Telephone: (71) 238-2624
E-Mail: ggranello@mayerbrown.com

12.	Brokers (Section 29.24): Representing Tenant: None	Representing Landlord: None

Subject to all of the terms, provisions, covenants and conditions of this Lease, and in consideration of the mutual covenants, obligations and agreements contained in this Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:
A G R E E M E N T:
ARTICLE 1
PREMISES, BUILDING, PROJECT, AND COMMON AREAS
1.1    Premises, Building, Project and Common Areas.
1.1.1    The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 2.2 of the Summary (the "Premises"). A legal description of the "Project" (as that term is defined in Section 1.1.2 below) is attached hereto as Exhibit A and made a part hereof. The location of the "Building" (as that term is defined in Section 1.1.2 below) is shown on Exhibit A-2 attached hereto and made a part hereof. The outline of the Premises is set forth in Exhibit A-1 attached hereto and the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. Landlord and Tenant hereby acknowledge and agree that (i) Tenant is accepting the Premises in its presently existing, "as is" condition, (ii) Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises (e.g., improvement allowances, turn-key improvements or any other alterations), and (iii) Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business. In addition, Landlord shall have no obligation to deliver possession of the Premises to Tenant because Tenant is already occupying the Premises.
1.1.2    The Building and the Project. The Premises comprises the entirety of the building set forth in Section 2.1 of the Summary (the "Building"). The Building is part of an office project located at 2002-2018 156th Avenue NE, 15801-15805 NE 24th Street and 15800 Northup Way, Bellevue, Washington known as "Unigard Park". The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) the other office buildings located within the confines of Unigard Park and the land upon which such office buildings are located (the "Adjacent Buildings"), and (iv) at Landlord's discretion, any additional adjacent real property, areas, land, buildings or other improvements added thereto.
1.1.3    Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas are collectively referred to herein as the "Common Areas"). The Common Areas shall be maintained and operated by Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not unreasonably interfere with the rights granted to Tenant under this Lease and the permitted use granted under Section 5.1, below. Landlord shall provide Tenant with at least ten (10) days prior written notice of any changes to the rules, regulations and restrictions applicable to the Common Areas. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that no such changes shall be permitted which materially interfere with Tenant’s use of or operation within the Premises. Except when and where Tenant's right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in Section 2.1, below.
1.2    Rentable Square Feet of Premises and Building. On the Commencement Date, the Premises will be deemed to be 67,378 rentable square feet, comprising the entirety of the Building, Phase II shall be deemed to be 67,378 rentable square feet, and the Project shall be deemed to be 326,237 rentable square feet.
ARTICLE 2
LEASE TERM
2.1    Lease Term. The provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated or further extended as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the month in which the first anniversary of the Lease Commencement Date occurs and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date.
2.2    Option Term.
2.2.1    Option Rights. Tenant shall have one (1) option (the “Extension Option”) to extend the Lease Term for a period of five (5) years (the "Option Term"). Tenant shall exercise the Extension Option by written notice to Landlord which must be received by Landlord no later than 5:00 p.m. eastern time on the date twelve (12) months prior to the Lease Expiration Date, but no earlier than fifteen (15) months prior to the Lease Expiration Date.
2.2.2     Option Rent.
(a)    The Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Market Rent," as set forth below. Within thirty (30) days after the date of

Tenant's notice (the "Determination Date") Landlord shall compute the "Extension Rate" which shall be Market Rent as provided below and notify Tenant in writing of its determination of the Market Rate. All other terms of this Lease (excluding this Extension Option) shall apply during the Extension Term. If Tenant does not agree with Landlord’s initial determination of the Market Rate, and Landlord and Tenant shall fail to agree upon the Market Rent within sixty (60) days after the Determination Date, then Landlord and Tenant each shall give notice to the other setting forth their respective determination of the Market Rent (the "Determination Notice"). Subject to the provisions of Section 2.2.2(b) below, the parties shall then apply to the American Arbitration Association or any successor thereto for the designation of an arbitrator satisfactory to both parties to render a final determination of the Market Rent. The arbitrator shall be a real estate appraiser or consultant who shall have at least fifteen (15) years continuous experience in the business of appraising or is knowledgeable in rental rates and lease transactions in the Greater Bellevue-Kirkland Area. The "Greater Bellevue-Kirkland Area" shall mean the City of Bellevue, Washington, and the City of Kirkland, Washington. The arbitrator shall conduct such hearings and investigations as the arbitrator shall deem appropriate and shall, within thirty (30) days after having been appointed, choose one of the determinations set forth in either Landlord's or Tenant's Determination Notice, and that choice by the arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 2.2.2(a), and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this Section 2.2.2(a) shall be final and binding in fixing the Market Rent. The arbitrator shall not have the power to add to, modify, or change any of the provisions of this Lease.
(b)    In the event that the determination of the Market Rent set forth in Landlord's and Tenant's Determination Notices shall differ by less than five (5%) percent per rentable square foot per annum for each year during the Extension Term, then the Market Rent shall not be determined by arbitration, but shall instead be set by taking the average of the determinations set forth in Landlord's and Tenant's Determination Notices. Only if the determinations set forth in Landlord's and Tenant's Determination Notices shall differ by more than five (5%) percent per rentable square foot per annum for any year during the Extension Term shall the actual determination of Market Rent be made by an arbitrator as set forth in Section 2.2.2(a) above.
(c)    If for any reason the Market Rent shall not have been determined prior to the commencement of the Extension Term, then, until the Market Rent and, accordingly, the Base Rent, shall not have been finally determined, the Base Rent shall remain the same as payable during the last year of the preceding Term of the Lease. Upon final determination of the Market Rent, an appropriate adjustment to the Base Rent shall be made reflecting such final determination, and Landlord and Tenant, as the case may be, shall promptly refund or pay to the other any overpayment or deficiency, as the case may be, in the payment of Base Rent from the commencement of the Extension Term to the date of such final determination.
(d)    "Market Rent" shall mean the market Base Rent and Additional Rent rate for the Premises, based on renewing tenancies (for a term comparable to the time period in question) covering office space of comparable size and quality to the Premises in Comparable Buildings (as defined below) in comparable locations in the Greater Bellevue-Kirkland Area, taking into account all pertinent factors. The term "Comparable Buildings" shall mean other first-class single-tenant office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and amenities (including the type (e.g., surface, covered, subterranean) and amount of parking), size and appearance.
ARTICLE 3
BASE RENT
Tenant shall pay, without prior notice or demand, to Landlord's agent at the management office of the Project (or, at Landlord's option, at such other place as Landlord may from time to time designate in writing not less than fifteen (15) days prior to the date on which such payment is due), by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term. If any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable Monthly Installment of Base Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.
ARTICLE 4
ADDITIONAL RENT
4.1    General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Section 6 of the Summary and Section 4.2.1, respectively, of this Lease. Landlord shall reasonably determine whether an item, category or type of Direct Expense applies to the Building, Phase II or the Project and shall charge the Tenant accordingly, with such applicable “Tenant’s Share” being used (Tenant shall pay 100% of any reasonable costs directly allocable to the Tenant’s Premises and/or the Building). If Landlord acquires additional real property not shown as part of the Project and if Landlord makes portions of such additional real property available as Common Areas, then the total Direct Expenses shall also include all Direct Expenses with respect to such additional real property, subject to an appropriate adjustment of the applicable Tenant’s Share. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to this Lease, are hereinafter collectively referred to as the "Additional Rent," and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.
4.2    Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1    "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."
4.2.2    "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.
4.2.3    "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, in accordance with sound real estate management and accounting principles, consistently applied. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (but excluding (y) the cost of electricity directly paid for by Tenant pursuant to the terms of Section 6.2 of this Lease, and (z) the cost of all electricity consumed in the other buildings located within the Project, as opposed to exterior and Common Area electrical consumption), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of complying with laws as well as the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of "Asset Manager") engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial services to the Building and Common Areas of the Project (but excluding (y) the cost of janitorial services directly paid for by Tenant pursuant to the terms of Section 6.5 of this Lease, and (z) the cost of janitorial services provided to tenant spaces in the other buildings located within the Project), alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing, and costs incurred in connection with the maintenance and upkeep of the fitness room and its locker rooms; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof (which amortization calculation shall include interest at the "Amortization Rate," as that term is defined below); (xiii) the cost of capital improvements or other costs incurred in connection with the Project as reasonably amortized by Landlord at the interest rate of eight percent (8%) per annum (the "Amortization Rate") (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof; provided, however, the same shall only be includable to the extent such costs do not exceed the net reduction of Operating Expenses, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation by a federal, state or local governmental agency; provided, however, that any capital expenditure shall be shall be amortized with interest at the Interest Rate over its useful life as Landlord shall reasonably determine in accordance generally accepted accounting principles; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.4, below; (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project; and (xvi) costs and expenses relating to the installation, operation or maintenance by Landlord of any specialty facility in the Project, which is available for use by Tenant and its employees, such as a cafeteria, restaurant, health club, fitness center, or theatre, however, any such costs and expenses attributable to a particular specialty facility in a particular calendar year shall be offset by any revenue derived from such specialty facility during such calendar year (security, insurance, cleaning of lobbies, and other similar “Common Area” costs that are attributable to the specialty facilities as part of the general operation, ownership and maintenance of the Project are expressly included within Operating Expenses and shall not be subject to any offset). Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:
4.2.3.1.1    costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project including, tenant allowances, leasehold improvements and other tenant concessions;
4.2.3.1.2    except as set forth in items (xii), (xiii), and (xiv) above, amortization, depreciation, interest and principal payments on mortgages and other debt costs, if any, points, fees, penalties, and interest;
4.2.3.1.3    costs associated with the acquisition, sale or financing of the fee, ground lease, air rights or development rights with respect to the Project or any portion thereof;

4.2.3.1.4    costs for which Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else (except to the extent of customary and commercially reasonable deductibles), and the cost of all electricity consumed in the other buildings located within the Project (as opposed to entryway and Common Area electrical consumption);
4.2.3.1.5    cost of any repair made by Landlord because of the total or partial destruction of the Project or the condemnation of a portion of the Project, other than the cost of customary and commercially reasonable deductibles;
4.2.3.1.6    any bad debt loss, rent loss, or reserves for bad debts or rent loss;
4.2.3.1.7    cost of overtime incurred due to Landlord in curing its defaults;
4.2.3.1.8    costs associated with the operation of the business of the corporate entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the entity which constitutes Landlord include costs of corporate accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;
4.2.3.1.9    the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of asset manager or to a partner, member or officer of Landlord;
4.2.3.1.10    except as set forth in items (xii), (xiii), and (xiv) above, the cost of structural repairs or replacements, including roof and subsurface/foundation work, alterations and additions which, under generally accepted accounting principles, are considered capital improvements or replacements;
4.2.3.1.11    amounts paid as ground rental for the Project by Landlord;
4.2.3.1.12    any increase in insurance premiums to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant or Landlord;

4.2.3.1.13    overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;
4.2.3.1.14    any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
4.2.3.1.15    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;
4.2.3.1.16    all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;
4.2.3.1.17    costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;
4.2.3.1.18    any costs expressly excluded from Operating Expenses elsewhere in this Lease;
4.2.3.1.19    rent for any office space occupied by Project management personnel to the extent the rental rate of such office space exceeds the fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;
4.2.3.1.20    rent for any office space occupied by Project management personnel to the extent such management office space exceeds 2,000 rentable square feet of space;
4.2.3.1.21    costs to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;
4.2.3.1.22    [Intentionally omitted];
4.2.3.1.23    cost of special cleaning or other services not provided on a regular basis to tenants of the Project;
4.2.3.1.24     Landlord’s costs of any services sold or provided tenants or other occupants for which Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rent (and escalations thereof) payable under the lease with such tenant or other occupant;

4.2.3.1.25     any “above‑standard” cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping;
4.2.3.1.26     costs arising from Landlord’s charitable or political contributions;
4.2.3.1.27     any flowers, gifts, balloons, etc. provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;
4.2.3.1.28    advertising and promotional expenditures;
4.2.3.1.29    the cost of any “tenant relations” parties, events or promotions not consented to by an authorized representative of Tenant in writing;
4.2.3.1.30    entertainment, dining or travel expenses for any purpose;
4.2.3.1.31    costs for which Landlord has been compensated by a management fee, and any management fees in excess of four percent (4%) of the gross revenue from the Project;
4.2.3.1.32     the cost of any training or incentive programs, other than for tenant life safety information services;
4.2.3.1.33    the cost of any magazine, newspaper, trade or other subscriptions;
4.2.3.1.34     any “finders fees”, brokerage commissions, job placement costs or job advertising cost;
4.2.3.1.35     the cost of correcting defects in the initial construction of the Building, parking garage, or other part of the Premises, or in the Building equipment;
4.2.3.1.36     costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease
4.2.3.1.37    any expenses incurred in connection with any hazardous materials' abatement, encapsulation, or removal, including, without limitation, asbestos, except to the extent such hazardous materials exist on the Project as of the date hereof; and
4.2.3.1.38    any other expenses which under generally accepted accounting principles and practice would not be considered a normal maintenance or operating expense.

If the Project is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.
4.2.4    Taxes.
4.2.4.1    "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.
4.2.4.2    Tax Expenses shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and Tax Expenses shall also include any mandatory governmental assessments towards a governmental cost-sharing agreement; and (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof.
4.2.4.3    Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid as an increase in the Tax Expenses by Tenant included as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by

Landlord as Building Tax Expenses pursuant to the terms and conditions of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.4 (except as set forth in Section 4.2.4.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, payroll taxes, capital gains taxes, transfer or conveyance taxes, excise taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), except to the extent such excluded taxes are imposed by a governmental authority in replacement of or in lieu of taxes previously included within Tax Expenses hereunder, (ii) any items included as Operating Expenses, (iii) any late charges, interest or penalties resulting from Landlord’s failure to pay any Taxes when due, (iv) any special assessments levied against another tenant or occupant in the Project due to improvements made by such other tenant or occupant, and (v) any items paid by Tenant under Section 4.5 of this Lease.
4.3    Allocation of Direct Expenses.    The parties acknowledge that the Building is a part of a multi-building project and that Direct Expenses shall be allocated between Tenant and the tenants of the other buildings in the Project and any future buildings constructed in the Project, and the percentage of Direct Expenses payable by Tenant shall be determined using the applicable “Tenant’s Share”, all as provided in Section 4.1 of this Lease.
4.4    Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant's Share of Direct Expenses for each Expense Year.
4.4.1    Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the "Statement") which shall show the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of Direct Expenses. Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of Tenant's Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Direct Expenses," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses (an "Excess"), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant's Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses (again, an Excess), Landlord shall deliver a check payable to Tenant in the amount of such Excess concurrently with its delivery of the Statement. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than twelve (12) calendar months after the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant's Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year.
4.4.2    Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth in general major categories Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant's Share of Direct Expenses (the "Estimated Direct Expenses"). Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before April 1 of the Expense Year to which such Estimate Statement relates. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant. Following Tenant’s receipt of the new Estimate Statement for the Expense Year it shall, within thirty (30) days of its receipt of such Estimate Statement, pay to Landlord the difference between the monthly estimated payments made to date in such Expense Year, and the monthly estimated payments that should have been made based on such new Estimate Statement. Throughout the Lease Term Landlord shall maintain books and records with respect to Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.
4.5    Taxes and Other Charges for Which Tenant Is Directly Responsible.
4.5.1    Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2    If the improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.
4.5.3    Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
4.6    Landlord's Books and Records. Upon Tenant's written request (the "Review Request"), given not more than one hundred eighty (180) days after Tenant's receipt of a Statement for a particular Expense Year, Tenant shall have the right during Landlord’s regular business hours and on reasonable prior notice, to inspect, at Landlord’s corporate offices, at Tenant’s sole cost, Landlord’s records (the "Preliminary Review"). The Preliminary Review shall be conducted by Tenant within thirty (30) days of Tenant's Review Request (but in any event within the one hundred fifty (150) day period following Tenant's receipt of a Statement for a particular Expense Year). The inspection of Landlord’s records as part of the Preliminary Review may be conducted by Tenant's employees, an audit review professional or a reputable certified public accountant. If after such Preliminary Review any disputes cannot be promptly resolved by the parties, Tenant shall have the right to audit Landlord's records with respect to the Statement at Landlord's corporate offices (the "Audit"), and Landlord shall furnish to Tenant's accountant or audit representative such reasonable supporting documentation in connection with such Audit as Tenant may reasonably request. Landlord shall provide said information to Tenant within thirty (30) days after Tenant's written request therefor, and Tenant shall complete such Audit within thirty (30) days of its receipt of such requested information from Landlord. In connection with such Audit, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding an audit of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding any Preliminary Review or Audit undertaken pursuant to the terms of this Section 4.6. Any audit report prepared by Tenant's auditors shall be delivered to both Landlord and Tenant. If, after the Audit, Tenant continues to dispute the amount of such Additional Rent for the particular year which is the subject of the Audit, Landlord and Tenant shall meet and attempt in good faith to resolve the dispute. If the parties are unable to resolve the dispute within thirty (30) days after completion of Tenant's Audit and Tenant still disputes such Additional Rent, a further audit to determine the proper amount shall be made by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval (the "Final Audit"), and the findings of the Accountant shall be binding on Landlord and Tenant. The actual out-of-pocket third-party costs and expenses relating to the Preliminary Review, the Audit and the Final Audit shall be paid by Tenant; provided that if such Final Audit by the Accountant proves that Direct Expenses that are being disputed were overstated by more than five percent (5%), then the actual out-of-pocket third-party costs and expenses relating to the Preliminary Review, the Audit and the Final Audit shall be paid by Landlord; provided, however, in no event shall Landlord be responsible for an amount in excess of Fifteen Thousand and 00/100 Dollars ($15,000.00) in connection therewith. Tenant hereby acknowledges that Tenant's sole right to review and audit Landlord's books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to audit such books and records and/or to contest the amount of Direct Expenses payable by Tenant. Following the Final Audit (or otherwise following the agreement reached by Landlord and Tenant to adjust the payments due pursuant to the particular Statement after the Preliminary Review or Audit), the parties shall make such appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing, provided that in any case such payments or reimbursements shall be made to Landlord or Tenant (as the case may be) within thirty (30) days following the Final Audit (or the agreement otherwise reached between the parties pursuant to the terms of this Section 4.6); provided, however, if a reimbursement is due to be paid by Landlord to Tenant pursuant to the foregoing during the Lease Term, Landlord may effectuate such reimbursement via a credit equal to the amount thereof against Tenant's next installment of Rent due to Landlord under this Lease.
ARTICLE 5
USE OF PREMISES
5.1    Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord.
5.2    Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for any uses which are not allowed under applicable zoning, or are restricted under any applicable recorded instrument. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto (the "Rules and Regulations"), or in violation of the laws of the United States of America, the State of Washington, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant's business.
5.3    CC&Rs. Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the "CC&Rs") which Landlord, in Landlord's discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs, provided that such CC&Rs shall not materially diminish Tenant’s use of or operation within the Premises under the Lease, or materially increase Tenant’s obligations under the Lease. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a "Recognition of Covenants, Conditions, and Restriction," in a form substantially similar to that attached hereto as Exhibit F, agreeing to and acknowledging the CC&Rs.
ARTICLE 6
SERVICES AND UTILITIES
6.1    Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.
6.1.1    Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 7:00 P.M. Monday through Friday and 8:00 A.M. to 1:00 P.M. on Saturday (collectively, the "Building Hours"), except for the date of observation of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other legal holiday in the State of Washington (collectively, the "Holidays").
6.1.2    Tenant shall continue to use the currently-existing electrical wiring and facilities and power for normal general office use as determined by Landlord. Tenant shall pay directly to the utility company pursuant to the utility company's separate meters (or to Landlord in the event Landlord provides submeters instead of the utility company's meters), the cost of all electricity provided to and/or consumed in the Premises (including normal and excess consumption and including the cost of electricity to operate the HVAC air handlers), which electricity shall be separately metered (as described above or otherwise equitably allocated and directly charged by Landlord to Tenant). Tenant shall pay such cost within ten (10) days after demand and as Additional Rent under this Lease (and not as part of the Operating Expenses). Landlord shall designate the utility provider from time to time provided that any such utility company provides reliable service and the utility costs do not generally exceed market rates. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation.
6.1.3    Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. Landlord confirms that the current lighting fixtures within the Premises are Building-standard.
6.1.4    Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building.
6.1.5     Landlord shall provide janitorial services within the Premises substantially in accordance with the "Janitorial Specifications" attached hereto as Exhibit I and made a part hereof ("Janitorial Specifications"). Landlord shall be entitled to adjust the Janitorial

Specifications from time to time, but shall ensure that the Premises are provided with janitorial services comparable to those provided by landlord of Comparable Buildings.
6.2    Overstandard Tenant Use. Except for normal fractional horsepower office machines (including, but not limited to, computers, copiers, printers, scanners, facsimile machines, normal office break room equipment used in a break room setting such as refrigerators, dishwashers, ovens, microwave ovens, toaster ovens and coffee makers), Tenant shall not, without Landlord's prior written consent, use machines or equipment which may substantially affect the temperature otherwise maintained by the air conditioning system or substantially increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption (to the extent not separately metered and thereby directly paid for by Tenant), the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant's desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time reasonably establish for all tenants in the Project. Landlord acknowledges that the Premises currently has a data room served by a supplementary air conditioning system, that the Premises is submetered for electricity consumption, and that the lighting used in the Premises constitutes Building standard lighting. Concurrently with its review of Tenant’s plans and specifications for any "Alterations" (as that term is defined in Section 8.1 below), Landlord shall identify any lighting or other particular component of the Alterations which (y) is expressly identified in such plans and specifications provided to Landlord, and (z) would cause Landlord to exercise its right to install supplementary air conditioning units or other equipment in the Premises contemplated by this Section 6.2.
6.3    Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond

Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in Section 6.4 or elsewhere in the Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.
6.4    Abatement Event. If (i) Landlord fails to perform the obligations required of Landlord under this Lease or to otherwise perform an act required by Landlord to avoid such interference, (ii) such failure is within Landlord’s reasonable control and is reasonably capable of being cured by Landlord, (iii) such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant, and (iv) such failure relates to (A) the nonfunctioning of any Building System or utility service to the Premises, or (B) a failure to provide access to the Premises, for a period, in either of (A) or (B), of three (3) consecutive business days, then Tenant shall give Landlord notice (the "Initial Notice"), specifying such failure to perform by Landlord (the "Abatement Event"). If Landlord has not cured such Abatement Event within two (2) business days after the receipt of the Initial Notice (the "Eligibility Period"), Tenant may deliver an additional notice to Landlord (the "Additional Notice"), specifying such Abatement Event. If Landlord does not cure such Abatement Event within two (2) business days of receipt of the Additional Notice, then Rent payable under this Lease shall be abated for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the third (3rd) business day after the date on which such portion of the Premises first became untenantable and continuing to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises. Such right to abate Rent shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event. Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder. Notwithstanding anything herein to the contrary, Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air-conditioning and electrical systems, when necessary, by reason of accident or emergency, or for repairs, alterations or improvements, which are in the reasonable judgment of Landlord desirable or necessary, until said repairs, alterations or improvements shall have been completed; provided, Landlord shall use commercially reasonable efforts to minimize interruption to Tenant’s business operations, and shall provide Tenant with advance notice of any scheduled repairs.
ARTICLE 7
REPAIRS
7.1    In General. Landlord shall maintain in operating order and keep in good repair and condition the roof and structural portions of the Building, including the foundation, floor/ceiling slabs, roof structure, roof membrane, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevator cab, men's and women's washrooms, Building mechanical, electrical and telephone closets, and all common and public areas servicing the Building, including the parking areas, landscaping and exterior Project signage (collectively, "Building Structure") and the "Base Building" (as that term is defined in

Section 8.2 below) mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems (collectively, the "Building Systems") and the Common Areas. Tenant shall, at Tenant's own expense, and with contractors reasonably approved by Landlord and using materials of equal or better quality as those currently existing in the Building, keep the Premises, including all improvements, fixtures, equipment, window coverings, and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term, but such obligation shall not extend to the Building Structure and the Building Systems (if any repairs or replacements to the Building Structure and/or the Building Systems are necessitated because of an act of Tenant or any of Tenant’s employees, agents or contractors, Landlord shall make such repairs at Tenant’s sole cost and expense). If Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant's failure to commence such repair within ten (10) days thereafter and diligently prosecute such repairs to completion, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other reasonable costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder which Tenant has failed to perform following notice from Landlord, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant's use of, or access to, the Premises and following not less than twenty-four (24) hours prior written notice to Tenant; provided that, with respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant's use of, or access to, the Premises.
7.2    Tenant's Self-Help Rights. Notwithstanding any provision to the contrary set forth in this Article 7, if Tenant provides written notice to Landlord of the need for repairs and/or maintenance which are Landlord's obligation to perform under Section 7.1, above, and Landlord fails to undertake such repairs and/or maintenance within a reasonable period of time, given the circumstances, after receipt of such notice (but in no event earlier than two (2) business days after receipt of such notice except in cases where there is a more immediate threat of material and substantial property damage or a more immediate threat of bodily injury, in which case such shorter period of time as is reasonable under the circumstances), and such failure results in an Emergency (as defined below), then Tenant may, at its option and without limiting all other available remedies, proceed to undertake such repairs and/or maintenance upon delivery of notice to Landlord that Tenant is taking such required action (which may, if the circumstances reasonably require, be delivered to __________________ via telephone at (___) ___-____ and electronic mail at ______________________ (or such other phone numbers or e-mail addresses as Landlord may designate from time to time)), which notice shall clearly indicate the steps to be taken by Tenant that are necessary to remedy the event giving rise to the Emergency. If Emergency repairs and/or maintenance were required under the terms of this Lease to be performed by Landlord and are not performed by Landlord, and are performed by Tenant as provided herein, then Tenant shall be entitled to reimbursement by Landlord of Tenant's actual, reasonable, and documented costs and expenses in performing such maintenance and/or repairs. Such reimbursement shall be made within thirty (30) days after Landlord's receipt of Tenant's invoice of such costs and expenses, and if Landlord fails to so reimburse Tenant within such thirty (30) day period, then Tenant shall be entitled to offset against the Rent payable by Tenant under this Lease the amount of such invoice together with interest thereon at the Interest Rate, which shall have accrued on the amount of such invoice during the period from and after Tenant's delivery of such invoice to Landlord through and including the earlier of the date Landlord delivers the payment to Tenant or the date Tenant offsets such amount against the Rent. In the event Tenant undertakes such repairs and/or maintenance, and such work will affect the Building Structure or Building Systems, any Common Areas or other areas outside the Building and/or the exterior appearance of the Building or Project (or any portion thereof), Tenant shall use only those unrelated third party contractors used by Landlord in the Buildings for such work unless such contractors are unwilling or unable to perform such work on a timely basis and at competitive prices, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Tenant shall comply with the other terms and conditions of this Lease if Tenant takes the required action, except that Tenant is not required to obtain Landlord's consent for such Emergency repairs. For purposes of this Section 7.2, an "Emergency" shall mean (i) an event threatening immediate and material danger to people located in the Building or immediate, material damage to the Building, Building Systems, Building Structure or Alterations, or creates a realistic possibility of an immediate and material interference with, or immediate and material interruption of a material aspect of Tenant's business operations, or (ii) a failure by Landlord to perform any repairs to the extent (a) the same are Landlord's express responsibility to perform under this Lease, and (b) the non-performance thereof has materially affected the interior of the Premises, or creates a realistic possibility of immediately and materially affecting the interior of the Premises. Notwithstanding anything to the contrary herein, Tenant shall take only such action as is reasonably necessary to correct the Emergency condition and Tenant shall exercise good business judgment in connection with the exercising its self-help right and incurring the costs related thereto; all work done in accordance with this paragraph by any contractor that is not a Landlord approved contractor must be performed at reasonable and competitive costs and expenses; Tenant shall use commercially reasonable efforts to minimize interference with the rights of other tenants to use their respective premises; and any work done by Tenant under this paragraph shall be completed in a good and workmanlike manner, in accordance with all applicable laws, and in a manner so as not to materially impair any portion of the structural elements of the Building or Building Systems.
ARTICLE 8
ADDITIONS AND ALTERATIONS
8.1    Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld, delayed or conditioned by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days' notice to Landlord, but without the need to obtain Landlord's prior consent, to the extent that such Alterations (a) consist solely of interior, cosmetic finish work, such as paint, carpet, floor, wall and window coverings, (b) are collectively less than Five Hundred Thousand Dollars ($500,000.00), and (c) are not classified as “Prohibited Alterations” below (the "Cosmetic Alterations"). Tenant shall not make Alterations which (i) adversely affect the structure or exterior of the Building, (ii) adversely impact the Building’s mechanical, electrical or heating, ventilation or air conditioning systems (iii) adversely affect the value of the Building, (iv) are visible from the exterior of the Premises, and/or (v) will result in the penetration or puncturing of the roof or a floor of the Building (each being “Prohibited Alterations”), without, in each case, first obtaining Landlord’s prior written consent or approval to such Prohibited Alterations (which consent or approval shall be in Landlord’s sole and absolute discretion).
8.2    Manner of Construction. If Landlord shall give its consent to any Alterations, the consent shall be deemed conditioned upon Tenant acquiring a permit to do the work from appropriate governmental agencies, the furnishing of a copy of such permit to Landlord prior to the commencement of the work, and the compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning such hazardous materials or substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Bellevue, all in conformance with Landlord's commercially reasonable construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord's design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall be entitled, at its sole option, and at Tenant's expense, to make such changes to the Base Building. The "Base Building" shall include the structural portions of the Building, and the elevators, exit stairwells and the systems and equipment located in the internal core of the Building. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. In addition to Tenant's obligations under Article 9 of this Lease, Tenant shall deliver to the management office for the Project a reproducible copy of the "as built" and CAD drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.
8.3    Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord's standard contractor's rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from

Landlord's involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for any of Landlord's actual and reasonable out-of-pocket third-party costs reasonably incurred (based upon the particular nature of the proposed Alterations) by Landlord as a result of such proposed Alterations.
8.4    Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant, or its contractor carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.
8.5    Landlord's Property. Landlord and Tenant hereby acknowledge and agree that all Alterations, improvements, fixtures, equipment and/or appurtenances which have been installed or may in the future be installed or placed in or about the Premises (excluding Tenant's removable trade fixtures, furniture or non-affixed office equipment), from time to time, shall be at the sole cost of Tenant and shall be and become, at Landlord’s option, part of the Premises and the property of Landlord. Furthermore, Landlord may, by written notice to Tenant at the time Landlord approves any Alterations requiring Landlord’s consent, require Tenant, at Tenant's expense, to remove any Alterations or improvements located within the Premises (but excluding the improvements located in the Premises on the Lease Commencement Date, which Landlord agrees Tenant shall not be obligated to remove), which are Specialty Alterations (as defined below) and to repair any damage to the Premises and/or the Building caused by such removal. Notwithstanding anything herein or in the Lease to the contrary, prior to the expiration or earlier termination of the Lease Term, Landlord, in Landlord’s sole and absolute discretion, may require Tenant to remove, at Tenant’s sole cost and expense, the two (2) presently existing internal staircases within the Building. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, then Landlord may do so and may charge the cost thereof to Tenant. For purposes of this Lease, “Specialty Alterations” shall mean internal staircases, raised computer flooring, water features, locker rooms or theatres, or any other Alterations that require extraordinary efforts to demolish. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.
ARTICLE 9
COVENANT AGAINST LIENS
Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Except in the case of an Emergency (as more particularly contemplated by Section 7.2 of this Lease), Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.
ARTICLE 10
INSURANCE
10.1    Indemnification and Waiver. Except to the extent of the negligence or willful misconduct of Landlord or the "Landlord Parties" (as that term is defined below), Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Other than to the extent arising out of the negligence or willful misconduct of Landlord or the Landlord Parties, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from: (a) any causes in, on or about the Premises; (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; (d) any acts, omission, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person (collectively, "Tenant Parties"); (e) any breach, violation, or non-performance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or any such person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; (f) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant; or (g) the placement of any personal property or other items within the Premises. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall defend Landlord in such suit at Tenant's sole cost and expense (which costs and expenses to be incurred by Tenant shall include attorneys' fees). Further, Tenant's agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant's indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. Tenant hereby agrees that it shall not assert any industrial insurance immunity rights pursuant to Title 51 RCW (as the same may be amended, substituted or replaced) if such assertion would be inconsistent with or otherwise impair Landlord's right to indemnification under this Section 10.1, and, accordingly, hereby waives all such industrial insurance immunity rights. The foregoing waiver of industrial insurance immunity rights was specifically negotiated by Landlord and Tenant and is solely for the benefit of Landlord and Tenant, and their successors and assigns, under the Lease, and is not intended as a waiver of Tenant's rights of immunity under such industrial insurance for any other purposes. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

Landlord's Initials	Tenant's Initials
10.2    Tenant's Compliance With Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply with Landlord's insurance company's reasonable requirements pertaining to the use of the Premises. If Tenant changes its use of the Premises from the Permitted Use, and Tenant's alternate use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.
10.3    Tenant's Insurance. Throughout the Lease Term, Tenant shall maintain the following coverages in the following amounts. The required evidence of coverage must be delivered to Landlord on or before the date required under Section 10.4(I) sub-sections (x) and (y), or Section 10.4(II) below (as applicable). Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less.
10.3.1    Commercial General Liability Insurance, including Broad Form contractual liability covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) based upon or arising out of Tenant's operations, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be written on an “occurrence” basis. Landlord and any other party Landlord so specifies that has a material financial interest in the Project, including Landlord’s managing agent, ground lessor and/or lender, if any, shall be named as additional insureds as their interests may appear using Insurance Service Organization's form CG2011 or a comparable form approved by Landlord. Tenant shall provide an endorsement or policy excerpt showing that Tenant’s coverage is primary and any insurance carried by Landlord shall be excess and non-contributing. The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations. This policy shall include coverage for all liabilities assumed under this Lease as an insured contract for the performance of all of Tenant’s indemnity obligations under this

Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Limits of liability insurance shall not be less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence
Personal Injury and Advertising Liability	$5,000,000 each occurrence
Tenant Legal Liability/Damage to Rented Premises Liability	$1,000,000.00
10.3.2    Property Insurance covering (i) all office furniture, personal property, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's business personal property on the Premises installed by, for, or at the expense of Tenant, and (ii) all Alterations performed in the Premises. Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10 30 04 02 Coverage Special Form, (b) water damage from any cause whatsoever, including, but not limited to, sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion, and backup or overflow from sewers or drains, and (c) terrorism (to the extent such terrorism insurance is available as a result of the Terrorism Risk Insurance Act of 2002 (Pub. L. 107-297, 116 Stat. 2322), the Terrorism Risk Insurance Program Reauthorization Act of 2005 (Pub. l. 109‑144), and the Terrorism Risk Insurance Program Reauthorization Act of 2007 (Pub. L. 110‑160, 121 Stat. 183), any successor statute or regulation, or is otherwise available at commercially reasonable rates).
10.3.2.1    Adjacent Premises. Tenant shall pay for any increase in the premiums for the property insurance of the Project if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises in violation of the Permitted Use.
10.3.2.2    Property Damage. Tenant shall use the proceeds from any such insurance for the replacement of personal property, trade fixtures and Alterations.
10.3.2.3    No Representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.
10.3.2.4    Property Insurance Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by insurance carriers to the extent above provided (and, in the case of Tenant, by an insurance carrier satisfying the requirements of Section 10.4(i) below), and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. Landlord and Tenant hereby represent and warrant that their respective "all risk" property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant and/or any of the Tenant Parties (as the case may be) in connection with any property loss risk thereby insured against. Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.3.3 and to obtain such waiver of subrogation rights endorsements. If either party hereto fails to maintain the waivers set forth in items (i) and (ii) above, the party not maintaining the requisite waivers shall indemnify, defend, protect, and hold harmless the other party for, from and against any and all claims, losses, costs, damages, expenses and liabilities (including, without limitation, court costs and reasonable attorneys' fees) arising out of, resulting from, or relating to, such failure.
10.3.3    Business Income Interruption for one year (1) plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.
10.3.4    Worker's Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer's Liability with minimum limits of not less than $1,000,000 each accident/employee/disease.
10.3.5    Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles with limits not less than $1,000,000 combined single limit for bodily injury and property damage.
10.4    Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) be issued by an insurance company having an AM Best rating of not less than A‑X, or which is otherwise acceptable to Landlord and licensed to do business in the State of Washington, (ii) be in form and content reasonably acceptable to Landlord and complying with the requirements of Section 10.3 (including, Sections 10.3.1 through 10.3.5), (iii) Tenant shall not do or permit to be done anything which invalidates the required insurance policies, and (iv) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy so long as and provided such policy: (a) strictly complies with all other terms and conditions contained in this Lease; and (b) contains an endorsement with respect to commercial general liability insurance which identifies with specificity the particular address of the Premises as being covered under the blanket policy and provides a minimum guaranteed coverage amount of Five Million Dollars ($5,000,000.00) per occurrence for the Premises. Tenant shall deliver said policy or policies or certificates thereof and applicable endorsements which meet the requirements of this Article 10 to Landlord on or before (I) the earlier to occur of: (y) the Lease Commencement Date, and (z) the date Tenant and/or its employees, contractors and/or agents first enter the Premises for occupancy, construction of improvements, alterations, or any other move-in activities, and (II)

five (5) business days after the renewal of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and applicable endorsements, Landlord may, at its option, after written notice to Tenant and Tenant's failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant and the sole benefit of Landlord, and the cost thereof shall be paid to Landlord after delivery to Tenant of bills therefor.
10.5    Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.
10.6    Third-Party Contractors. Tenant shall obtain and deliver to Landlord, Third Party Contractor's certificates of insurance and applicable endorsements at least five (5) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (collectively, a "Third Party Contractor"). All such insurance shall (a) name Landlord as an additional insured under such party's liability policies as required by Section 10.3.1 above and this Section 10.6, (b) provide a waiver of subrogation in favor of Landlord under such Third Party Contractor's commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord's minimum insurance requirements.
10.7    Landlord's Fire, Casualty, and Liability Insurance.
10.7.1    Landlord shall maintain Commercial General Liability Insurance with at least Five Million Dollars ($5,000,000) in coverage, with respect to the Project during the Lease Term covering claims for bodily injury, personal injury, and property damage in the Common Areas and with respect to Landlord's activities in the Premises.
10.7.2    Landlord shall insure the Project and Landlord's remaining interest in the Improvements and Alterations with a policy of Physical Damage Insurance including building ordinance coverage, written on a standard Causes of Loss – Special Form basis (against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism, and malicious mischief, sprinkler leakage, water damage and special extended coverage), covering the full replacement cost of the Base Building, Premises and other improvements (including coverages for enforcement of Applicable Laws requiring the upgrading, demolition, reconstruction and/or replacement of any portion of the Building as a result of a covered loss) without a deduction for depreciation.
10.7.3    Landlord shall maintain Boiler and Machinery/Equipment Breakdown Insurance covering the Project against risks commonly insured against by a Boiler and Machinery/Equipment Breakdown policy and such policy shall cover the full replacement costs, without deduction for depreciation.

10.7.4    The foregoing coverages shall contain commercially reasonable deductible amounts from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine.
10.7.5    Additionally, at the option of Landlord, such insurance coverage may include the risk of (i) earthquake, (ii) flood damage and additional hazards, or (iii) a rental loss endorsement for a period of up to two (2) years.
10.7.6    Notwithstanding the foregoing provisions of this Section 10.7, the coverage and amounts of insurance carried by Landlord in connection with the Project (i) shall at a minimum be as set forth in Sections 10.7.1 through 10.7.5 of this Lease, (ii) shall be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings to the extent such coverage and amounts exceed those set forth in Sections 10.7.1 through 10.7.5 of this Lease, and (iii) may be fulfilled through a "blanket" insurance policy. In addition, Landlord shall carry Worker's Compensation and Employer's Liability coverage as required by applicable law.
ARTICLE 11
DAMAGE AND DESTRUCTION
11.1    Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the Premises and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws, modifications mutually agreed to by Landlord and Tenant, or any modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that Tenant’s access to, and use of, the Premises shall not be materially impaired. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises (or if the entire Premises cannot be occupied by the Tenant as a result of the fire or other casualty, and the entire Premises is not occupied by the Tenant, the Rent for the entire Premises shall be abated).
11.2    Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant not less than sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; or (v) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Landlord shall provide notice to Tenant, and Tenant may elect, no earlier than forty-five (45) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such one hundred eighty (180)-day period, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date (the "Extended Damage Termination Date"). If repairs shall be substantially completed prior to the Extended Damage Termination Date, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed prior to the Extended Damage Termination Date, then this Lease shall terminate on the Extended Damage Termination Date without the requirement of any further notice from Tenant. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. Furthermore, in the event that the Premises is damaged or destroyed within the final six (6) months of the Lease Term and such damage would require more than thirty (30) days to repair, then either Landlord or Tenant may, at their option, terminate this Lease by written notice to other within thirty (30) days following the date of such damage of destruction.
11.3    Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of Washington with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.
ARTICLE 12
NONWAIVER
No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.
ARTICLE 13
CONDEMNATION
If the whole of the Project or the Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, this Lease shall automatically terminate effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred twenty (120) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. If Tenant does not elect to so terminate this Lease, Tenant shall remain in that portion of the Premises which shall not have been appropriated or taken as herein provided, and Landlord agrees, at Landlord’s cost and expense, to, as soon as reasonably possible, restore the remaining portion of the Premises to a complete unit of like quality and character as existed prior to such appropriation or taking. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to any statute or regulation of the State of Washington. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and twenty (120) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
ARTICLE 14
ASSIGNMENT AND SUBLETTING
14.1    Transfers. Except as set forth in Section 14.6 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) the terms of the proposed Transfer and the consideration therefor, including the name and address of the proposed Transferee, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Tenant shall pay Landlord a reasonable fee of $1,000 for costs incurred by Landlord in connection with any Transfer.
14.2    Landlord's Consent. Landlord shall not unreasonably withhold, delay or condition its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six (6) month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease.
14.3    Effect of Transfer. In the event of any Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) a consent to any Transfer, if required, shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve the originally named Tenant hereunder, any subsequent Tenant, or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.
14.4    Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) the dissolution, merger, consolidation or other reorganization of Tenant or (ii) the sale or other transfer of an aggregate of more than fifty percent (50%) or more of the voting shares of Tenant within a twelve (12) month period.
14.5    Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.
14.6    Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant's stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord's consent under this Article 14 (any such assignee or sublessee described in items (A) through (D) of this Section 14.8 hereinafter referred to as a "Permitted Transferee"), provided that (i) Tenant notifies Landlord at least ten (10) days following the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or Permitted Transferee as set forth above, (ii) Tenant is not in default, beyond any applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building and the proposed use of the Premises by such Permitted Transferee is a Permitted Use, (iv) in the case of a Transfer pursuant to Section 14.6 (A), (C) or (D) above, such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles ("Net Worth") at least equal to the Net Worth of Original Tenant on the date of this Lease, (v) no assignment or sublease relating to this Lease, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease, and (vi) the liability such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant and such Permitted Transferee, prior to the effective date of such Transfer, furnishes Landlord with a written instrument satisfactory to Landlord agreeing to be bound by all of the conditions, obligations and agreements contained in the Lease. An assignee of Tenant's entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a "Permitted Transferee Assignee." "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.
14.7    If, in connection with the assignment of this Lease, or the subletting of all or a portion of the Premises (other than to a Permitted Transferee, in which case this provision shall not apply), the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) (“Sublease Rent”) exceeds the Rent payable under this Lease, after deducting from such Sublease Rent the reasonable costs for alterations to the subleased or assigned premises, market levels of free rent and tenant improvement allowances and reasonable architects’, attorneys’ and brokerage fees payable in connection with such sublease or assignment, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, fifty percent (50%) of all such excess Rent and other excess consideration within ten (10) days following receipt thereof by Tenant.
ARTICLE 15
SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES
15.1    Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2    Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.
ARTICLE 16
HOLDING OVER
If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (A) the monthly Base Rent and the Estimated Direct Expenses installment applicable during the last full calendar month of the Lease Term, and (B) a percentage equal to (i) one hundred twenty five percent (125%) during the first two (2) months immediately following the expiration or earlier termination of the Lease Term, (ii) one hundred fifty percent (150%) during the next two (2) months, and (iii) two hundred percent (200%) thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.
ARTICLE 17
ESTOPPEL CERTIFICATES
Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate substantially in the form of Exhibit E, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time. Such requested estoppel certificates may also request verification of such other factual information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee, but Tenant shall not be obligated to sign any estoppels certificate which seeks to amend this Lease. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Within ten (10) business days following a request in writing by Tenant, Landlord shall execute, acknowledge and deliver to Tenant an estoppel certificate confirming that this Lease is in full force and effect, and such other factual information reasonably requested by Tenant.
ARTICLE 18
SUBORDINATION
Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor’s lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease. Landlord shall obtain for the benefit of Tenant, from any future mortgagee or ground lessor, a subordination, non-disturbance and attornment agreement (“SNDA”) in the form of Exhibit G, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof). Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument to this Lease. Tenant shall, within twenty (20) days of request by Landlord, execute an SNDA in the form described above to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases, provided such instrument does not amend this Lease in any materially adverse way. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.
ARTICLE 19
DEFAULTS; REMEDIES
19.1    Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant (a default which remains uncured beyond the applicable grace or cure period being herein an “event of default”):
19.1.1    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) days after notice; provided, however, Landlord shall only be obligated to provide such written notice to Tenant one (1) time within any consecutive twelve (12) month period and in the event Tenant fails to timely pay Rent or any other sums for a second (2nd) time during any consecutive twelve (12) month period, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease; or
19.1.2    Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue, with all commercially reasonable efforts, to rectify and cure such default within a commercially reasonable timeframe; or
19.1.3    To the extent permitted by law, (i) Tenant or any guarantor of this Lease being placed into receivership or conservatorship, or becoming subject to similar proceedings under Federal or State law, or (ii) a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or (iii) the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or (iv) the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of such a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or (v) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or (vi) any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days.
The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.
19.2    Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever. Notwithstanding the foregoing, or any other provision of this Lease to the contrary, Landlord shall not have the right to accelerate the Rent due hereunder other than pursuant to the liquidated damages provision set forth in Section 19.2.1 below, which once elected by Landlord shall be its sole remedy; provided, however, if Landlord is unsuccessful in obtaining the full amount of such remedy against Tenant as provided in Section 19.2.1 below, then Landlord shall be entitled to pursue any other remedy available to Landlord in this Lease, provided such other remedy does not include the acceleration of the Rent due hereunder.
19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:
19.2.1.1    The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
19.2.1.2    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
19.2.1.3    The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
19.2.1.4    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, (a) any improvement allowance(s) granted to any new tenant(s) in connection with a lease of all or a portion of the Premises, (b) any free rent concessions granted to any new tenant(s) in connection with a lease of all or a portion of the Premises, (c) any legal expenses incurred in connection with a lease of all or a portion of the Premises, and (d) any brokerage commissions incurred by Landlord in leasing all or any portion of the Premises to any such new tenant(s); provided, however, (i) the foregoing items (a), (b), (c) and (d) shall only apply to the extent Landlord enters into a replacement lease (or leases) which commences in advance of the otherwise scheduled expiration date of the Lease Term, (ii) such foregoing items (a), (b), and (c) shall be amortized over the initial term of the particular replacement lease(s) on a level payment basis, and Tenant shall only be responsible for the amortized amounts which fall within what would have been the Lease Term had the Lease not terminated pursuant to the terms of this Section 19.2.1 (i.e., any such amortized amounts which are to be paid by such new tenant after what was the then-scheduled expiration date (e.g., the Lease Expiration Date or otherwise) shall not be imposed upon the Tenant), and (iii) the amounts under the foregoing item (d) shall be allocated such that in each year of the relevant replacement lease the new tenant shall be deemed, in this instance, to be reimbursing Landlord for the actual brokerage commissions applicable to that particular year (or portion thereof), and Tenant shall only be responsible for the amounts of the brokerage commissions which fall within what would have been the then-applicable term of this Lease if the same had not been terminated (for purposes of example only, if this Lease is terminated pursuant to the terms of this Section 19.2.1 during the fourth (4th) full calendar year and Landlord enters into a replacement lease with a term of ten (10) years commencing on the date immediately following the last day of the calendar month in which the fifty (5th) anniversary of the Lease Commencement Date occurs and the brokerage commissions payable under such replacement lease are equal to four percent (4%) of the rentals payable thereunder during years one (1) through five (5) and two percent (2%) of the rentals payable thereafter, Tenant shall be responsible for reimbursing Landlord for the brokerage commissions applicable to the first five (5) years of the replacement lease term (i.e., four percent (4%) per year)); and

19.2.1.5    At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1.1 and 19.2.1.2, above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1.1.3, above, the "worth at the time of award" shall be computed by discounting such amount at the "Bank Prime Rate" (as that term is defined in Article 25 of this Lease) at the time of award plus one percent (1%).
19.2.2    If Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may continue the Lease in effect (whether or not Tenant has abandoned or vacated the Premises) and, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.2.3    Landlord may re-enter and attempt to relet the Premises without terminating this Lease and remove all persons and property from the Premises (which property may be removed and stored in a public warehouse or elsewhere at the sole cost and risk of, and for the account of, Tenant), all without service of notice or resort to legal process and without being deemed guilty of trespass, or any liability of Landlord for any loss or damage which may be occasioned thereby. If Landlord, without terminating this Lease, either (i) elects to re-enter the Premises and attempts to relet the Premises, (ii) takes possession of the Premises pursuant to legal proceedings, or (iii) takes possession of the Premises pursuant to any notice provided by law, then Landlord may, from time to time, make such alterations and repairs as may be necessary in order to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rent and other terms as Landlord in its reasonable discretion deems advisable. Upon such reletting, all rent received by Landlord from such reletting shall be applied, first to the payment of any indebtedness of Tenant to Landlord (other than for any rent due hereunder); second, to the payment of any costs and expenses of obtaining possession and any such reletting, including the expense of alterations and repairs, brokerage fees and attorneys' fees; third, to the payment of any rent due and unpaid hereunder. If such rents and any other amounts received from such reletting during any month are less than that to be paid during that month by Tenant, then Tenant shall immediately pay such deficiency to Landlord. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a notice of such intention is given by Landlord to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default and pursue the remedy set forth in Section 19.2.1 above.
19.2.4    Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1, 19.2.2 and 19.2.3, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3    Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.4    Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.
19.5    Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Except as expressly otherwise set forth in this Lease, Tenant’s sole and exclusive remedies for a default or breach of this Lease by Landlord shall be (i) an action for damages, and/or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that, except as expressly otherwise set forth herein, Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Notwithstanding the foregoing, upon any such default by Landlord under this Lease, any final, non-appealable judgment from a court of competent jurisdiction in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted). Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages or loss of profits under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease.
ARTICLE 20
COVENANT OF QUIET ENJOYMENT
Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms and conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms and conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.
ARTICLE 21
SECURITY DEPOSIT
Landlord and Tenant hereby acknowledge and agree that Tenant shall not be required to post any security deposit in connection with its lease of the Premises during the Lease Term.
ARTICLE 22
[INTENTIONALLY OMITTED]
ARTICLE 23
SIGNS
23.1    Existing Exterior Signage. Tenant shall be entitled to maintain all presently existing exterior signage on the Building, including the existing exterior monument signage (collectively, the “Exterior Signage”). Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove the Exterior Signage and repair all damage to the Building caused by such removal in order to return the Building exterior to a Building standard condition, as reasonably determined by Landlord. If Landlord installs additional monument signage in the Project (for the Building), Tenant shall be entitled to a prominent position on such additional signage. Landlord shall not be entitled to erect any signage on the Building without Tenant’s prior written consent, which may be withheld by Tenant in its sole and absolute discretion.
23.2    Prohibited Signage and Other Items. Tenant may not install any additional signs on the exterior or roof of the Building or in the Common Areas.
23.2.1    Cost and Maintenance. The costs of Exterior Signage and the installation, design, construction and any and all other costs associated with the Exterior Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant.
23.2.2    Interior Signage. Tenant shall be entitled to place any signage on the interior of the Building (“Interior Signage”), provided: (i) such signage complies with applicable laws; and (ii) such signage is not visible from the exterior of the Building. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove the Interior Signage and repair all damage to the Building caused by such removal in order to return the Building interior to a Building standard condition, as reasonably determined by Landlord.

ARTICLE 24
COMPLIANCE WITH LAW
Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws"). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant's use of the Premises for a use other than the Permitted Use, (ii) any future Alterations in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by any future Alterations, or Tenant's use of the Premises for a use other than the Permitted Use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 unless expressly excluded from Operating Expenses under Section 4.2.4, above.
ARTICLE 25
LATE CHARGES
If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) business days following Tenant's receipt of written notice from Landlord that the same was not received when due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within thirty (30) days after the date they are due shall bear interest from the date when due until paid at the "Interest Rate." For purposes of this Lease, the "Interest Rate" shall be an annual rate equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26
LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
26.1    Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.
26.2    Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, not later than thirty (30) days following delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults (beyond the applicable notice and cure period) pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses which Tenant is obligated to pay pursuant to the terms of Section 10.1 of this Lease; and (iii) in connection with any default by Tenant under this Lease (beyond the applicable notice and cure period), sums equal to all expenditures made and obligations reasonably incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.
ARTICLE 27
ENTRY BY LANDLORD
Landlord reserves the right at all reasonable times and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform standard services required of Landlord (including, without limitation, the repair and maintenance services required to be performed by Landlord); (B) take possession due to any breach of this Lease in the manner provided in this Lease (following the expiration of the applicable notice and cure period); and (C) perform any covenants of Tenant which Tenant fails to perform (following the expiration of the applicable notice and cure period). Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (x) emergencies, (y) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (z) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant's use of the Premises and shall be performed after normal business hours if reasonably practical. With respect to items (y) and (z) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant's use of, or access to, the Premises. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.
ARTICLE 28
TENANT PARKING
Tenant shall rent from Landlord, commencing on the Lease Commencement Date, the amount of parking passes set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply. Landlord shall provide Tenant with notice of any change in the rules and regulations not less than ten (10) days prior to the implementation of any new rules or regulations. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord. The parking passes provided to Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Tenant may validate visitor parking by such method or methods as Landlord may establish, at the validation rate from time to time generally applicable to visitor parking. Landlord shall maintain and operate the Project parking facility in a manner consistent with the parking facilities servicing the Comparable Buildings.
ARTICLE 29
MISCELLANEOUS PROVISIONS
29.1    Terms; Captions. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
29.2    Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.
29.3    No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.
29.4    Modification of Lease. Should any mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor, provided that Landlord shall reimburse Tenant for any reasonable and actual out-of-pocket attorneys' fees actually incurred by Tenant in connection with its review of such documents. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.
29.5    Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.
29.6    Prohibition Against Recording or Publication. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded or otherwise published by Tenant or by anyone acting through, under or on behalf of Tenant.
29.7    Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
29.9    Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its commercially reasonable discretion, may elect.
29.10    Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
29.11    Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
29.12    No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.
29.13    Landlord Exculpation. If Landlord or any successor in interest or assignee shall be an individual, joint venture, tenancy in common, limited liability company, firm or partnership, general or limited, it is specifically understood and agreed that there shall be no personal liability for damages against such individual or the members of the joint venture, tenancy in common, limited liability company, firm or partnership, general or limited, in respect to any breach of the terms, covenants or conditions of this Lease, and Tenant shall look solely to the equity of Landlord in the Project for the recovery of damages in the event of a breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord or any successor in interest as aforesaid. There shall be no such limitation of personal liability on the part of any of the aforesaid individuals in the event of (i) a misapplication or misappropriation of insurance proceeds and/or any award paid in the event of a condemnation, (ii) a misapplication or misappropriation of any amounts paid in escrow, in trust, or otherwise to Landlord to be used for a specific purpose as set forth in this Lease, and/or (iii) any fraudulent conduct.
29.14    Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.
29.15    Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.
29.16    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to (i) the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, (ii)Tenant's obligations under Articles 5 and 24 of this Lease, and (iii) payments of any kind to be made by Landlord pursuant to this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.
29.17    Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.
29.18    Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) delivered by a nationally recognized overnight courier, or (B) delivered personally. Any such Notice shall be delivered (i) to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or (ii) to Landlord at the appropriate address set forth in Section 10 of the Summary, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date of receipted delivery, of refusal to accept delivery, or when delivery is first attempted but cannot be made due to a change of address for which no Notice was given. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant. The party delivering Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail.
29.19    Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20    Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of Washington and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in the State of Washington.
29.21    Attorneys' Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
29.22    Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of Washington. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF WASHINGTON, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY WASHINGTON LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.
29.23    Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
29.24    No Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party.
29.25    Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.
29.26    Project or Building Name and Signage. Landlord shall have the right at any time, upon not less than thirty (30) days’ prior written notice to Tenant, to change the name of the Project or Building. Landlord shall not place an exterior signage on the Building without the prior written consent of Tenant, which consent may be withheld by Tenant in its sole discretion.
29.27    Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.
29.28    Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.
29.29    Hazardous Materials.
29.29.1 Definitions. For purposes of this Lease, "Hazardous Material(s)" shall mean and include those elements or compounds which are contained in the list of hazardous substances now or hereafter adopted by the United States Environmental Protection Agency (the “EPA”), or the list of toxic pollutants designated by EPA, or which are now or hereafter defined as hazardous, toxic, pollutant, infectious or radioactive by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect (the "Environmental Laws").
29.29.2 Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the terms and conditions of this Lease. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available chemicals to maintain the Premises and Tenant’s routine office operations (such as, without limitation, printer and copier toner or office cleaning supplies) (hereinafter the “Permitted Chemicals”). Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of the same, provided that in doing so, Tenant fully complies with all Environmental Laws.

29.29.3 Landlord’s Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws (which Hazardous Materials were not brought onto the Premises by Landlord or any of the Landlord Parties), Tenant shall promptly, at Tenant’s sole expense, perform such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such inspection, assessment or audit as Additional Rent, but only to the extent it is actually determined that Tenant is in violation of Environmental Laws.
29.29.4 [Intentionally Omitted].
29.29.5 Landlord Notification. Tenant shall promptly provide Landlord with complete copies of all documents, correspondence and other written materials directed to or from, or relating to, Tenant concerning environmental issues at the Premises or the Project, including, without limitation, documents relating to the release, potential release, investigation, compliance, cleanup and abatement of Hazardous Materials, and any claims, causes of action or other legal documents related to same. As soon as reasonably possible following any unauthorized release, spill, discharge, generation or discovery of generation of any Hazardous Materials, in, on, or about the Premises or Project, Tenant shall provide written notice to Landlord fully describing the event. Tenant shall also provide Landlord with a copy of any document or correspondence submitted by or on behalf of Tenant to any regulatory agency as a result of or in connection with any unauthorized release, spill, discharge or generation of any Hazardous Materials in the Premises or the Project. As soon as reasonably possible following receipt by Tenant of any warning, notice of violation, permit suspension or similar disciplinary measure relating to Tenant's actual or alleged failure to comply with any Environmental Laws, Tenant shall provide written notice to Landlord.
29.29.6    Remedial Work. In the event that any Hazardous Material is discovered by Tenant within the Premises after the date of this Lease (other than Permitted Chemicals), Tenant shall promptly notify Landlord, and shall consult with Landlord concerning appropriate procedures to be followed. If any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or remediation of Hazardous Materials (collectively, "Remedial Work") is required under any Environmental Laws as a result of the handling, use, storage, treatment, transportation or disposal of any Hazardous Materials by Tenant, its agents, employees, contractors or invitees, then Tenant shall perform or cause to be performed the Remedial Work in compliance with Environmental Laws; provided, however, prior to undertaking such Remedial Work, Tenant shall first receive Landlord's approval with respect to the Remedial Work, the contractors to be retained in connection with such Remedial Work and the consulting engineers to be retained in connection with such Remedial Work (which foregoing approvals shall not be unreasonably withheld, delayed or conditioned). All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer and Landlord's reasonable fees and costs incurred in connection with monitoring or review of such Remedial Work. Tenant shall provide Landlord, within thirty (30) days following the completion of the relevant Remedial Work, with complete copies of all documentation related to such Remedial Work performed or undertaken by, or at the request of, Tenant (including, but not limited to, all correspondences (including, but not limited to, electronic mail correspondences), test results, reports, contracts, permits, approvals etc.).
29.30    Development of the Project.
29.30.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision, provided that Landlord shall reimburse Tenant for any reasonable and actual out-of-pocket attorneys' fees actually incurred by Tenant in connection with its review and negotiation of such documents.
29.30.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, provided that Landlord shall not take any actions that would materially and adversely diminish Tenant’s use of or operation within the Premises. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.
29.30.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. Landlord shall use commercially reasonable efforts to have all such work performed on a continuous basis, and once started, to be completed with reasonable expedition, with such work being organized and conducted in a manner which will minimize any interference to Tenant's business operations in, or access to, the Premises, the Project parking facilities and the Common Areas.
29.31    No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.
29.32    Satellite Dishes. Landlord hereby covenants and agrees that Landlord shall not unreasonably withhold, delay or condition its consent to a proposal by Tenant to install, maintain and replace from time to time up to three (3) satellite dishes or similar antennae devices, in a location designated by Landlord, the height and width of such devices to be reasonably acceptable to Landlord, but in any event not exceeding two (2) feet in diameter (hereinafter, individually or collectively, the “Satellite Dish”) on the roof of the Building, subject to the following: (a) applicable governmental laws; (b) the right of Landlord to supervise any roof penetrations; (c) Landlord’s approval of the plans and specifications for the Satellite Dish and all connecting cables from the roof of the Building to the Premises; (d) compliance with the conditions of any roof bond maintained by Landlord on the Premises; (e) the Satellite Dish not being visible at street level, and (f) the Satellite Dish not interfering with any then existing satellite dish or other antenna on the roof of the Building. Tenant shall be responsible for the repair of any damage to any portion of the Building caused by Tenant’s installation, use or removal of the Satellite Dish. The Satellite Dish shall remain the exclusive property of Tenant, and Tenant shall have the right to remove same at any time during the term of the Lease so long as Tenant is not in default under the Lease. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorney’s fees) imposed upon or incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, use or removal of the Satellite Dish.

[Remainder of this page intentionally left blank, signature pages follow]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.
“LANDLORD”

KBS SOR 156TH AVENUE NORTHEAST, LLC,
a Delaware limited liability company

By:	KBS SOR ACQUISITION XIII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS SOR PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

By:    ________________________________
Name: David E. Snyder,
Title: Chief Financial Officer
"TENANT":
UNIGARD INSURANCE COMPANY,
a Wisconsin corporation

By:
Name:
Title:

NOTARY PAGE

STATE OF	)
	)	ss.
COUNTY OF	)

I certify that I know or have satisfactory evidence that _____________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the _______________________ of KBS SOR 156TH AVENUE NORTHEAST, LLC, a Delaware limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: ____________ __, 2012
____________________________________________
(Signature)
(Seal or stamp)
Title: ______________________________________
Notary Public in and for the State of __________________
My appointment expires: ________________

NOTARY PAGE

STATE OF	)
	)	ss.
COUNTY OF	)

I certify that I know or have satisfactory evidence that _____________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the _______________________ of UNIGARD INSURANCE COMPANY, a Wisconsin corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: ____________ __, 2012
____________________________________________
(Signature)
(Seal or stamp)
Title: ______________________________________
Notary Public in and for the State of _________________
My appointment expires: ________________

EXHIBIT A
LEGAL DESCRIPTION OF THE PROJECT
LOTS 1, 2, 3, 4, 5 AND 6, UNIGARD INSURANCE COMPANY – UNIGARD PARK BINDING SITE PLAN, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 198 OF PLATS, PAGE(S) 28 THROUGH 35, INCLUSIVE, IN KING COUNTY, WASHINGTON.

EXHIBIT A-1
OUTLINE OF PREMISES
(PAGE 1 OF 3)
THE BASEMENT

EXHIBIT A-1

(PAGE 2 OF 3)

EXHIBIT A-1

(PAGE 3 OF 3)

EXHIBIT A-1

EXHIBIT A-2
SITE PLAN FOR THE PROJECT SHOWING THE LOCATION OF THE PREMISES

EXHIBIT A-2

EXHIBIT B
INTENTIONALLY OMITTED

EXHIBIT B

EXHIBIT C
NOTICE OF LEASE TERM DATE

To:

Re:    Office Lease dated as of __________ __, 2012 between KBS SOR 156TH AVENUE NORTHEAST, LLC, a Delaware limited liability company ("Landlord"), and UNIGARD INSURANCE COMPANY, a Wisconsin corporation ("Tenant") concerning the entire office building commonly known as Building E located at 15805 NE 24th Street aand 15800 Northup Way, Bellevue, Washington 98008.
Gentlemen:
In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1.	The Lease Term commenced on __________ __, 2012 for a term of ten (10) years ending on __________ __, 2022.

2.	Rent commenced to accrue on __________ __, 2012, in the amount of ________________.

3.
If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to __________________ at ___________________.

5.	The exact number of rentable square feet within the Premises is 67,378 square feet.

EXHIBIT C

6.	Tenant's Share based upon the exact number of rentable square feet within the Premises and the exact number of rentable square feet within the Project is 20.63%.

LANDLORD:

KBS SOR 156TH AVENUE NORTHEAST, LLC,
a Delaware limited liability company

By:	KBS SOR ACQUISITION XIII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS SOR PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

By:    ________________________________
Name: David E. Snyder,
Title: Chief Financial Officer

Agreed to and Accepted
as of ____________ __, 2012.
TENANT:
UNIGARD INSURANCE COMPANY,
a Wisconsin corporation

By:
Name:
Its:

EXHIBIT C

EXHIBIT D
RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.
1.Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent, which consent will not be unreasonably withheld, delayed or conditioned. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall deliver to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.
2.Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Subject to the remaining provisions of the Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the Lease Term. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.
3.Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.
4.The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.
5.No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written

EXHIBIT D

consent of Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.
6.The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.
7.Tenant shall not overload the floor of the Premises.
8.Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material.
9.Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.
10.No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.
11.The Premises shall not be used for manufacturing or for the storage of merchandise unless, and except to the extent, such manufacturing or storage may be incidental to the use of the Premises provided for in the Summary.
12.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.
13.Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.
14.Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Bellevue, Washington without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only

EXHIBIT D

through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.
15.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
16.Tenant shall not bring into or keep within the Project, the Building or the Premises any firearms, animals (other than guide dogs to the extent required by the owners of such dogs), birds, or, except in areas designated by Landlord, bicycles or other vehicles.
17.No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant's sole cost and expense.
18.The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.
19.Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to Landlord.
20.Tenant must comply with applicable "NO-SMOKING" ordinances and all related, similar or successor ordinances, rules, regulations or codes. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. In addition, no smoking of any substance shall be permitted within the Project except in specifically designated outdoor areas. Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products or other substances within any interior areas of the Project or within fifty feet (50') of any entrance into the Building or into any other Project building.
21.Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant

EXHIBIT D

desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.
22.No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.
23.No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.
Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall provide Tenant with at least ten (10) days prior written notice of any change to the Rules and Regulations. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

EXHIBIT E
FORM OF TENANT'S ESTOPPEL CERTIFICATE
The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ___________ __, 2012 by and between KBS SOR 156TH AVENUE NORTHEAST, LLC, a Delaware limited liability company, and the undersigned as Tenant, for Premises comprising the entire office building known as "Building E" located at 15805 NE 24th Street and 15800 Northup Way, Bellevue, Washington 98008, certifies as follows:
1.Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.
2.The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________ __, 2012, and the Lease Term expires on __________ __, 2022, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.
3.Base Rent became payable on __________ __, 2012.
4.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
5.Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto.
6.Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.
7.All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________. The current monthly installment of Base Rent is $_____________________.
8.All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.
9.No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.
10.As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord, except as follows: _____________________________.

EXHIBIT E

11.Tenant is a duly formed and validly existing entity qualified to do business in the State of Washington; Tenant has full right and authority to execute and deliver this Estoppel Certificate; and each person signing this Estoppel Certificate on behalf of Tenant is authorized to do so.
12.There are no actions pending against Tenant under the bankruptcy or similar laws of the United States or any state.
13.To the undersigned's knowledge, all improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any improvement work have been paid in full.
The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.
Executed at ______________ on the ____ day of ___________, 20 _.
"Tenant":
UNIGARD INSURANCE COMPANY,
a Wisconsin corporation

By:
Name:
Title:

EXHIBIT E

EXHIBIT F

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:

Attention:

RECOGNITION OF COVENANTS,
CONDITIONS, AND RESTRICTIONS
This Recognition of Covenants, Conditions, and Restrictions (this "Agreement") is entered into as of the __ day of ________, 20__, by and between KBS SOR 156TH AVENUE NORTHEAST, LLC, a Delaware limited liability company ("Landlord"), and UNIGARD INSURANCE COMPANY, a Wisconsin corporation ("Tenant"), with reference to the following facts:
A.Landlord and Tenant entered into that certain Office Lease Agreement dated as of ______________ __, 2012 (the "Lease"). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the "Premises") located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the "Property").
B.The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately 46.6 acres of real property located in the City of Bellevue, Washington (the "Project"), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.
C.Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the "Declaration"), dated ________________, 20__, in connection with the Project.
D.Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.
NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

EXHIBIT F

1.Tenant's Recognition of Declaration. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.
2.Miscellaneous.
2.1    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.
2.2    This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of Washington.
2.3    This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.
2.4    This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.
2.5    In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys' fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.
2.6    All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.
2.7    If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different from those adjudged by the court, or the validity or enforceability of this Agreement as a whole.
2.8    Time is of the essence of this Agreement.
2.9    The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

EXHIBIT F

2.10    As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.
[Remainder of this page intentionally left blank – signature pages follow]

EXHIBIT F

SIGNATURE PAGE OF RECOGNITION OF
COVENANTS, CONDITIONS AND RESTRICTIONS
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
"LANDLORD":
KBS SOR 156TH AVENUE NORTHEAST, LLC,
a Delaware limited liability company

By:	KBS SOR ACQUISITION XIII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS SOR PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

By:    ________________________________
Name: David E. Snyder,
Title: Chief Financial Officer

"TENANT":
UNIGARD INSURANCE COMPANY,
a Wisconsin corporation

By:
Name:
Its:

EXHIBIT F

EXHIBIT G
FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
LEASE SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
AGREEMENT

This Lease Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”), made as of the _______day of ________________, 20__by and between UNIGARD INSURANCE COMPANY, a Wisconsin corporation (“Lessee”) and ____________________, a _________________________ (“Lender”).

RECITALS

A. Lender is the holder of a certain promissory note (the “Note”) issued by _______________________ (“Lessor”) dated ________________ in the original principal sum of $________________________ and of the mortgage or deed of trust of even date therewith (the “Mortgage”) securing the Note, which Mortgage encumbers the real property (the “Property”) described on Exhibit A, attached hereto and made a part hereof.

B. Lessee and Lessor are parties to a lease agreement (the “Lease”) dated as of __________ __, 2012 by which Lessee leased from Lessor certain premises commonly known as 15800 Northup Way, Bellevue, Washington 98008 (the “Leased Premises”), and constituting a portion of the Property.

C. Lessee desires to be able to obtain the advantages of the Lease and occupancy thereunder in the event of foreclosure of the Mortgage and Lender wishes to have Lessee confirm the priority of the Mortgage over the Lease.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

1. Lessee hereby covenants and agrees that all its rights and interests whatsoever under the Lease in the Leased Premises and the Property are and shall remain subject and subordinate to the lien of the Mortgage, to all of the rights and interests of Lender under the Mortgage, to all advances made or to be made thereunder or under the Note, and to any increases, renewals, extensions, modifications, substitutions, consolidations or replacements thereof or of the Note.

2. Lessee shall not be enjoined as a party defendant in any action or proceeding which may be instituted or taken by reason of or under any default by Lessor in the performance of the terms, covenants, conditions and agreements set forth in the Mortgage, unless required by applicable law or unless at such time Lessee is in default under the Lease (beyond any applicable grace or cure periods). So long as Lessee is not in default (beyond any period given Lessee in the Lease to cure such default) in the payment of rent or additional charges or in the performance of any of the other terms, covenants or conditions of the Lease on Lessee’s part to be performed, Lessee shall not be disturbed by Lender in Lender’s possession of the Leased Premises during

[ACKNOWLEDGEMENT OF LESSEE]

the term of the Lease, or any extension or renewal thereof, or in the enjoyment of Lessee’s rights under the Lease.

3. If the interest of the Lessor under the Lease shall be acquired by Lender or any purchaser (“Purchaser”) by reason of exercise of the power of sale or the foreclosure of the Mortgage or other proceedings brought to enforce the rights of the holder thereof, by deed in lieu of foreclosure or by any other method, and Lender or Purchaser succeeds to the interest of Lessor under the Lease, Lessee shall attorn to Lender or Purchaser as its lessor, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Lender’s or Purchaser’s succeeding to the interest of the Lessor under the Lease, and the Lease shall continue in accordance with its terms between Lessee as lessee and Lender or Purchaser as lessor; provided, however, that:

(a)    Lender or Purchaser shall not be personally liable under the Lease and Lender’s or Purchaser’s liability under the Lease shall be limited to the ownership interest of Lender or Purchaser in the Property;

(b)    Lender or Purchaser shall not be liable for any act or omission of any prior lessor (including Lessor);

(c)    Lender or Purchaser shall not be subject to any offsets or defenses which Lessee might have against any prior lessor (including Lessor);

(d)    Lender or Purchaser shall not be bound by any rent or additional rent which Lessee might have paid for more than the current month to any prior landlord (including Lessee) other than overpayments of additional rent, which shall be reconciled with the terms of the Lease;

(e)    Lender or Purchaser shall not be bound by any agreement or modification of the Lease made without Lender’s or Purchaser’s written consent consent (which consent will not be unreasonably withheld, delayed or conditioned);

(f)    Lender or Purchaser shall not be bound to commence or complete any construction or to make any contribution toward construction or installation of any improvements upon the Leased Premises or the Property required under the Lease or any expansion or rehabilitation of existing improvements thereon, or for the payment of any tenant allowance or incentive, or for restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restorations in excess of any proceeds recovered under any insurance required to be carried under the Lease other than obligations which arise under the terms of the Lease following the date on which Lender or any other party shall succeed to the interest of Landlord under the Lease; and

(g)    Lender or Purchaser shall not be bound by any radius restriction or other restriction on competition beyond the Property.

EXHIBIT G

Lessee expressly acknowledges and agrees that a default by Lessee under the Lease (beyond any period given Lessee in the Lease to cure such default), (i) shall terminate Lender's or Purchaser’s nondisturbance obligation, and (ii) shall not terminate Lessee's attornment obligation or any other agreements by Lessee set forth herein; provided, however, at Lender’s or Purchaser's sole option, Lender or Purchaser may elect to reject Lessee's attornment by written notice to Lessee delivered within thirty (30) days following acquisition of the interest of Lessor. If Lender or Purchaser accepts such attornment, Lender or Purchaser shall be entitled to exercise any or all of Lender’s or Purchaser’s rights and remedies under the Lease and/or at law or in equity by reason of default by Lessee under the Lease (beyond any period given Lessee in the Lease to cure such default).

5. Lessee agrees with Lender that from and after the date hereof, Lessee will not enter into any agreements amending the Lease without Lender’s prior written consent and that Lessee will not terminate or seek to terminate the Lease by reason of any act or omission of the Lessor thereunder until Lessee shall have given written notice, by certified mail, return receipt requested, of said act or omission to Lender, which notice shall be addressed to Lender cat ____________________________________ Attention: ____________, with a copy to: ____________________________________ Attention: ____________, and until a reasonable period of time shall have elapsed following the giving of such notices, during which period Lender shall have the right, but shall not be obligated, to remedy such act or omission.

6. Lessee covenants that Lessee will not subordinate the Lease to any other mortgage or deed of trust without Lender’s prior written consent.

7. Lessor, by Lessor’s execution of this Agreement, does hereby authorize Lessee to make all rent and additional rent payments due under the Lease to Lender, should Lender notify Lessee in writing that Lender is invoking Lender’s right under the Mortgage to receive all rent and additional rent payments due under the Lease, and hereby releases and discharges Lessee of and from any liability to Lessor on account of any such payments. Lessor further agrees that it shall not ask Lessee to subordinate the Lease to any other mortgage or deed of trust without Lender’s prior written consent.

8. This Agreement shall inure to the benefit of and shall be binding upon Lessee, Lessor, and Lender, and their respective heirs, personal representatives, successors and assigns, including any co-lenders or participants of the Loan, or any purchaser at a foreclosure sale or a deed-in-lieu of foreclosure or similar transaction. This Agreement may not be altered, modified or amended except in writing signed by all of the parties hereto. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed according to the laws of the state where the Property is located.

9.    Should any action or proceeding be commenced to enforce any of the provisions of this Subordination, Non-Disturbance and Attornment Agreement or in connection with its

EXHIBIT G

meaning, each party in such action shall pay its own costs and expenses, including, but not limited to, court cost and attorneys’ fees.
[Remainder of this page intentionally left blank]

EXHIBIT G

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WITNESSES (2)		LESSEE: UNIGARD INSURANCE COMPANY, a Wisconsin corporation

By:
Name:
Its:

WITNESSES (2)
[Insert Applicable Signature Block for
Lender]

Consented to:

WITNESSES (2)

LESSOR:
KBS SOR 156TH AVENUE NORTHEAST, LLC,
a Delaware limited liability company

By:    KBS SOR ACQUISITION XIII, LLC,
a Delaware limited liability company,
its sole member

By:    KBS SOR PROPERTIES, LLC,
a Delaware limited liability company,

[ACKNOWLEDGEMENT OF LESSEE]

its sole member

By:    KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:    KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

__________________________            By: _____________________________
Name: David E. Snyder
Its: Chief Financial Officer
__________________________

EXHIBIT G

ACKNOWLEDGEMENTS

STATE OF	)
	)	ss.
COUNTY OF	)

On _______________________, 20__ before me, ____________________________________ personally appeared _____________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ____________ that the foregoing paragraph is true and correct.

WITNESS my hand and seal.

Signature

Print Name:

(SEAL)

[ACKNOWLEDGEMENT OF LESSEE]

STATE OF	)
	)	ss.
COUNTY OF	)

On _______________________, 20__ before me, ____________________________________ personally appeared _____________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ________________ that the foregoing paragraph is true and correct.

WITNESS my hand and seal.

Signature

Print Name:

(SEAL)

[ACKNOWLEDGEMENT OF LESSEE]

STATE OF	)
	)	ss.
COUNTY OF	)

On _______________________, 20__ before me, ____________________________________ personally appeared _____________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.

WITNESS my hand and seal.

Signature

Print Name:

(SEAL)

EXHIBIT A-2

EXHIBIT A

Legal Description of Property

EXHIBIT A-2

EXHIBIT H

INTENTIONALLY OMITTED

EXHIBIT H

EXHIBIT I
JANITORIAL SPECIFICATIONS

1.	Areas Located Inside the Building (Except Restrooms)

1.1	Nightly – Five Times per Week

1.1.1	Empty trash receptacles

1.1.2	Clean all waste receptacles and reline as necessary.

1.1.3	Clean drinking fountains.

1.1.4	Spot clean all mirrors and glass.

1.1.5	Spot clean doors and frames.

1.1.6	Spot clean light switches.

1.1.7	Vacuum carpets and rugs as necessary.

1.1.8	Spot mop resilient floors.

1.1.9	Dust mop resilient floors.

1.1.10	Vacuum elevator floor.

1.1.11	Wipe down exterior elevator painted doors.

1.1.12	Wipe down stainless elevator interior and exterior.

1.1.13	Wipe and wash down entranceways.

1.1.14	Clean glass doors in lobby and wipe trim on doors with soft damp cloth and dry.

1.1.15	Spot clean rugs and carpets as necessary.

1.1.16	Maintain janitorial closets in a clean and neat condition.

1.2	Weekly

1.2.1	Spot clean walls.

1.2.2	Perform low dusting.

1.2.3	Dust windowsills and ledges.

1.3	Monthly

1.3.1	Wash, wax, and buff resilient floors.

1.3.2	Perform high dusting.

1.3.3	Clean vents.

2.	Restrooms

2.1	Nightly – Five times a week

2.1.1	Clean and disinfect all commodes, urinals, sinks and faucets, removing all dirt and stains.

2.1.2	Refill all soap dispensers.

2.1.3	Clean all chrome and metal fixtures.

2.1.4	Clean all mirrors.

EXHIBIT I

2.1.5	Clean all trim ledges and doors.

2.1.6	Wash walls around wash basins.

2.1.7	Empty all waste containers.

2.1.8	Reline all waste containers as necessary.

2.1.9	Dispose of trash as per Landlord's direction.

2.1.10	Wet mop all floors with an effective disinfectant and deodorant.

2.1.11	Spot clean all tile and partitions.

2.1.12	Treat all floor drains to prevent sewer gasses as necessary.

2.1.13	Stock restrooms with towels, tissue, and seat covers provided by Landlord.

2.2	Weekly

2.2.1	Perform low dusting.

2.3    Monthly
2.3.1    Machine scrub restroom floors.
2.3.2     Perform high dusting.
2.3.3    Spot clean walls.

EXHIBIT I

OFFICE LEASE
15800 NORTHUP WAY, BELLEVUE, WASHINGTON

KBS SOR 156TH AVENUE NORTHEAST, LLC,
a Delaware limited liability company,
as Landlord,
and
UNIGARD INSURANCE COMPANY,
a Wisconsin corporation,
as Tenant.

EXHIBIT M	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

ARTICLE 27	ENTRY BY LANDLORD	54
ARTICLE 28	TENANT PARKING	55
ARTICLE 29	MISCELLANEOUS PROVISIONS	56

EXHIBIT M	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT N
SELLER DISCLOSURE STATEMENT
SELLER: UNIGARD INSURANCE COMPANY, a Wisconsin corporation
To be used in transfers of commercial real estate as defined in RCW 60.42.005. See RCW Chapter 64.06 for further explanations.

INSTRUCTIONS TO THE SELLER
Please complete the following form. Do not leave any spaces blank. If the question clearly does not apply to the property write “NA.” If the answer is “yes” to any asterisked (*) item(s), please explain on attached sheets. Please refer to the line number(s) of the question(s) when you provide your explanation(s). For your protection you must date and initial each page of this disclosure statement and each attachment. Delivery of the disclosure statement must occur not later than five (5) business days, unless otherwise agreed, after mutual acceptance of a written purchase and sale agreement between Buyer and Seller.
NOTICE TO THE BUYER
THE FOLLOWING DISCLOSURES ARE MADE BY SELLER ABOUT THE CONDITION OF THE PROPERTY LOCATED AT 2002-2018 156TH AVENUE NE, AND 15801-15805 NE 24TH STREET, CITY OF BELLEVUE, COUNTY OF KING (“THE PROPERTY”) OR AS LEGALLY DESCRIBED ON THE ATTACHED EXHIBIT A. SELLER MAKES THE FOLLOWING ENVIRONMENTAL DISCLOSURES OF EXISTING MATERIAL FACTS OR MATERIAL DEFECTS TO BUYER BASED ON SELLER’S ACTUAL KNOWLEDGE OF THE PROPERTY AT THE TIME SELLER COMPLETES THIS DISCLOSURE STATEMENT. UNLESS YOU AND SELLER OTHERWISE AGREE IN WRITING, YOU HAVE THREE (3) BUSINESS DAYS FROM THE DAY SELLER OR SELLER’S AGENT DELIVERS THIS DISCLOSURE STATEMENT TO YOU TO RESCIND THE AGREEMENT BY DELIVERING A SEPARATELY SIGNED WRITTEN STATEMENT OF RESCISSION TO SELLER OR SELLER’S AGENT. IF THE SELLER DOES NOT GIVE YOU A COMPLETED DISCLOSURE STATEMENT, THEN YOU MAY WAIVE THE RIGHT TO RESCIND PRIOR TO OR AFTER THE TIME YOU ENTER INTO A PURCHASE AND SALE AGREEMENT.
THE FOLLOWING ARE DISCLOSURES MADE BY SELLER AND ARE NOT THE REPRESENTATIONS OF ANY REAL ESTATE LICENSEE OR OTHER PARTY. THIS INFORMATION IS FOR DISCLOSURE ONLY AND IS NOT INTENDED TO BE A PART OF ANY WRITTEN AGREEMENT BETWEEN BUYER AND SELLER.
FOR A MORE COMPREHENSIVE EXAMINATION OF THE SPECIFIC CONDITION OF THIS PROPERTY YOU ARE ADVISED TO OBTAIN AND PAY FOR THE SERVICES OF QUALIFIED EXPERTS TO INSPECT THE PROPERTY, WHICH MAY INCLUDE, WITHOUT LIMITATION, ARCHITECTS, ENGINEERS, LAND SURVEYORS, PLUMBERS, ELECTRICIANS, ROOFERS, BUILDING INSPECTORS, ON-SITE

EXHIBIT N	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

WASTEWATER TREATMENT INSPECTORS, OR STRUCTURAL PEST INSPECTORS. THE PROSPECTIVE BUYER AND SELLER MAY WISH TO OBTAIN PROFESSIONAL ADVICE OR INSPECTIONS OF THE PROPERTY OR TO PROVIDE APPROPRIATE PROVISIONS IN A CONTRACT BETWEEN THEM WITH RESPECT TO ANY ADVICE, INSPECTION, DEFECTS OR WARRANTIES.

Seller ❑ is/ ❑ is not occupying the property.

6.	ENVIRONMENTAL	YES	NO	DON'T KNOW
	*A. Have there been any flooding, standing water, or drainage problems on the property that affect the property or access to the property?	❑	❑	❑
	*B. Is there any material damage to the property from fire, wind, floods, beach movements, earthquake, expansive soils, or landslides?	❑	❑	❑
	*C. Are there any shorelines, wetlands, floodplains, or critical areas on the property?	❑	❑	❑

*D. Are there any substances, materials, or products in or on the property that may be environmental concerns, such as asbestos, formaldehyde, radon gas, lead-based paint, fuel or chemical storage tanks, or contaminated soil or water?
		❑	❑	❑
	*E. Is there any soil or groundwater contamination?	❑	❑	❑
	*F. Has the property been used as a legal or illegal dumping site?	❑	❑	❑
	*G. Has the property been used as an illegal drug manufacturing site?	❑	❑	❑
The foregoing answers and attached explanations (if any) are complete and correct to the best of Seller’s knowledge and Buyer has received a copy hereof.

Date:

UNIGARD INSURANCE COMPANY,
a Wisconsin corporation,

By:
Name:
Title:

If the answer is “Yes” to any asterisked (*) items, please explain below (use additional sheets if necessary). Please refer to the line number(s) of the question(s).

EXHIBIT N	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT O
TENANT NOTICE LETTER
[UNIGARD INSURANCE COMPANY LETTERHEAD]
VIA FEDERAL EXPRESS
_____________ ____, 2012

[Tenant Name]

Bellevue, Washington

Re:	Lease dated as of ________________________ ([as amended], the “Lease”), with _______________________________ (“Tenant”), pursuant to which Tenant leases ___________ rentable square feet of space in that certain building located and addressed at _______________________, Bellevue, Washington (the “Building”); Payment Direction Letter for amounts due under the Lease.
To Whom It May Concern:
Unigard Insurance Company, a Wisconsin corporation (the “Prior Landlord”), recently transferred all of its interest in the Building and the Lease to KBS SOR 156TH AVENUE NORTHEAST, LLC, a Delaware limited liability company (which foregoing entity shall be referred to as the “Landlord”).
Tenant is hereby directed to make all future payments of rent and other sums due under the Lease directly to the Landlord. Accordingly, commencing immediately rent, and all other sums due under the Lease should be paid by Tenant as follows:
(A)    If paying by check, money order or other instrument, please mail such items to the following address:

[[BUYER TO PROVIDE:

]]
or

EXHIBIT O	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

(B)    If paying by check, money order or other instrument by overnight delivery, please arrange to have such items couriered to the following address:

[[BUYER TO PROVIDE:

]]
or
(C)    If paying by wire transfer or automated clearing house (ACH), such amounts are to be transferred by wire or ACH to the following account:

[[BUYER TO PROVIDE:

]]
All payments under the Lease must be delivered to the above referenced account no later than the day on which such amounts are due pursuant to the terms of the Lease.
Effective as of the date of this letter, any tenant inquires and/or notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

[[BUYER TO PROVIDE:

]]
with copies to:

[[BUYER TO PROVIDE:

]]

EXHIBIT O	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

If you have any questions concerning this letter, please contact [Buyer contact name and telephone number]. We appreciate your cooperation in this matter.
PRIOR LANDLORD:
UNIGARD INSURANCE COMPANY,
a Wisconsin corporation

By:
Name:
Title:

EXHIBIT O	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

EXHIBIT P
SCHEDULE OF PERSONAL PROPERTY TO BE CONVEYED AND RETAINED
Personal property to be conveyed to Buyer:

1.	(1) Golf Cart
2.	A large inventory of tools, motors, and maintenance equipment (Hand tools, ladders, power washers, saws, spare parts, etc.)
3.	(1) Linel card access security system (Hardware & Software)
4.	(1) Tracer Summit HVAC control system (Hardware & Software)
5.	(1) Power Logic electrical usage data monitoring system (Hardware & Software)
6.	Site trash compactor
7.	Diesel generator for Phase I Buildings (A, B, C, D)
8.	Diesel generator for Building B auxiliary AC unit
9.	Diesel generator for Building D-2
10.	Diesel back-up generator dedicated to Building E
11.	(2) John Deere 'Gator' utility vehicles
12.	Furnishings and artwork in lobby areas of Buildings D-2, G, and H.
13.	Exterior auxiliary cooling system dedicated to data center in Building E
14.	(3) Liebert auxiliary AC units in Building E
15.	Exercise equipment in Building D
16.	Aerobic exercise accessories in Building D
17.	Tenant Improvements as indicated on personal property tax listing for King County
18.	Auxiliary split cooling system in Building A
19.	2000 Chevrolet cargo van
20.	Sound system and televisions in Building D workout areas
21.	Projectors and sound system in Building D-2 conference room
22.	Café equipment, café furniture and artwork located in Building C
Personal property to be retained by Seller: [THIS CONSTITUTES ALL OF THE “EXCLUDED PROPERTY” AS DEFINED IN THE PSA]

1.	Yale fork lift
2.	Yale electric pallet jack
3.	(6) VAV HVAC boxes
4.	(35) Air filters for Liebert auxiliary AC units
5.	(129) overhead light fixtures
6.	(1) card access photo editor system, card printer, and client station
7.	All refrigerators and microwave ovens in Buildings D, D-2, and E.
8.	All plants and containers in Buildings C, D, D-2, and E
9.	All artwork in Buildings C, D, D-2, and E, except as noted above
10.	All furniture and electronic equipment (i.e. large screen TVs, LED panels, etc.) in Buildings C, D, D-2, and E, except as noted above

EXHIBIT P	QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

COMMERCIAL SERVICES 600 University St. Suite 1518 Seattle, WA 98101 Phone: 206-262-6291 Email: marc.wise@fnf.com

EXHIBIT Q
TITLE COMMITMENT
COMMITMENT FOR TITLE INSURANCE
Issued by
Commonwealth Land Title Insurance Company
Commonwealth Land Title Insurance Company (“Company”), for a valuable consideration, commits to issue its policy or policies of title insurance, as identified in Schedule A, in favor of the Proposed Insured named in Schedule A, as owner or mortgagee of the estate or interest in the land described or referred to in Schedule A, upon payment of the premiums and charges and compliance with the Requirements; all subject to the provisions of Schedules A and B and to the Conditions of this Commitment.
This Commitment shall be effective only when the identity of the Proposed Insured and the amount of the policy or policies committed for have been inserted in Schedule A by the Company.
All liability and obligation under this Commitment shall cease and terminate 6 months after the Effective Date or when the policy or policies committed for shall issue, whichever first occurs, provided that the failure to issue the policy or policies is not the fault of the Company.
The Company will provide a sample of the policy form upon request.
IN WITNESS WHEREOF, Commonwealth Land Title Insurance Company, has caused its corporate name and seal to be affixed by its duly authorized officers on the date shown in Schedule A.
Commonwealth Land Title Insurance Company

27C101 (6/06)	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

By:	[SEAL]	By: /s/ Authorized signatory
President
/s/ Marc Wise		ATTEST: /s/ Authorized signatory
Marc Wise, Commercial Title Officer		Secretary

/s/ Kerry Wise
Kerry Wise, Chief Commercial Title Officer

Authorized Signature

27C101 (6/06)	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Commonwealth Land Title Insurance Company
SCHEDULE A

Name and Address of Title Insurance Company:	Commonwealth Land Title Insurance Company
888 S. Figueroa St. St. 2100, Lose Angeles, CA 90017

Title Officer: Marc Wise	Escrow No.: 14606781-410-MP2

1.	Effective Date: June 13, 2012 at 8:00 A.M.

2.	Policy or Policies to be issued:

ALTA 2006 Extended Owner's Policy
Proposed Insured: KBS Capital Advisors LLC, and its successors and assigns
Amount:	$78,700,000
Premium:	TBD
Tax:	TBD
Total:	TBD

3.	The estate or interest in the land described or referred to in this Commitment is:
A FEE

4.	Title to the FEE SIMPLE estate or interest in the land is at the Effective Date vested in:
Unigard Insurance Company, a Washington corporation

5.	The land referred to in this Commitment is described as follows:
See Exhibit A attached hereto and made a part hereof.

27C101A (6/06)	1	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

File No.: 14606781-410-MP2

EXHIBIT A
LEGAL DESCRIPTION
LOTS 1 THROUGH 6, INCLUSIVE, UNIGARD INSURANCE COMPANY - UNIGARD PARK BINDING SITE PLAN, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 198 OF PLATS, PAGES 28 THROUGH 35, INCLUSIVE, IN KING COUNTY, WASHINGTON.
SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.

27C101A (6/06)	2	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

File No.: 14606781-410-MP2

SCHEDULE B – SECTION I
REQUIREMENTS

1.	INSTRUMENTS NECESSARY TO CREATE THE ESTATE OR INTEREST MUST BE PROPERLY EXECUTED, DELIVERED AND DULY FILED FOR THE RECORD.

2.	PAYMENT TO OR FOR THE ACCOUNT OF THE GRANTORS OR MORTGAGORS OF THE FULL CONSIDERATION FOR THE ESTATE OR INTEREST TO BE INSURED.
SCHEDULE B OF THIS POLICY OR POLICIES TO BE ISSUED WILL CONTAIN EXCEPTIONS TO THE FOLLOWING MATTERS UNLESS THE SAME ARE DISPOSED OF TO THE SATISFACTION OF THE COMPANY.
GENERAL EXCEPTIONS

A.	RIGHTS OR CLAIMS OF PARTIES IN POSSESSION, OR CLAIMING POSSESSION, NOT SHOWN BY THE PUBLIC RECORDS.

B.	ANY ENCROACHMENT, ENCUMBRANCE, VIOLATION, VARIATION, OR ADVERSE CIRCUMSTANCE AFFECTING THE TITLE THAT WOULD BE DISCLOSED BY AN ACCURATE AND COMPLETE LAND SURVEY OF THE LAND.

C.	EASEMENTS, PRESCRIPTIVE RIGHTS, RIGHTS-OF-WAY, LIENS OR ENCUMBRANCES, OR CLAIMS THEREOF, NOT SHOWN BY THE PUBLIC RECORDS.

D.
ANY LIEN, OR RIGHT TO A LIEN, FOR CONTRIBUTIONS TO EMPLOYEE BENEFIT FUNDS, OR FOR THE STATE WORKERS’ COMPENSATION, OR FOR SERVICES, LABOR, OR MATERIAL HERETOFORE OR HEREAFTER FURNISHED, ALL AS IMPOSED BY LAW, AND NOT SHOWN BY THE PUBLIC RECORDS.

E.	TAXES OR SPECIAL ASSESSMENTS WHICH ARE NOT YET PAYABLE OR WHICH ARE SHOWN AS EXISTING LIENS BY THE PUBLIC RECORDS.

F.
ANY LIEN FOR SERVICE, INSTALLATION, CONNECTION, MAINTENANCE, TAP, CAPACITY, OR CONSTRUCTION OR SIMILAR CHARGES FOR SEWER, WATER, ELECTRICITY, NATURAL GAS OR OTHER UTILITIES, OR FOR GARBAGE COLLECTION AND DISPOSAL NOT SHOWN BY THE PUBLIC RECORDS.

G.	UNPATENTED MINING CLAIMS, AND ALL RIGHTS RELATING THERETO.

H.	RESERVATIONS AND EXCEPTIONS IN UNITED STATES PATENTS OR IN ACTS AUTHORIZING THE ISSUANCE THEREOF.

I.	INDIAN TRIBAL CODES OR REGULATION, INDIAN TREATY OR ABORIGINAL RIGHTS, INCLUDING EASEMENT OR EQUITABLE SERVITUDES.

J.	WATER RIGHTS, CLAIMS OR TITLE TO WATER.

K.
DEFECTS, LIENS, ENCUMBRANCES, ADVERSE CLAIMS OR OTHER MATTERS, IF ANY, CREATED, FIRST APPEARING IN THE PUBLIC RECORDS, OR ATTACHING SUBSEQUENT TO THE EFFECTIVE DATE HEREOF BUT PRIOR TO THE DATE THE PROPOSED INSURED ACQUIRES OF RECORD FOR VALUE THE ESTATE OR INTEREST OR MORTGAGE THEREON COVERED BY THIS COMMITMENT.

END OF SCHEDULE B – SECTION I

27C101BI (6/06)	3	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

File No.: 14606781-410-MP2

SCHEDULE B – SECTION II
EXCEPTIONS
SCHEDULE B OF THE POLICY OR POLICIES TO BE ISSUED WILL CONTAIN EXCEPTIONS TO THE FOLLOWING MATTERS UNLESS THE SAME ARE DISPOSED OF TO THE SATISFACTION OF THE COMPANY:

1.	EASEMENT AND THE TERMS AND CONDITIONS THEREOF AS SUCH EASEMENT(S) IS/ARE DEPICTED ON THE ALTA/ASCSM SURVEY PREPARED BY WHPACIFIC AS PROJECT NO. 037899, LAST REVISED _________, 2012:

GRANTEE:	LAKE HILLS SEWER DISTRICT OF KING COUNTY, A MUNICIPAL CORPORATION
PURPOSE:	SEWER LINE
AREA AFFECTED:	A PORTION OF SAID PREMISES
RECORDED:	JANUARY 28, 1966
RECORDING NO.:	5982733

2.	EASEMENT AND THE TERMS AND CONDITIONS THEREOF:

ESTABLISHED IN CAUSE NO.:	233307
PURPOSE:	SLOPES
AREA AFFECTED:	PORTION OF SAID PREMISES ADJOINING NORTHUP WAY

3.	EASEMENT AND THE TERMS AND CONDITIONS THEREOF AS SUCH EASEMENT(S) IS/ARE DEPICTED ON THE ALTA/ASCSM SURVEY PREPARED BY WHPACIFIC AS PROJECT NO. 037899, LAST REVISED _________, 2012:

GRANTEE:	CITY OF BELLEVUE, A MUNICIPAL CORPORATION
PURPOSE:	WATER LINE(S)
AREA AFFECTED:	A PORTION OF SAID PREMISES
RECORDED:	DECEMBER 11, 1973
RECORDING NO.:	7312110290

27C101BII (6/06)	4	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

File No.: 14606781-410-MP2

SCHEDULE B – SECTION II
(Continued)

4.
UNDERGROUND UTILITY EASEMENT AND THE TERMS AND CONDITIONS THEREOF AS SUCH EASEMENT(S) IS/ARE DEPICTED ON THE ALTA/ASCSM SURVEY PREPARED BY WHPACIFIC AS PROJECT NO. 037899, LAST REVISED _________, 2012:

GRANTEE:	PUGET SOUND POWER & LIGHT COMPANY, A WASHINGTON CORPORATION
PURPOSE:	UNDERGROUND ELECTRICAL TRANSMISSION AND/OR DISTRIBUTION SYSTEM
AREA AFFECTED:	A PORTION OF SAID PREMISES
RECORDED:	FEBRUARY 1, 1974
RECORDING NO.:	7402010413
CONTAINS COVENANT PROHIBITING STRUCTURES OVER SAID EASEMENT OR OTHER ACTIVITY WHICH MIGHT ENDANGER THE UNDERGROUND SYSTEM.

5.	EASEMENT AND THE TERMS AND CONDITIONS THEREOF AS SUCH EASEMENT(S) IS/ARE DEPICTED ON THE ALTA/ASCSM SURVEY PREPARED BY WHPACIFIC AS PROJECT NO. 037899, LAST REVISED _________, 2012:

GRANTEE:	CITY OF BELLEVUE, A MUNICIPAL CORPORATION
PURPOSE:	SEWER LINE(S)
AREA AFFECTED:	A PORTION OF SAID PREMISES
RECORDED:	MARCH 4, 1974
RECORDING NO.:	7403040364

6.	RESERVATION OF EASEMENT AND THE TERMS AND CONDITIONS THEREOF AS SUCH EASEMENT(S) IS/ARE DEPICTED ON THE ALTA/ASCSM SURVEY PREPARED BY WHPACIFIC AS PROJECT NO. 037899, LAST REVISED _________, 2012:

RESERVED BY:	CITY OF BELLEVUE
PURPOSE:	UTILITIES
AREA AFFECTED:	VACATED NORTHEAST 20TH STREET AND 158TH AVENUE
RECORDED:	JANUARY 30, 1975
RECORDING NO.:	7501300474

27C101BII (6/06)	5	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

File No.: 14606781-410-MP2

SCHEDULE B – SECTION II
(Continued)

7.	SLOPE EASEMENT AND THE TERMS AND CONDITIONS THEREOF AS SUCH EASEMENT(S) IS/ARE DEPICTED ON THE ALTA/ASCSM SURVEY PREPARED BY WHPACIFIC AS PROJECT NO. 037899, LAST REVISED _________, 2012:

GRANTEE:	CITY OF BELLEVUE, A MUNICIPAL CORPORATION
PURPOSE:	SLOPES, LANDSCAPING AND SIDEWALKS
AREA AFFECTED:	A PORTION OF SAID PREMISES
RECORDED:	SEPTEMBER 17, 1976
RECORDING NO.:	7609170741

8.	INTENTIONALLY DELETED

9.	EASEMENT AND THE TERMS AND CONDITIONS THEREOF AS SUCH EASEMENT(S) IS/ARE DEPICTED ON THE ALTA/ASCSM SURVEY PREPARED BY WHPACIFIC AS PROJECT NO. 037899, LAST REVISED _________, 2012:

GRANTEE:	CITY OF BELLEVUE, A MUNICIPAL CORPORATION
PURPOSE:	CONSTRUCTION AND MAINTENANCE OF SIDEWALKS
AREA AFFECTED:	A PORTION OF SAID PREMISES
RECORDED:	NOVEMBER 24, 1982
RECORDING NO.:	8211240192

10.	INTENTIONALLY DELETED

11.	EASEMENT AND THE TERMS AND CONDITIONS THEREOF:

GRANTEE:	WASHINGTON NATURAL GAS COMPANY, A WASHINGTON CORPORATION
PURPOSE:	GAS PIPELINE(S)
AREA AFFECTED:	A PORTION OF SAID PREMISES
RECORDED:	NOVEMBER 1, 1991
RECORDING NO.:	9111010266

27C101BII (6/06)	6	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

File No.: 14606781-410-MP2

SCHEDULE B – SECTION II
(Continued)

12.	EASEMENT AND THE TERMS AND CONDITIONS THEREOF AS SUCH EASEMENT(S) IS/ARE DEPICTED ON THE ALTA/ASCSM SURVEY PREPARED BY WHPACIFIC AS PROJECT NO. 037899, LAST REVISED _________, 2012:

GRANTEE:	CITY OF BELLEVUE, A MUNICIPAL CORPORATION
PURPOSE:	SIDEWALK AND UTILITIES
AREA AFFECTED:	A PORTION OF SAID PREMISES
RECORDED:	AUGUST 30, 1994
RECORDING NO.:	9408301562
SAID EASEMENT IS A RE-RECORDING OF THE EASEMENT RECORDED ON DECEMBER 2, 1993, UNDER KING COUNTY RECORDING NO. 9312022314.

13.
SIDEWALK AND UTILITY EASEMENT AND THE TERMS AND CONDITIONS THEREOF AS SUCH EASEMENT(S) IS/ARE DEPICTED ON THE ALTA/ASCSM SURVEY PREPARED BY WHPACIFIC AS PROJECT NO. 037899, LAST REVISED _________, 2012:

GRANTEE:	CITY OF BELLEVUE, A MUNICIPAL CORPORATION
PURPOSE:	SIDEWALK AND UTILITY AND FRANCHISE UTILITY LINES,MANHOLES AND APPURTENANCES
AREA AFFECTED:	A PORTION OF SAID PREMISES
RECORDED:	FEBRUARY 23, 2000
RECORDING NO.:	20000223001425

14.	EASEMENT AND THE TERMS AND CONDITIONS THEREOF AS SUCH EASEMENT(S) IS/ARE DEPICTED ON THE ALTA/ASCSM SURVEY PREPARED BY WHPACIFIC AS PROJECT NO. 037899, LAST REVISED _________, 2012:

GRANTEE:	PUGET SOUND ENERGY, INC., A WASHINGTON CORPORATION
PURPOSE:	TRANSMISSION, DISTRIBUTION AND SALE OF ELECTRICITY
AREA AFFECTED:	A PORTION OF SAID PREMISES
RECORDED:	OCTOBER 12, 2000
RECORDING NO.:	20001012001607

15.
TERMS AND CONDITIONS OF PLANNED UNIT DEVELOPMENT, KNOWN AS UNIGARD PARK, FILED WITH THE CITY OF BELLEVUE UNDER FILE NO. PC-B71-7, AS AMENDED, AS DISCLOSED BY THE DEED RECORDED UNDER RECORDING NUMBER 8512300754.

27C101BII (6/06)	7	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

File No.: 14606781-410-MP2

SCHEDULE B – SECTION II
(Continued)

16.	ORDINANCE NO. 4318 AND THE TERMS AND CONDITIONS THEREOF:

RECORDED:	JANUARY 17, 1992
RECORDING NO.:	9201170526
REGARDING:	APPLICATION FOR CONDITIONAL USE

17.
ALL COVENANTS, CONDITIONS, RESTRICTIONS, BUT OMITTING ANY COVENANTS OR RESTRICTIONS, IF ANY, BASED UPON RACE, COLOR, RELIGION, SEX, SEXUAL ORIENTATION, FAMILIAL STATUS, MARITAL STATUS, DISABILITY, HANDICAP, NATIONAL ORIGIN, ANCESTRY, OR SOURCE OF INCOME, AS SET FORTH IN APPLICABLE STATE OR FEDERAL LAWS, EXCEPT TO THE EXTENT THAT SAID COVENANT OR RESTRICTION IS PERMITTED BY APPLICABLE LAW, RESERVATIONS, EASEMENTS OR OTHER SERVITUDES, IF ANY, DISCLOSED BY THE BINDING SITE PLAN RECORDED UNDER RECORDING NO. 20010226001285.

18.
ALL COVENANTS, CONDITIONS, RESTRICTIONS, BUT OMITTING ANY COVENANTS OR RESTRICTIONS, IF ANY, BASED UPON RACE, COLOR, RELIGION, SEX, SEXUAL ORIENTATION, FAMILIAL STATUS, MARITAL STATUS, DISABILITY, HANDICAP, NATIONAL ORIGIN, ANCESTRY, OR SOURCE OF INCOME, AS SET FORTH IN APPLICABLE STATE OR FEDERAL LAWS, EXCEPT TO THE EXTENT THAT SAID COVENANT OR RESTRICTION IS PERMITTED BY APPLICABLE LAW, RESERVATIONS, EASEMENTS OR OTHER SERVITUDES, IF ANY, DISCLOSED BY INSTRUMENT RECORDED UNDER RECORDING NUMBER 20010313001629 AS SUCH EASEMENT(S) IS/ARE DEPICTED ON THE ALTA/ASCSM SURVEY PREPARED BY WHPACIFIC AS PROJECT NO. 037899, LAST REVISED _________, 2012.

19.	CONCOMITANT AGREEMENT AND THE TERMS AND CONDITIONS THEREOF:

RECORDED:	OCTOBER 31, 1979
RECORDING NO.:	7910311177
REGARDING:	MITIGATION OF ENVIRONMENTAL IMPACTS

20.	CONCOMITANT AGREEMENT AND THE TERMS AND CONDITIONS THEREOF:

RECORDED:	FEBRUARY 24, 1981
RECORDING NO.:	8102240789
REGARDING:	MITIGATION OF ENVIRONMENTAL IMPACT

27C101BII (6/06)	8	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

File No.: 14606781-410-MP2

SCHEDULE B – SECTION II
(Continued)

21.	CONCOMITANT AGREEMENT AND THE TERMS AND CONDITIONS THEREOF:

RECORDED:	JANUARY 17, 1992
RECORDING NO.:	9201170525
REGARDING:	MITIGATION OF ENVIRONMENTAL IMPACT

22.	AGREEMENT REGARDING CONDITIONS TO BUILDING PERMIT AND THE TERMS AND CONDITIONS THEREOF:

RECORDED:	FEBRUARY 23, 2000
RECORDING NO.:	20000223001426

23.	RIGHT TO MAKE NECESSARY SLOPES FOR CUTS OR FILLS UPON THE LAND HEREIN DESCRIBED AS GRANTED TO KING COUNTY BY DEED RECORDED UNDER RECORDING NO. 5171895.

24.	RIGHT TO MAKE NECESSARY SLOPES FOR CUTS OR FILLS UPON THE LAND HEREIN DESCRIBED AS GRANTED TO KING COUNTY BY DEED RECORDED UNDER RECORDING NO. 5171896.

25.	RIGHT TO MAKE NECESSARY SLOPES FOR CUTS OR FILLS UPON THE LAND HEREIN DESCRIBED AS GRANTED TO KING COUNTY BY DEED RECORDED UNDER RECORDING NO. 5252998.

26.	INTENTIONALLY DELETED

27.
GENERAL PROPERTY TAXES AND SERVICE CHARGES, AS FOLLOWS, TOGETHER WITH INTEREST, PENALTY AND STATUTORY FORECLOSURE COSTS, IF ANY, AFTER DELINQUENCY:(1ST HALF DELINQUENT ON MAY 1; 2ND HALF DELINQUENT ON NOVEMBER 1)

TAX ACCOUNT NO.:		880300 0010
YEAR	BILLED	PAID	BALANCE
2012	$174,485.55	$87,242.78	$87,242.77
TOTAL AMOUNT DUE, NOT INCLUDING INTEREST AND PENALTY: $87,242.77.

LEVY CODE:	0330
ASSESSED VALUE LAND:	$18,854,000.00
ASSESSED VALUE IMPROVEMENTS:	$1,000.00

AFFECTS:	LOT 1

27C101BII (6/06)	9	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

File No.: 14606781-410-MP2

SCHEDULE B – SECTION II
(Continued)

28.
GENERAL PROPERTY TAXES AND SERVICE CHARGES, AS FOLLOWS, TOGETHER WITH INTEREST, PENALTY AND STATUTORY FORECLOSURE COSTS, IF ANY, AFTER DELINQUENCY:
(1ST HALF DELINQUENT ON MAY 1; 2ND HALF DELINQUENT ON NOVEMBER 1)

TAX ACCOUNT NO.:		880300 0020
YEAR	BILLED	PAID	BALANCE
2012	$5,843.42	$2,921.71	$2,921.71
TOTAL AMOUNT DUE, NOT INCLUDING INTEREST AND PENALTY: $2,921.71.

LEVY CODE:	0330
ASSESSED VALUE LAND:	$314,000.00
ASSESSED VALUE IMPROVEMENTS:	$0.00

AFFECTS:	LOT 2

29.
GENERAL PROPERTY TAXES AND SERVICE CHARGES, AS FOLLOWS, TOGETHER WITH INTEREST, PENALTY AND STATUTORY FORECLOSURE COSTS, IF ANY, AFTER DELINQUENCY:
(1ST HALF DELINQUENT ON MAY 1; 2ND HALF DELINQUENT ON NOVEMBER 1)

TAX ACCOUNT NO.:		880300 0030
YEAR	BILLED	PAID	BALANCE
2012	$276,834.24	$138,417.12	$138,417.12
TOTAL AMOUNT DUE, NOT INCLUDING INTEREST AND PENALTY: $138,417.12.

LEVY CODE:	0330
ASSESSED VALUE LAND:	$14,899,200.00
ASSESSED VALUE IMPROVEMENTS:	$15,017,200.00

AFFECTS:	LOT 3

27C101BII (6/06)	10	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

File No.: 14606781-410-MP2

SCHEDULE B – SECTION II
(Continued)

30.
GENERAL PROPERTY TAXES AND SERVICE CHARGES, AS FOLLOWS, TOGETHER WITH INTEREST, PENALTY AND STATUTORY FORECLOSURE COSTS, IF ANY, AFTER DELINQUENCY:
(1ST HALF DELINQUENT ON MAY 1; 2ND HALF DELINQUENT ON NOVEMBER 1)

TAX ACCOUNT NO.:		880300 0040
YEAR	BILLED	PAID	BALANCE
2012	$90,529.99	$45,265.00	$45,264.99
TOTAL AMOUNT DUE, NOT INCLUDING INTEREST AND PENALTY: $45,264.99.

LEVY CODE:	0330
ASSESSED VALUE LAND:	$9,781,300.00
ASSESSED VALUE IMPROVEMENTS:	$1,000.00

AFFECTS:	LOT 4

31.
GENERAL PROPERTY TAXES AND SERVICE CHARGES, AS FOLLOWS, TOGETHER WITH INTEREST, PENALTY AND STATUTORY FORECLOSURE COSTS, IF ANY, AFTER DELINQUENCY:
(1ST HALF DELINQUENT ON MAY 1; 2ND HALF DELINQUENT ON NOVEMBER 1)

TAX ACCOUNT NO.:		880300 0050
YEAR	BILLED	PAID	BALANCE
2012	$1,407.14	$1,407.14	$0.00
TOTAL AMOUNT DUE, NOT INCLUDING INTEREST AND PENALTY: $0.00.

LEVY CODE:	0330
ASSESSED VALUE LAND:	$150,700.00
ASSESSED VALUE IMPROVEMENTS:	$0.00

AFFECTS:	LOT 5

27C101BII (6/06)	11	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

File No.: 14606781-410-MP2

SCHEDULE B – SECTION II
(Continued)

32.
GENERAL PROPERTY TAXES AND SERVICE CHARGES, AS FOLLOWS, TOGETHER WITH INTEREST, PENALTY AND STATUTORY FORECLOSURE COSTS, IF ANY, AFTER DELINQUENCY:
(1ST HALF DELINQUENT ON MAY 1; 2ND HALF DELINQUENT ON NOVEMBER 1)

TAX ACCOUNT NO.:		880300 0060
YEAR	BILLED	PAID	BALANCE
2012	$1,525.73	$1,525.73	$0.00
TOTAL AMOUNT DUE, NOT INCLUDING INTEREST AND PENALTY: $0.00.

LEVY CODE:	0330
ASSESSED VALUE LAND:	$163,500.00
ASSESSED VALUE IMPROVEMENTS:	$0.00

AFFECTS:	LOT 6

33.	TERMS AND CONDITIONS OF NOTICE OF CHARGES BY WATER, SEWER, AND/OR STORM AND SURFACE WATER UTILITIES, RECORDED UNDER RECORDING NUMBER 9408091502.

34.	TERMS AND CONDITIONS OF NOTICE OF CHARGES BY WATER, SEWER, AND/OR STORM AND SURFACE WATER UTILITIES, RECORDED UNDER RECORDING NUMBER 9612200938.

35.	THE RIGHTS OF PARTIES IN POSSESSION, AS TENANTS ONLY, UNDER UNRECORDED LEASES AS SHOWN ON THE ATTACHED RENT ROLL, WHICH DO NOT INCLUDE ANY RIGHTS OF ALL OR ANY PORTION OF THE INSURED LAND.

36.	INTENTIONALLY DELETED.

37.	INTENTIONALLY DELETED.

38.	INTENTIONALLY DELETED.

39.	INTENTIONALLY DELETED.

27C101BII (6/06)	12	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

File No.: 14606781-410-MP2

SCHEDULE B – SECTION II
(Continued)

40.	INTENTIONALLY DELETED.

41.	INTENTIONALLY DELETED.

42.	EASEMENT AND THE TERMS AND CONDITIONS THEREOF AS SUCH EASEMENT(S) IS/ARE DEPICTED ON THE ALTA/ASCSM SURVEY PREPARED BY WHPACIFIC AS PROJECT NO. 037899, LAST REVISED _________, 2012:

GRANTEE:	CITY OF BELLEVUE, A MUNICIPAL CORPORATION
PURPOSE:	SIDEWALK AND UTILITIES AND FRANCHISE UTILITY LINES
AREA AFFECTED:	A PORTION OF SAID PREMISES
RECORDED:	MAY 21, 2012
RECORDING NO.:	20120521001293
END OF SCHEDULE B – SECTION II

27C101BII (6/06)	13	ALTA Commitment – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

File No.: 14606781-410-MP2

NOTES

NOTE 1:
THE COMPANY HAS BEEN ASKED TO ISSUE AN OWNER’S POLICY WITHOUT DISCLOSURE OF THE LIABILITY AMOUNT. THIS COMMITMENT SHALL BE EFFECTIVE ONLY WHEN THE AMOUNT OF THE POLICY COMMITTED FOR HAS BEEN INSERTED IN SCHEDULE A HEREOF. THE FORTHCOMING POLICY MUST BE ISSUED IN AN AMOUNT AT LEAST EQUAL TO THE FULL VALUE OF THE ESTATE INSURED IN ACCORDANCE WITH OUR RATING SCHEDULE ON FILE IN THE OFFICE OF THE WASHINGTON STATE INSURANCE COMMISSIONER.

THE COMPANY MAY HAVE FURTHER REQUIREMENTS IF THE UNDISCLOSED AMOUNT TO BE INSURED EXCEEDS THE CURRENT ASSESSED VALUATION.

NOTE 2:	BASED ON INFORMATION PROVIDED TO THE COMPANY, ON THE DATE OF THIS COMMITMENT IT APPEARS THAT THERE IS LOCATED ON THE LAND:
COMMERCIAL/INDUSTRIAL STRUCTURE(S) STRUCTURE(S)
KNOWN AS:
15805 24TH ST NE
BELLEVUE, WA 98008

NOTE 3:
IF YOU WOULD LIKE THE COMPANY TO ACT AS TRUSTEE IN THE PROPOSED DEED OF TRUST, PLEASE NOTE THAT " FIDELITY NATIONAL TITLE OF WASHINGTON, INC." MAY ACT AS TRUSTEE OF A DEED OF TRUST UNDER RCW 61.24.010(1).

NOTE 4:
THE FOLLOWING MAY BE USED AS AN ABBREVIATED LEGAL DESCRIPTION ON THE DOCUMENTS TO BE RECORDED, PER AMENDED RCW 65.04. SAID ABBREVIATED LEGAL DESCRIPTION IS NOT A SUBSTITUTE FOR A COMPLETE LEGAL DESCRIPTION WITHIN THE BODY OF THE DOCUMENT.

LOTS 1-6 UNIGARD INSURANCE COS BSP VOL 198 PGS 28-35

NOTE 5:
IN THE EVENT THAT THE COMMITMENT JACKET IS NOT ATTACHED HERETO, ALL OF THE TERMS, CONDITIONS AND PROVISIONS CONTAINED IN SAID JACKET ARE INCORPORATED HEREIN. THE COMMITMENT JACKET IS AVAILABLE FOR INSPECTION AT ANY COMPANY OFFICE.

27C101 Notes (6/06)	14	ALTA Commitments – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

File No.: 14606781-410-MP2

NOTES
(Continued)

NOTE 6:
THE POLICY(S) OF INSURANCE MAY CONTAIN A CLAUSE PERMITTING ARBITRATION OF CLAIMS AT THE REQUEST OF EITHER THE INSURED OR THE COMPANY. UPON REQUEST, THE COMPANY WILL PROVIDE A COPY OF THIS CLAUSE AND THE ACCOMPANYING ARBITRATION RULES PRIOR TO THE CLOSING OF THE TRANSACTION.

NOTE 7:	PRIOR TO CLOSING PLEASE CONTACT YOUR TITLE OFFICER FOR CURRENT COURIER AND/OR ACCOMMODATION FEES WHICH MAY BE CHARGED FOR RECORDING RUNS.
END OF NOTES

27C101 Notes (6/06)	15	ALTA Commitments – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

CONDITIONS

1.	The term mortgage, when used herein, shall include deed of trust, trust deed, or other security instrument.

2.
If the proposed Insured has or acquired actual knowledge of any defect, lien, encumbrance, adverse claim or other matter affecting the estate or interest or mortgage thereon covered by this Commitment other than those shown in Schedule B hereof, and shall fail to disclose such knowledge to the Company in writing, the Company shall be relieved from liability for any loss or damage resulting from any act of reliance hereon to the extent the Company is prejudiced by failure to so disclose such knowledge. If the proposed Insured shall disclose such knowledge to the Company, or if the Company otherwise acquires actual knowledge of any such defect, lien, encumbrance, adverse claim or other matter, the Company at its option may amend Schedule B of this Commitment accordingly, but such amendment shall not relieve the Company from liability previously incurred pursuant to paragraph 3 of these Conditions.

3.
Liability of the Company under this Commitment shall be only to the named proposed Insured and such parties included under the definition of Insured in the form of policy or policies committed for and only for actual loss incurred in reliance hereon in undertaking in good faith (a) to comply with the requirements hereof, or (b) to eliminate exceptions shown in Schedule B, or (c) to acquire or create the estate or interest or mortgage thereon covered by this Commitment. In no event shall such liability exceed the amount stated in Schedule A for the policy or policies committed for and such liability is subject to the insuring provisions and Conditions and the Exclusions from Coverage of the form of policy or policies committed for in favor of the proposed Insured which are hereby incorporated by reference and are made a part of this Commitment except as expressly modified herein.

4.
This Commitment is a contract to issue one or more title insurance policies and is not an abstract of title or a report of the condition of title. Any action or actions or rights of action that the proposed Insured may have or may bring against the Company arising out of the status of the title to the estate or interest or the status of the mortgage thereon covered by this Commitment must be based on and are subject to the provisions of this Commitment.

5.
The policy to be issued contains an arbitration clause. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured as the exclusive remedy of the parties. You may review a copy of the arbitration rules at <http://www.alta.org/>.

27C101 (6/06)	16	ALTA Commitments – 2006
Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Order No. 14606781-410-MP2	Policy No. WA-FBCM-IMP-27306-1-12-14606781

Order No.: 14606781
Effective Date: 5/1/2008
Fidelity National Financial, Inc.
Privacy Statement
Fidelity National Financial, Inc. and its subsidiaries ("FNF") respect the privacy and security of your non-public personal information ("Personal Information") and protecting your Personal Information is one of our top priorities. This Privacy Statement explains FNF’s privacy practices, including how we use the Personal Information we receive from you and from other specified sources, and to whom it may be disclosed. FNF follows the privacy practices described in this Privacy Statement and, depending on the business performed, FNF companies may share information as described herein.
Personal Information Collected
We may collect Personal Information about you from the following sources:

•	Information we receive from you on applications or other forms, such as your name, address, social security number, tax identification number, asset information, and income information;

•
Information we receive from you through our Internet websites, such as your name, address, email address, Internet Protocol address, the website links you used to get to our websites, and your activity while using or reviewing our websites;

•
Information about your transactions with or services performed by us, our affiliates, or others, such as information concerning your policy, premiums, payment history, information about your home or other real property, information from lenders and other third parties involved in such transaction, account balances, and credit card information; and

•	Information we receive from consumer or other reporting agencies and publicly recorded documents.
Disclosure of Personal Information
We may provide your Personal Information (excluding information we receive from consumer or other credit reporting agencies) to various individuals and companies, as permitted by law, without obtaining your prior authorization. Such laws do not allow consumers to restrict these disclosures. Disclosures may include, without limitation, the following:

•
To insurance agents, brokers, representatives, support organizations, or others to provide you with services you have requested, and to enable us to detect or prevent criminal activity, fraud, material misrepresentation, or nondisclosure in connection with an insurance transaction;

•	To third-party contractors or service providers for the purpose of determining your eligibility for an insurance benefit or payment and/or providing you with services you have requested;

•	To an insurance regulatory authority, or a law enforcement or other governmental authority, in a civil action, in connection with a subpoena or a governmental investigation;

•	To companies that perform marketing services on our behalf or to other financial institutions with which we have joint marketing agreements and/or

•
To lenders, lien holders, judgment creditors, or other parties claiming an encumbrance or an interest in title whose claim or interest must be determined, settled, paid or released prior to a title or escrow closing.

Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Order No. 14606781-410-MP2	Policy No. WA-FBCM-IMP-27306-1-12-14606781

We may also disclose your Personal Information to others when we believe, in good faith, that such disclosure is reasonably necessary to comply with the law or to protect the safety of our customers, employees, or property and/or to comply with a judicial proceeding, court order or legal process.
Fidelity National Financial Inc. – Privacy Statement – Page 1 of 2

Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Order No. 14606781-410-MP2	Policy No. WA-FBCM-IMP-27306-1-12-14606781

Order No.: 14606781
Effective Date: 5/1/2008
Disclosure to Affiliated Companies – We are permitted by law to share your name, address and facts about your transaction with other FNF companies, such as insurance companies, agents, and other real estate service providers to provide you with services you have requested, for marketing or product development research, or to market products or services to you. We do not, however, disclose information we collect from consumer or credit reporting agencies with our affiliates or others without your consent, in conformity with applicable law, unless such disclosure is otherwise permitted by law.
Disclosure to Nonaffiliated Third Parties – We do not disclose Personal Information about our customers or former customers to nonaffiliated third parties, except as outlined herein or as otherwise permitted by law.
Confidentiality and Security of Personal Information
We restrict access to Personal Information about you to those employees who need to know that information to provide products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard Personal Information.
Access to Personal Information/
Requests for Correction, Amendment, or Deletion of Personal Information
As required by applicable law, we will afford you the right to access your Personal Information, under certain circumstances to find out to whom your Personal Information has been disclosed, and request correction or deletion of your Personal Information. However, FNF’s current policy is to maintain customers’ Personal Information for no less than your state’s required record retention requirements for the purpose of handling future coverage claims.
For your protection, all requests made under this section must be in writing and must include your notarized signature to establish your identity. Where permitted by law, we may charge a reasonable fee to cover the costs incurred in responding to such requests. Please send requests to:
Chief Privacy Officer
Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Changes to this Privacy Statement
This Privacy Statement may be amended from time to time consistent with applicable privacy laws. When we amend this Privacy Statement, we will post a notice of such changes on our website. The effective date of this Privacy Statement, as stated above, indicates the last time this Privacy Statement was revised or materially changed.

Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Order No. 14606781-410-MP2	Policy No. WA-FBCM-IMP-27306-1-12-14606781

Fidelity National Financial, Inc.. – Privacy Statement – Page 2 of 2

Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Order No. 14606781-410-MP2	Policy No. WA-FBCM-IMP-27306-1-12-14606781

ENDORSEMENT
Attached to Policy No. WA-FBCM-IMP-27306-1-12-14606781
Issued By
Commonwealth Land Title Insurance Company
The Company insures against loss or damage sustained by the Insured by reason of:

1.	The existence, at Date of Policy, of any of the following unless expressly excepted in Schedule B:

a.
Present violations on the Land of any enforceable covenants, conditions, or restrictions, or any existing improvements on the Land that violate any building setback lines shown on a plat of subdivision recorded or filed in the Public Records.

b.
Any instrument referred to in Schedule B as containing covenants, conditions, or restrictions on the Land that, in addition, (i) establishes an easement on the Land; (ii) provides for an option to purchase, a right of first refusal, or the prior approval of a future purchaser or occupant; or (iii) provides a right of reentry, possibility of reverter, or right of forfeiture because of violations on the Land of any enforceable covenants, conditions, or restrictions.

c.	Any encroachment of existing improvements located on the Land onto adjoining land, or any encroachment onto the Land of existing improvements located on adjoining land.

d.	Any encroachment of existing improvements located on the Land onto that portion of the Land subject to any easement excepted in Schedule B.

e.	Any notices of violation of covenants, conditions, or restrictions relating to environmental protection recorded or filed in the Public Records.

2.	Damage to existing buildings

a.
That are located on or encroach upon that portion of the Land subject to any easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved;

b.
Resulting from the future exercise of any right existing at Date of Policy to use the surface of the Land for the extraction or development of minerals excepted from the description of the Land or excepted in Schedule B.

3.	Any final court order or judgment requiring the removal from any land adjoining the Land of any encroachment, other than fences, landscaping, or driveways, excepted in Schedule B.

4.
Any final court order or judgment denying the right to maintain any existing building on the Land because of any violation of covenants, conditions, or restrictions, or building setback lines shown on a plat of subdivision recorded or filed in the Public Records.

Wherever in this endorsement the words "covenants, conditions, or restrictions" appear, they shall not be deemed to refer to or include the terms, covenants, conditions, or limitations contained in an instrument creating a lease.

Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Order No. 14606781-410-MP2	Policy No. WA-FBCM-IMP-27306-1-12-14606781

As used in paragraphs 1.a. and 4, the words “covenants, conditions, or restrictions” do not include any covenants, conditions, or restrictions (a) relating to obligations of any type to perform maintenance, repair, or remediation on the Land, or (b) pertaining to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances, except to the extent that a notice of a violation or alleged violation affecting the Land has been recorded or filed in the Public Records at Date of Policy and is not excepted in Schedule B.
This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.
Dated:
Commonwealth Land Title Insurance Company

Authorized Signature	Authorized Signature
ALTA Endorsement Form 9.2-06 Restrictions, Encroachments, Minerals–Improved Land; Owners (6/17/06)
27E105 (6/06)
14606781-B3DA95D1-B964-11E1-93BF-0019B9F5F5E6

Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Order No. 14606781-410-MP2	Policy No. WA-FBCM-IMP-27306-1-12-14606781

ENDORSEMENT
Attached to Policy No. WA-FBCM-IMP-27306-1-12-14606781
Issued By
Commonwealth Land Title Insurance Company
The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the Land does not abut and have both actual vehicular and pedestrian access to and from NE 24th Street, Northrop Way, and 156th Ave. NE (the “Street”), (ii) the Street is not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that portion of the Street abutting the Land.
This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements to it.
Dated:
Commonwealth Land Title Insurance Company

Authorized Signature	Authorized Signature
ALTA Endorsement Form 17-06 Access and Entry (6/17/06)
27E125 (6/06)
14606781-B3DA95D1-B964-11E1-93BF-0019B9F5F5E6

Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Order No. 14606781-410-MP2	Policy No. WA-FBCM-IMP-27306-1-12-14606781

ENDORSEMENT
Attached to Policy No. WA-FBCM-IMP-27306-1-12-14606781
Issued By
Commonwealth Land Title Insurance Company
The Company insures against loss or damage sustained by the Insured by reason of the failure of (i) Office Buildings known as 15805 NE 24th St, Bellevue WA 98008, to be located on the Land at Date of Policy.
This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.
Dated:
Commonwealth Land Title Insurance Company

Authorized Signature	Authorized Signature
ALTA Endorsement Form 22-06 Location (6/17/06)
27E147 (6/06)
14606781-B3DA95D1-B964-11E1-93BF-0019B9F5F5E6

Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Order No. 14606781-410-MP2	Policy No. WA-FBCM-IMP-27306-1-12-14606781

ENDORSEMENT
Attached to Policy No. WA-FBCM-IMP-27306-1-12-14606781
Issued by
Commonwealth Land Title Insurance Company
The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land as described in Schedule A to be the same as that identified on the survey made by WH Pacific dated _______, and last revised _______, and designated Job No. 037899.
This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.
Dated:
Commonwealth Land Title Insurance Company

Authorized Signature	Authorized Signature
27E495
ALTA Endorsement Form 25-06 Same As Survey (10-16-08)
14606781-B3DA95D1-B964-11E1-93BF-0019B9F5F5E6

Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Order No. 14606781-410-MP2	Policy No. WA-FBCM-IMP-27306-1-12-14606781

ENDORSEMENT
Attached to Policy No. WA-FBCM-IMP-27306-1-12-14606781
Issued By
Commonwealth Land Title Insurance Company
The Company insures against loss or damage sustained by the Insured by reason of:

1.	the failure of Lots 1 through 6 to be contiguous along the common boundary lines; or

2.	the presence of any gaps, strips, or gores separating any of the contiguous boundary lines described above.
This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.
Dated:
Fidelity National Title Insurance Company

Authorized Signature	Authorized Signature
ALTA Endorsement Form 19-06 Contiguity – Multiple Parcels (6/17/06)
27E129 (6/06)
14606781-B3DA95D1-B964-11E1-93BF-0019B9F5F5E6

Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Order No. 14606781-410-MP2	Policy No. WA-FBCM-IMP-27306-1-12-14606781

ENDORSEMENT
Attached to Policy No. WA-FBCM-IMP-27306-1-12-14606781
Issued By
Commonwealth Land Title Insurance Company
The Company insures against loss or damage sustained by the Insured by reason of:

1.	those portions of the Land identified below not being assessed for real estate taxes under the listed tax identification numbers or those tax identification numbers including any additional land:

Parcel:	Tax Identification Numbers:
Lot 1	880300 0010
Lot 2	880300 0020
Lot 3	880300 0030
Lot 4	880300 0040
Lot 5	880300 0050
Lot 6	880300 0060

2.
the easements, if any, described in Schedule A being cut off or disturbed by the nonpayment of real estate taxes, Assessments or other charges imposed on the servient estate by a governmental authority.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements to it.
Dated:
Commonwealth Land Title Insurance Company

Authorized Signature	Authorized Signature
ALTA Endorsement Form 18.1-06
Multiple Tax Parcel (6/17/06)
14606781-B3DA95D1-B964-11E1-93BF-0019B9F5F5E6

Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Order No. 14606781-410-MP2	Policy No. WA-FBCM-IMP-27306-1-12-14606781

ENDORSEMENT
Attached to Policy No. WA-FBCM-IMP-27306-1-12-14606781
Issued by
Commonwealth Land Title Insurance Company
The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land to constitute a lawfully created parcel according to the subdivision statutes and local subdivision ordinances applicable to the Land.
This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.
Dated:
Commonwealth Land Title Insurance Company

Authorized Signature	Authorized Signature
27E496
ALTA Endorsement Form 26-06 Subdivision (10-16-08)
14606781-B3DA95D1-B964-11E1-93BF-0019B9F5F5E6

Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Order No. 14606781-410-MP2	Policy No. WA-FBCM-IMP-27306-1-12-14606781

ENDORSEMENT
Attached to Policy No. WA-FBCM-IMP-27306-1-12-14606781
Issued by
Commonwealth Land Title Insurance Company

1.	The Company insures against loss or damage sustained by the Insured in the event that, at Date of Policy,

a.	according to applicable zoning ordinances and amendments, the Land is not classified Zone O;

b.	the following use or uses are not allowed under that classification:
Office Buildings

c.
There shall be no liability under this paragraph 1.b. if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments, including but not limited to the failure to secure necessary consents or authorizations as a prerequisite to the use or uses. This paragraph 1.c. does not modify or limit the coverage provided in Covered Risk 5.

2.
The Company further insures against loss or damage sustained by the Insured by reason of a final decree of a court of competent jurisdiction either prohibiting the use of the Land, with any existing structure, as specified in paragraph 1.b.; or requiring the removal or alteration of the structure, because, at Date of Policy, the zoning ordinances and amendments have been violated with respect to any of the following matters:

a.	Area, width, or depth of the Land as a building site for the structure

b.	Floor space area of the structure

c.	Setback of the structure from the property lines of the Land

d.	Height of the structure, or

e.	Number of parking spaces.

3.	There shall be no liability under this endorsement based on:

a.	the invalidity of the zoning ordinances and amendments until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses;

b.	the refusal of any person to purchase, lease or lend money on the Title covered by this policy.

Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Order No. 14606781-410-MP2	Policy No. WA-FBCM-IMP-27306-1-12-14606781

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.
Dated:
Commonwealth Land Title Insurance Company

Authorized Signature	Authorized Signature
27E604
ALTA 3.1-06 Zoning – Completed Structure (10-22-09)
14606781-B3DA95D1-B964-11E1-93BF-0019B9F5F5E6

Copyright American Land Title Association. All rights reserved.  The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

ENDORSEMENT
Attached to Policy No. WA-FBCM-IMP-27306-1-12-14606781
Issued by
Commonwealth Land Title Insurance Company
The Company insures against loss or damage sustained by the Insured if the exercise of the granted or reserved rights to use or maintain the easement(s) referred to in Exception(s) 1, 3, 4, 5, 6, 7, 9, 11, 12, 13, 14, 17, 18, 23, 24, 25 and 42 of Schedule B results in:

(1)	damage to an existing building located on the Land, or

(2)	enforced removal or alteration of an existing building located on the Land,
This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.
Dated:
Commonealth Land Title Insurance Company

Authorized Signature	Authorized Signature
27E608
ALTA 28-06 Easement – Damage or Enforced Removal (02-03-10)
14606781-B3DA95D1-B964-11E1-93BF-0019B9F5F5E6

QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale

SCHEDULE 1
DISCLOSURES
[None]

QBE Corporate Campus, Bellevue, WA Agreement of Purchase and Sale
-1-